Exhibit 99.1

MARATHON PETROLEUM THRIFT PLAN

As Amended and Restated Effective August 1, 2020

i

ii

ARTICLE I. PREAMBLE; PURPOSE
The Marathon Petroleum Thrift Plan (the “Plan”) was originally adopted by Marathon Petroleum Company LP effective July 1, 2011. The Plan was most recently amended and restated, effective as of January 1, 2016. Subsequent to that amendment and restatement, the Plan was amended from time to time.
Effective as of January 1, 2016,the Speedway Retirement Savings Plan was merged into the Plan. As part of and following the plan merger, the provisions of the Speedway Retirement Savings Plan, although a part of the Plan, were maintained in a separate “sub-plan” document (the “Speedway Retirement Savings Sub-Plan Document” or “RSSP”), and pursuant to same, the rights and benefits of the participants and beneficiaries under the merged Speedway Retirement Savings Plan as in effect immediately prior to the merger continued to be governed by the provisions of the RSSP, as such document was amended from time to time. Likewise, the rights and benefits of the participants and beneficiaries under the Plan outside of the RSSP, continued to be governed by the provisions of the Marathon Petroleum Thrift Plan portion of the Plan document, as such document was amended from time to time.
Effective as of March 28, 2016, the MarkWest Hydrocarbon Inc. 401(k) Savings and Profit Sharing Plan (the “MarkWest Plan”) was merged into the Plan, and the participants in and beneficiaries of the MarkWest Plan became subject to the provisions of the Plan, but not as to any part of the RSSP.
Effective as of August 8, 2016, the Savings and Profit Sharing Plan of WilcoHess LLC (the “WilcoHess Plan”) was merged into the Plan. Pursuant to such merger, certain of the participants in and beneficiaries of the WilcoHess Plan became subject to the provisions of the Plan, but not any part of the RSSP, and the remaining participants in and beneficiaries of the WilcoHess Plan became subject to the provisions of the RSSP.
Effective as of April 30, 2019, the Andeavor 401(k) Plan (the “Andeavor Plan”) was merged into the Plan and the participants in and beneficiaries of the Andeavor Plan became subject to the provisions of the Plan, but not as to any part of the RSSP.
Effective as of April 30, 2019, the Andeavor Retail 401(k) Plan (the “Andeavor Retail Plan”) was merged into the Plan’s RSSP component and the participants in and beneficiaries of the Andeavor Retail Plan became subject to the provisions of the RSSP, but not as to any other part of the Plan.
This document amends and restates the entire Plan, effective as of August 1, 2020. Pursuant to this amendment and restatement, the RSSP portion of the Plan is now designated as the “Speedway Component.” This amendment and restatement also:

(i)	incorporates the amendments made subsequent to the Plan’s (including the Speedway Component’s) January 1, 2016 amendment and restatement;

(ii)
reorganizes the Plan’s structure, so as to use a single plan document that (A) provides in the main body of the plan document provisions that are generally applicable to employees, participants, beneficiaries and alternate payees who are not subject to the Speedway Component’s provisions, and (B) provides in a separate “Speedway Component Appendix” to the plan document provisions applicable to the employees, participants, beneficiaries and alternate payees subject to the Speedway Component’s provisions; and

(iii)	otherwise updates the Plan.
The Plan provisions that generally apply to the Plan other than the Speedway Component and, to the extent provided herein and not otherwise set forth in the Plan’s Speedway Component, the Plan’s overall administration are set forth in this primary document, which is the “Primary Plan.” Where the term “Plan” is used in the Primary Plan, it shall refer only to the such portion of the plan, unless the context or terms indicate or provide otherwise. Also, where the term “Plan” is used in the Speedway Component, it shall refer only to the Speedway Component, unless the context or terms indicate or provide otherwise.
Where the Speedway Component incorporates provisions of the Primary Plan (or where such incorporation is required by the context), relevant terms in the Speedway Component shall be as defined in the Primary Plan – for example, “member” and derivations thereof in the Primary Plan shall include and mean “Participant” as used in the Speedway Component, etc.
Except as otherwise provided in the Plan, employees who terminated their employment before the effective date of this amendment and restatement shall, unless otherwise specified in this document, be subject to the terms of the Plan as in effect on the date of their termination of employment.
The purpose of the Plan is to assist employees in maintaining a steady program of savings, in supplementing their retirement income and in meeting their financial emergencies.
ARTICLE II. ELIGIBILITY

2.01	Any employee of Marathon Petroleum Company LP (the “Company”) or a Participating Employer is eligible to become a member of the Plan, except:

A.
any employee covered by a collective bargaining agreement with a Participating Employer that does not expressly provide for the employee’s participation in the Plan, provided that retirement benefits were the subject of good faith negotiation between the applicable Participating Employer and the employee’s collective bargaining representatives;

B.
any employee compensated through a leasing entity, whether or not the leased employee falls within the definition of “leased employee” as defined in Section 414(n) of the Internal Revenue Code of 1986 (the “Code”);

C.
any individual who has signed an agreement, or has otherwise agreed to provide services to a Participating Employer as an independent contractor, regardless of the tax or other legal consequences of such an arrangement; and

D.	any employee of Speedway LLC or Speedway Prepaid Card LLC who is:

1.	regularly classified as salary grade 11 or below, or

2.	regularly classified as salary grade 12 or above, provided such classification became effective after December 31, 2018, as a new hire, rehire, transferee or the employee receiving a promotion.

Prior to January 1, 2014, an employee was also required to be at least age 21 and to have completed one year of vesting service in order to become a member. That requirement was eliminated effective as of January 1, 2014. Beginning on January 1, 2014, student workers were not eligible to become a member of the Plan; that restriction was eliminated effective as of January 1, 2016. For purposes of this Plan, the term “member,” unless otherwise described, shall mean Active Members, Members with Account(s) in Suspense, Retired Members, and Non-employee Members, all as defined in Article IV.

2.02	For purposes of the Plan, the following terms have the meanings set forth below:

A.
“Andeavor-Acquired Employees” means active employees of Andeavor and its subsidiaries as of 11:59 P.M., September 30, 2018 (including employees of Andeavor and its subsidiaries who were on a leave of absence as of 11:59 P.M., September 30, 2018) and who on October 1, 2018, or soon thereafter, as a direct result of the closing of Marathon Petroleum Corporation’s acquisition of Andeavor, became employees of the Company’s Controlled Group and remain in such employee status as of 12:01 A.M., January 1, 2019.

In addition, former employees of Andeavor and its subsidiaries who as a result of being transferred, newly hired or rehired by Andeavor and its subsidiaries and who subsequently became employees of the Company’s Controlled Group are also considered Andeavor-Acquired Employees, provided, that their transfer, hire or rehire dates were during the period from October 1, 2018, through the end of the day on December 31, 2018, and, provided, further, that they remain in such employee status as of 12:01 A.M., January 1, 2019.

B.
“Controlled Group” means any entity or organization required to be aggregated with the Company pursuant to Code Section 414(b), (c), (m), (n), or (o). Within this Plan document, the term “Controlled Group” refers to the Controlled Group to which the Company belongs, as in effect from time to time.

C.
“Service Year” means a twelve month period beginning on the date an employee first performs an Hour of Service and ending on the anniversary of that date. Following an employee’s first employment year, Service Year will be calculated based on the Plan Year. The first Plan Year measured is the Plan Year that begins coincident with or next following the date the employee first performs an Hour of Service.

D.
“Participating Employer” means Marathon Petroleum Corporation (“Corporation”); Marathon Petroleum Company LP; Marathon Petroleum Service Company; Marathon Pipe Line LLC; Marathon Petroleum Logistics Services LLC; MW Logistics Services LLC; Marathon Refining Logistics Services LLC; Treasure Card Company LLC; Speedway LLC, Speedway Prepaid Card LLC.

E.
“Hours of Service” means the hours for which an employee is directly or indirectly paid, or entitled to payment, by an employer in the Controlled Group for performing duties during the applicable Service Year and for reasons other than performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the employer, such hours to be credited and calculated in accordance with Department of Labor Regs. Section

2530.200b-2. In the event a member performed services for an employer formerly in the Controlled Group, Appendix A provides additional provisions with respect to the Plan’s service crediting rules. Notwithstanding any provision of this Plan to the contrary, service credit with respect to qualified military service (as defined in Article XVI) will be provided in accordance with Code Section 414(u).
ARTICLE III. JOINING THE PLAN
Participation in the Plan is entirely voluntary and any employee who has satisfied the eligibility requirements of Article II is eligible to participate in the Plan. An eligible employee may commence participation by completing and properly submitting a valid pay reduction agreement by which the member elects to make Pre-Tax Contributions, After-Tax Contributions, or Roth Deferral Contributions, or by electing to make a Rollover Contribution in accordance with Section 5.02D. The member’s initial deferral election and any subsequent elections shall be effective as of the first day of the first payroll period for which it is administratively practicable to implement that election after the date it is received by the Plan Administrator or its delegate.
ARTICLE IV. CLASSES OF MEMBERSHIP
The manner in which a member is permitted to direct their account(s) depends on the class of membership to which the member belongs. These classes of membership are:

A.
Active Member. An eligible employee of a Participating Employer is an Active Member for any period during which the employee is receiving Compensation and has elected to make contributions to the Plan in accordance with Article III.

B.
Member with Account(s) in Suspense. A member who (i) transfers at the request of his or her Participating Employer to a non-Participating Employer within the Controlled Group (including a member who is reclassified into a position with a Participating Employer that is excluded from participation in this Plan), or (ii) is an eligible employee of a Participating Employer and has voluntarily or involuntarily (for example, a member on approved leave who is not receiving Compensation) had member contributions suspended or had contributions suspended pursuant to Sections 13.01 or 13.05, will have their account(s) held in suspense. A Deferred Member who is subsequently rehired by a non-Participating Employer in the Controlled Group will be considered a Member with Account(s) in Suspense. A member who transferred at the request of his or her Participating Employer to a non-Participating Employer who is required to be aggregated with Marathon Oil Corporation pursuant to Code Section 414(b), (c), (m), (n), or (o) (the “MOC controlled group”) before July 1, 2011 and whose balance under the Marathon Oil Company Thrift Plan was transferred to the Plan in connection with the spin-off of the Corporation from Marathon Oil Corporation (“MOC”) is also a Member with Account(s) in Suspense.

The definition of Member with Account(s) in Suspense includes an employee who was an Active Member but whose status is changed from a common law employee to a leased employee (as defined in Code Section 414(n)(2)) of a Participating Employer and/or a member of the Controlled Group.
The definition of Member with Account(s) in Suspense also includes all Scurlock Permian employees who on the closing date of the sale of Scurlock Permian (May 18, 1999) continue in employment with Scurlock Permian, the purchasing company or any affiliated company.

C.
Retired Member. On and after January 1, 2016, any member who terminates employment from a member of the Controlled Group either (i) on or after attaining age 50, with ten years of vesting service (as determined under Article XI), or (ii) on or after attaining age 65, is a Retired Member for purposes of this Plan until the entire balance of the member’s Account(s) is distributed. A member who retired (and was considered a retired member under the terms of the Marathon Oil Company Thrift Plan) prior to July 1, 2011 from a member of the MOC controlled group and whose balance under the Marathon Oil Company Thrift Plan was transferred to the Plan in connection with the spin-off of the Corporation from MOC is also a Retired Member. A member who terminated employment from a member of the Controlled Group prior to January 1, 2016 and on or after attaining age 50, with three years of vesting service (as determined under Article XI), is a Retired Member for purposes of this Plan until the entire balance of the member’s Account(s) is distributed. A Retired Member with a vested Plan balance of $5,000 or less may maintain an open Thrift account(s) until no later than 60 days after their retirement date.

D.	Non-employee Member. Non-employee Members include the following membership types:

1.
Deferred Member. A Deferred Member is any member who terminates employment with all members of the Controlled Group, does not qualify as a Retired Member, and continues to maintain an open account. Deferred Members who have a vested Plan balance of $5,000 or less may maintain open accounts until no later than 60 days after their date of termination of employment. All other Deferred Members may maintain open accounts until no later than the April 1 immediately following the calendar year in which such members attain age 70½.

Notwithstanding anything to the contrary in the Plan, a MarkWest Employee (as defined in Appendix F) who terminated employment with MarkWest Hydrocarbon, Inc., (or a predecessor employer) prior to December 4, 2015, shall be a Deferred Member; provided however, that if such MarkWest Employee becomes employed by a member of the Controlled Group on or after December 4, 2015, his or her membership status shall be determined by the terms of the Plan.
Notwithstanding anything to the contrary in the Plan, an Andeavor Employee (as defined in Appendix G) who terminated employment with Andeavor LLC (or an affiliate or predecessor thereof that was a participating employer in the Andeavor 401(k) Plan) prior to May 1, 2019, shall be a Deferred Member; provided, however, that if such Andeavor

Employee becomes employed by a member of the Controlled Group after April 30, 2019, his or her membership status shall be determined by the terms of this Plan

2.
Spouse Beneficiary Member. Spouse Beneficiary Member is a beneficiary who was the spouse of an Active Member, Retired Member, or a Member with Account(s) in Suspense at the time of such member’s death. A Spouse Beneficiary Member who has a Plan balance of $5,000 or less may defer final settlement of their Thrift Account(s) until no later than 60 days after the close of the Plan Year during which they became a Spouse Beneficiary Member. All other Spouse Beneficiary Members may maintain open accounts for their lifetime, subject to the minimum distribution requirements of Code Section 401(a)(9).

3.
Beneficiary Member. Beneficiaries, including beneficiaries of Spouse Beneficiary Members (designated by the member or provided under the terms of this Plan), who have a Plan balance of $5,000 or less may defer final settlement of their account(s) until no later than 60 days after the close of the Plan Year during which they become a Beneficiary Member. All other Beneficiary Members may maintain open accounts until no later than the fifth anniversary of the date of the member’s death, subject to the minimum distribution requirements of Code Section 401(a)(9).

4.
Alternate Payee Member. An Alternate Payee Member is an individual who becomes a member as the result of a Qualified Domestic Relations Order. Effective January 9, 2012, if a withdrawal of the Alternate Payee Member’s account balance has not been made earlier, then Alternate Payee Members will receive an automatic distribution of the account balance from the Plan no later than 180 days after the account has been established. An Alternate Payee Member with a Plan balance of $5,000 or less may maintain an open account(s) until no later than 60 days after becoming such a member or as soon as administratively feasible thereafter when a distribution may be processed.

ARTICLE V. MEMBER CONTRIBUTIONS

5.01
General. A member may elect to change the rate of their contributions or to voluntarily suspend or resume their contributions at any time with each change becoming effective as soon as administratively practicable after the member has validly filed a pay reduction agreement with the Plan Administrator.

5.02	Types of Contributions. Members may make the following types of contributions to the Plan:

A.
Pre-Tax Contributions. Each Active Member may elect to make Pre-Tax Contributions from 1% to 75% (in whole percentages only) of Compensation. This election may be changed at any time, including automatically through a member’s election to participate in the Automatic Increase Program as specified in Section 5.04. Notwithstanding the foregoing, the maximum combined contribution percentage under Sections 5.02A., 5.02B., 5.02C., and 5.05 is 75%.

B.
After-Tax Contributions. Each Active Member may elect to make After-Tax Contributions from 1% to 75% (in whole percentages only) of Compensation; provided, however, that an Active Member who is a highly compensated employee (as defined in Section 5.03C.) may only elect to make After-Tax Contributions from 1% to 2% (in whole percentages only) of Compensation. This election may be changed at any time, including automatically through a member’s election to participate in the Automatic Increase Program as specified in Section 5.04. Notwithstanding the foregoing, the maximum combined contribution percentage under Sections 5.02A., 5.02B., 5.02C., and 5.05 is 75%.

C.
Roth Deferral Contributions. Each Active Member may elect to make Roth Deferral Contribution from 1% to 75% (in whole percentages only) of Compensation. This election may be changed at any time, including automatically through a member’s election to participate in the Automatic Increase Program as specified in Section 5.04. Notwithstanding the foregoing, the maximum combined contribution percentage under Sections 5.02A., 5.02B., 5.02C., and 5.05 is 75%. See Appendix E for more details regarding the terms and conditions that apply to Roth Deferral Contributions.

D.
Rollover Contributions or Direct Plan Transfer Contributions. Active Members, Members with Account(s) in Suspense, and Retired Members may make Rollover Contributions or Direct Plan Transfer Contributions of qualified distributions from any tax-qualified plan or any IRA holding amounts described in Code Section 408(d)(3)(A)(ii). However, Roth Rollover Contributions will only be accepted from another tax-qualified plan described in Code Section 401(a). The Plan will not accept Rollover Contributions or Direct-Plan Transfer Contributions from a Code Section 403(a) plan or a Roth IRA. For purposes of this Section 5.02D., “tax-qualified plan” shall mean:

•	a qualified plan described in Code Section 401(a) or 403(b), including after-tax employee contributions.

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Deferred Members, and prior Deferred Members, may also make Rollover Contributions (but not Direct Plan Transfer Contributions), from any of the above.
Individuals who are eligible to become Active Members, but have elected not to contribute to the Plan or have previously elected to withdraw their entire account balance are permitted to make Rollover Contributions to the Plan. The Plan may also accept Rollover Contributions from prior Members with Account(s) in Suspense and Retired Members who previously closed their Plan Account(s).
Subject to Plan Administrator approval, Spouse Beneficiary Members have the right to roll over distributions from qualified retirement plans sponsored by any employer whereby the Plan has recognized vesting time for prior service of the deceased member. This right is limited solely to Spouse Beneficiary Members as permitted by applicable laws and regulations.

All such Rollover Contributions or Direct Plan Transfer Contributions must consist of cash, unless the Plan Administrator agrees, in its sole discretion, to accept any property other than cash. The member must submit written certification that the Rollover Contribution qualifies as a Rollover Contribution.
Rollover Contributions must be made by the member within 60 days after the member has received their distribution from the applicable eligible retirement plan.

5.03	Limitations on Member Contributions

A.
In General. Subject to adjustments by the Plan Administrator to comply with the provisions of the Code, an Active Member may make Pre-Tax Contributions, After-Tax Contributions, and Roth Deferral Contributions as specified in Sections 5.02A, 5.02B, and 5.02C, and may also make Catch-Up Contributions as specified in Section 5.05.

Contributions to the Plan will be elected in percentages of Compensation. “Compensation” shall mean all wages, salaries and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered by an eligible employee in the course of employment with the Participating Employer to the extent that the amounts are includible in the eligible employee’s gross income for federal income tax purposes, and, shall only include remuneration items that constitute compensation within the meaning of Code Section 415(c)(3) and Treasury Regulations Section 1.415(c)-2 including, but not limited to:

(i)	geographic pay differentials, comp time, location premiums, commissions and bonuses;

(ii)	Differential Pay (as defined below);

(iii)	the Marathon Petroleum Company LP Success Through People (STP) payouts;

(iv)	sick pay (including short-term disability payments made by a Participating Employer), vacation pay, or holiday pay; and

(v)	except as otherwise provided herein, any other annual incentive compensation programs as may be established by the Company and other Participating Employers from time to time.

The foregoing inclusions are to be interpreted to comply with Treasury Regulations Section 1.415(c)-2(b), as modified by Treasury Regulations Sections 1.415(c)-2(d)(2) and 1.414(s)-1(c)(3). Compensation shall also include amounts that are not includible in the eligible employee’s gross income under a salary reduction agreement by reason of the application of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), or 457(b).
Where an eligible employee terminates employment with the Controlled Group, Compensation shall include regular compensation for services actually performed during regular working hours (including, but not limited to, overtime, commissions, geographic pay differentials, comp time, location premiums and bonus compensation) that is paid after employment termination solely because the applicable pay date occurs after the employee’s employment is terminated, but shall not include, in any circumstance, (i) amounts paid after the later of the end of the Plan Year that includes the employee’s employment termination date or 2½ months after the employment termination date, (ii) remuneration for accrued vacation or other leave paid after the employment termination date; (iii) salary continuation paid after the employment termination date; or (iv) severance pay paid after the employment termination date.
Differential Pay means any payment made by a Participating Employer to an eligible employee with respect to any period during which the eligible employee is performing service in the uniformed services (as defined in USERRA) while on active duty for a period of more than 30 days, the amount of which represents the difference, if any, between the wages the eligible employee would have received from the Participating Employer if the eligible employee were performing service for the Participating Employer and the military pay the eligible employee receives while on active duty performing service in the uniformed services.
Notwithstanding anything to the contrary, Compensation for any eligible employee does not include the following remuneration items:

(i)
amounts includible in an eligible employee’s gross income for federal income tax purposes under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the employee;

(ii)
reimbursements and allowances for expenses, including (but not limited to) relocation expenses, company-paid parking and transportation expenses, certain tax allowances specified as not eligible compensation by the Participating Employer, moving expenses and automobile allowances, whether or not includible in gross income for federal income tax purposes;

(iii)
fringe benefits (cash and noncash), deferred compensation (including, but not limited to, performance share awards), certain employee prizes specified as not eligible compensation by the Participating Employer (including awards such as Marawards), company-paid premiums for group term life insurance (whether or not includible in gross income for federal income tax purposes), and welfare benefits (exclusive of short-term disability benefits paid by a Participating Employer);

(iv)
employer contributions to a deferred compensation plan (whether non-qualified and unfunded or tax-qualified) to the extent that the contributions are not includible in the eligible employee’s gross income for federal income tax purposes for the taxable year in which contributed;

(v)
distributions from a deferred compensation plan (whether non-qualified and unfunded or tax-qualified), whether or not includible in the eligible employee’s gross income for federal income tax purposes;

(vi)
amounts realized from the exercise of a non-qualified stock option or when restricted stock or other property held by the eligible employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

(vii)	amounts realized from the disposition of stock acquired under a qualified stock option;

(viii)	other amounts that receive special tax benefits; and

(ix)	severance payments made to the eligible employee after the employee’s employment termination date.

The foregoing exclusions are to be interpreted to comply with Treasury Regulations Section 1.415(c)-2(c), as modified by Treasury Regulations Sections 1.415(c)-2(d)(2) and 1.414(s)-1(c)(3). The maximum annual Compensation recognized by the Plan for an eligible employee may not exceed the amount set forth under Code Section 401(a)(17), as adjusted from time to time in accordance with the law. Compensation means gross pay during the Plan Year or such other consecutive 12-month period over which gross pay is otherwise determined under the Plan (the “determination period”). Any adjustment in accordance with the law in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year. Additionally, in applying the annual Compensation limit under Code Section 401(a)(17) to a member’s Compensation for purposes of Plan contributions, the member’s Compensation for such purpose shall be determined on the basis of the earliest payments of Compensation during the Plan Year (the calendar year).

B.
Maximum Deferrals. Pre-Tax Contributions and Roth Deferral Contributions, including any contributions to this Plan, or any other qualified plan maintained by an employer in the Controlled Group, that exceed the limit under Code Section 402(g), will not be permitted and, subject to appropriate adjustment for any gains or losses through December 31 of the year of the excess, or the date of return, if earlier, will be returned to the affected member no later than April 15 of the year following the year in which the excess occurred unless they are recharacterized, as described in the following paragraph. Any references in this Plan to the amount of excess Pre-Tax Contributions and Roth Deferral Contributions that are to be reallocated and/or distributed pursuant to this Section 5.03 shall be interpreted to include the appropriate adjustment for gains and losses described above.

Any excess Pre-Tax Contributions and excess Roth Deferral Contributions will not be permitted and will first be transferred to the After-Tax Account, up to the limit, and subject to the eligibility conditions, specified in Section 5.02B. with any remaining balance to be included in the member’s paycheck. Pre-Tax Contributions will be decreased first, followed by Roth Deferral Contributions, which will be decreased to comply with the limits specified in Sections 5.02A. and 5.02C. If it is not possible to transfer such excess to the member’s After-Tax Account or to include such excess in the member’s paycheck, a separate check in the amount of the excess, subject to appropriate adjustment for any gains or losses as described above, will be issued to the affected member as permitted by law.

C.
Limitations on After-Tax Contributions. After-Tax Contributions must satisfy the Actual Contribution Percentage (“ACP”) test of Code Section 401(m), which is incorporated herein by reference. The Plan elects to use the current year testing method for the ACP test.

In the event that the ACP test is not satisfied, any excess After-Tax Contributions (referred to as “ACP test contributions”), and adjustment for any gains or losses attributable to the ACP test contributions for the year in which the excess occurred, shall be distributed no later than the end of the Plan Year following the Plan Year in which the failure occurred. Excess ACP test contribution amounts shall be determined by ranking all highly compensated employees in descending order based on the dollar amount of their ACP test contributions. ACP test contributions of the highly compensated employee with the highest dollar amount of ACP test contributions shall be reduced until the amount is equal to the ACP test contributions of the highly compensated employee with the next highest dollar amount. This procedure is repeated until all excess ACP test contributions are identified and distributed from the Plan.
The term “highly compensated employee” means an employee who (i) was a 5% owner, as that term is defined in Code Section 416(i), either during the current Plan Year or the prior Plan Year, or (ii) had Gross Pay (as defined in Section 7.02 of the Plan) in excess of $125,000 (as increased by cost-of-living adjustment sunder Code Section 414(q)) for the prior Plan Year.

5.04	Automatic Increase Program
Active Members may elect to enroll in a program that will automatically increase their rate of contributions on an annual basis. A member choosing to participate in the program must elect an increase amount, in whole percentages of Compensation only, and a date on which the increase is to be applied each year (for example, increase member contributions by 2% of Compensation each April 1). Subject to the Plan and statutory limits, the increase will be applied to the member’s election for Pre-Tax Contributions and Roth Deferral Contributions to the extent possible and then to the member’s After-Tax election. A member may elect to voluntarily terminate his or her participation in this program at any time. Any election to voluntarily terminate participation in the program shall become effective as soon as administratively practicable after the election has been properly made with the Plan Administrator.

5.05	Catch-Up Contributions
All members who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Catch-Up Contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Code Sections 402(g) and 415.
Eligible members may elect to make Catch-Up Contributions from 1% to 75% (in whole percentages only) of Compensation. Catch-Up Contributions shall be permitted only by eligible members with respect to whom no Pre-Tax Contributions or Roth Deferral Contributions may be made to the Plan for that taxable year by reason of the application of the Section 402(g) limit or any other limitations on Pre-Tax Contributions or Roth Deferral Contributions for that taxable year in accordance with, and subject to the limits of, Code Section 414(v). Members must specify whether their Catch-Up Contributions will be Pre-Tax Catch-Up Contributions or Roth Deferral Catch-Up Contributions. Catch-Up Contributions may not exceed a maximum annual dollar limit pursuant to Code Section 414(v), as adjusted from time to time in accordance with the law. Notwithstanding the foregoing, the maximum combined contribution percentage under Sections 5.02A., 5.02B., 5.02C., and 5.05 is 75%.

5.06	Roth In-Plan Conversion
An Active Member, Member with Account in Suspense, Retired Member, Deferred Member, Spouse Beneficiary Member, or Alternate Payee Member (who is the former spouse of a member) may elect, in accordance with rules prescribed by the Plan Administrator, to roll over (“convert”) to a designated Roth subaccount all or a portion of their Plan account consisting of vested amounts that are distributable and eligible for rollover and vested amounts that are not otherwise distributable, in each case exclusive of any amounts that are currently held in any designated Roth subaccount under the Plan. Any such election will be irrevocable. Conversions will be processed as in-kind transactions. The Plan designated Roth subaccounts used for such conversions will be established by the Plan Administrator and currently are as follows:

A.
Roth In-Plan Conversion Account, which is an unrestricted account for conversions of vested account balances or portions thereof, provided, that such conversion amounts are not from Pre-Tax Account, Pre-Tax Catch-Up Contribution Account, and Safe Harbor Matching Contribution Account sources;

B.
Roth In-Plan Conversion Employee Account, which is a restricted account limited to conversions of vested account balances or portions thereof from Pre-Tax Account and Pre-Tax Catch-Up Contribution Account sources; and

C.	Roth In-Plan Conversion Employer Account, which is a restricted account limited to conversions of vested account balances or portions thereof from the Safe Harbor Matching Contribution Account source.
The designated Roth subaccount will not otherwise accept contributions or rollovers (other than conversion type rollovers as provided for in this Section 5.06).
Outstanding loan balances, and amounts held in the Plan’s BrokerageLink investment option are not eligible for conversion.
Converted amounts attributable to non-distributable amounts will continue to be subject to the same distribution restrictions that applied prior to conversion, and no conversion under this Section 5.06 will eliminate any Code Section 411(d)(6) protected distribution rights attributable to the amount converted.
Amounts converted will be included in gross income of the member to the extent they would be included in gross income as if distributed in the year of conversion.
The provisions of this Section 5.06 with respect to amounts that are not otherwise distributable, as permitted under Code Section 402A(c)(4)(E), are intended to comply in good faith with such Code provision and the guidance applicable to same.
ARTICLE VI. MATCHING CONTRIBUTIONS
The Participating Employers will make Matching Contributions for its members for each Plan Year as provided in this Article VI. Each Participating Employer will, for any given pay period, match the Pre-Tax Contributions, After-Tax Contributions, and Roth Deferral Contributions, of its

Active Members up to a maximum of 6% of Compensation, at the rate of $1.17 per dollar contributed; provided, however, that a Participating Employer will not contribute Matching Contributions on behalf of a member who is covered by a collective bargaining agreement with his or her Participating Employer unless the Participating Employer has entered into a definitive agreement with a member’s union expressly requiring the Participating Employer to contribute matching contributions. The intent is that the Matching Contributions are to be administered on a pay-period-by-pay-period basis such that the Participating Employer will contribute Matching Contributions each pay period based on the member’s Compensation and Pre-Tax Contributions, After-Tax Contributions, and Roth Deferral Contributions for that pay period. The Participating Employer will true-up Matching Contributions at the end of the Plan Year so that the member’s aggregate Matching Contributions for the Plan Year shall equal the amount determined under the Matching Contribution formula (that is, up to 6% of Compensation, at the rate of $1.17 per dollar contributed) using the member’s Compensation and eligible contributions, which would include for this purpose Pre-Tax Contributions, After-Tax Contributions, Roth Deferral Contributions, and Catch-Up Contributions, for the Plan Year. Participating Employers will not match Rollover Contributions or Direct Plan Transfer Contributions.
ARTICLE VII. MAXIMUM CONTRIBUTIONS LIMITATION

7.01	General. The annual addition that may be contributed or allocated to a participant’s Thrift account(s) for any limitation year shall not exceed the lesser of:

(a)	$57,000, as automatically increased as of January 1 of any calendar year to reflect any cost-of-living adjustment or other increase authorized by the Secretary of the Treasury or his delegate, or

(b)	100% of the participant’s Gross Pay, as defined in this Article VII of the Plan.
The limit referred to in (b) shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)), which is otherwise treated as an annual addition.

7.02
For purposes of the limitation in Section 7.01, a member’s Gross Pay shall include the member’s wages, salaries, fees for professional service, and other amounts received for personal services actually rendered in the course of employment with the Participating Employer or any of the members of the Controlled Group (including, but not limited to, geographic pay differentials, comp time, location premiums, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and elective deferrals under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), and 457(b). A member’s Gross Pay shall also include amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent includable in the member’s gross income; nondeductible reimbursed moving expenses; amounts includible in the member’s gross income upon grant of a nonstatutory stock option, or an election under Code Section 83(b); and amounts includible in the member’s gross income as constructively received under the rules of Code Section 409A or 457(f)(1)(A). However, a member’s Gross Pay shall exclude such items as employer contributions to a qualified plan of deferred compensation, income realized from the exercise of a non-qualified stock option, income realized from the disposition of stock acquired under an incentive stock option, and reimbursed deductible moving expenses.

Gross Pay, for the purposes of the foregoing limitation, shall also include: amounts paid or made available after a member’s severance from employment, required to be included under Treasury Regulations Section 1.415(c)-2(e)(3)(i) and 1.415(c)-2(e)(3)(ii); gross pay to a member who does not currently perform services for the Participating Employer by reason of qualified military service (as defined in Article XVI) made in accordance with the Participating Employer’s current policy with regard to such qualified military service, to the extent these payments do not exceed the amount the individual would have received if the individual had continued to perform services for the Participating Employer rather than entering qualified military service, in accordance with Treasury Regulations Section 1.415(c)-2(e)(4); and payments of back pay within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8). This definition of Gross Pay is intended to comply with Treasury Regulations Section 1.415(c)-2.
For purposes of compliance with Code Section 414(u), a member’s Gross Pay shall include differential wage payments (as defined in Code Section 3401(h)(2)) from the Employer.

7.03	Prevention of Excess Annual Additions
Notwithstanding the foregoing, the otherwise permissible annual addition for any member under this Plan may be reduced to the extent necessary, as determined by the Plan Administrator, to prevent disqualification of the Plan under Code Section 415, which imposes limitations on the benefits payable to members who also may be participating in another tax-qualified pension, thrift savings, or employee stock ownership plan maintained by the Company or any of the members of the Controlled Group.
For purposes of this Article VII the term “annual addition” means the sum of:

A.	Employer contributions (including Pre-Tax Contributions),

B.	All employee contributions (but excluding Catch-Up and Rollover Contributions), and

C.	Forfeitures.
ARTICLE VIII. ACCOUNTING AND INVESTMENT OF FUNDS

8.01	Accounts
Contributions to the Plan shall be accounted for with a separate account maintained for each member to which contributions and earnings thereon will be credited so as to provide separate accounting and allocations of gains and losses for each member relative to the following accounts:

A.	Pre-Tax Account. This account contains all Pre-Tax Contributions (which may include Direct Plan Transfer Contributions from a Code Section 401(k) account) and the related earnings.

B.	Pre-Tax Catch-Up Contribution Account. This account contains all Pre-Tax Catch-Up Contributions made by eligible members and the related earnings.

C.
After-Tax Account. This account contains (1) all post-1986 After-Tax Contributions (including the tax-paid employee contribution portion of the 1987 ESOP Direct Plan Transfer Contributions and Retroactive After-Tax Contributions

made after 1986), and (2) all pre-1987 tax-paid contributions plus the related earnings. A separate subaccount of this account contains the pre-1987 tax-paid contributions and the related earnings.

D.	Roth Deferral Contribution Account. This account contains Roth Deferral Contributions, which are described in Appendix E, and the related earnings.

E.
Rollover Account. This account contains monies contributed to the Plan as the result of a rollover from another tax-qualified plan or an IRA holding amounts described in Code Section 408(d)(3)(A)(ii) and the related earnings, except for Roth deferral amounts that have been rolled over from another tax-qualified plan.

F.
Company Matching Account. This account contains all Matching Contributions and the related earnings made to the Plan with respect to periods prior to January 1, 2016. Amounts held in the Company Matching Account are not intended to satisfy the “safe harbor” requirements of Code Sections 401(k)(12) and 401(m)(11).

G.	Roth Catch-Up Account. This account contains all Roth Catch-Up Contributions made by eligible members and the related earnings.

H.	Roth Rollover Account. This account contains Roth deferral amounts that have been rolled over from another tax-qualified plan and the related earnings.

I.
Roth In-Plan Conversion Account. The portion of a member’s Account which contains amounts that have been converted pursuant to Section 5.06 and any investment earnings and losses thereon and which will consist of the applicable designated Roth subaccounts as provided for under Section 5.06 and as may further be determined from time to time by the Plan Administrator.

J.
Safe Harbor Matching Contribution Account. This account contains all Matching Contributions and the related earnings made to the Plan with respect to periods on or after January 1, 2016. Amounts held in this account are intended to satisfy the “safe harbor” requirements of Code Sections 401(k)(12) and 401(m)(11).

K.	Other Accounts. The Plan Administrator shall establish and maintain other accounts as necessary to depict accurately a member’s interest under the Plan.
For purposes of this Plan, the terms “account” or account(s), unless otherwise defined, shall mean each of the accounts listed above.

8.02	Investment of Accounts
Members may direct the investment of their contributions and their existing account balance amounts in active investment options in whole increments of 1%. For this purpose, active investment options include:

A.	Marathon Petroleum Corporation Common Stock Fund. Invests in Marathon Petroleum Corporation Common Stock, and a small portion may also be invested in cash for liquidity purposes.

B.	Designated Investment Options. A Designated Investment Option is any investment fund or product designated by the Investment Committee. “Designated

Investment Options” may include (without limitation) a mutual fund, interest in a collective fund or another commingled vehicle, separately managed account, or managed account option.
The Investment Committee may select, add, substitute, or remove from time to time, in its sole discretion, the investment funds that constitute the Designated Investment Options in which contributions may be invested pursuant to the member’s investment directions. Members who have not provided an investment direction to the Plan Administrator for any reason, shall have their Accounts invested as determined by the Plan Administrator in a “Default Investment Fund.” The Default investment Fund is intended to be a Qualified Default Investment Alternative as that term is defined in regulations issued pursuant to Section 404(c)(5) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan Administrator may prescribe procedures (including any rules, restrictions, or requirements) for investment directions and changes to investment directions by members from time to time in its sole discretion. To the extent the Plan Administrator procedures provide, members shall provide investment directions to the administrative delegate and the administrative delegate shall carry out such direction without obtaining prior confirmation or authorization from the Plan Administrator.
Subject to such procedures as may be prescribed by the Plan Administrator in its sole discretion from time to time, an investment direction will be given effect as soon as is administratively practicable after receipt of the member’s investment direction.
Notwithstanding the forgoing, the Plan Administrator may, at its own discretion, impose any rules, restrictions, and requirements regarding the members’ investment directions and changes in their investment directions. The Plan Administrator may decline to implement a member’s investment direction, or may override an existing investment direction, where it deems appropriate in its sole discretion, including without limitation in circumstances where following (or continuing to follow) an investment direction (i) would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975, (ii) would generate taxable income to the Plan, or (iii) result in violations of market timing or frequent trading rules imposed by any manager or other provider of an active investment option.
All investment elections made by a member will apply to all accounts (except Rollover Contributions and Roth In-Plan conversions) a member contributes to and will also apply to Matching Contributions.
All dividends and interest will be directed to the option that generated such dividend and interest even if the member is no longer contributing to that option except that frozen MOC stock dividends will be reinvested according to the investment election applicable to new contributions in force at the time such dividend becomes payable.
The Plan Administrator intends for the active investment options to qualify as participant-controlled accounts under ERISA Section 404(c).
ARTICLE IX. TRANSFERS
Subject to such procedures as may be prescribed by the Plan Administrator in its sole discretion from time to time, a member may at any time direct the Trustee to sell any or all of the assets in the member’s account(s) in whole percentages, units, or dollar increments and at the same time inform the Trustee how to distribute the proceeds of such sale into investment options.
The member may direct the Trustee to execute investment transfers at a frequency no greater than the periodicity of transfers limit formally approved by the Plan Administrator. When the member directs the Trustee to buy or sell investments, the member will receive or pay the unit or share price when executed.
ARTICLE X. STOCK OPTIONS, RIGHTS OR WARRANTS
If any options, rights, or warrants are granted or issued with respect to shares of stock, the Trustee shall give the members for whom the stock is held a reasonable opportunity after notice to direct the Trustee to exercise the options, rights, or warrants. If no instructions are received from the member, the Trustee may sell the option, right, or warrant, or take such other action as the Trustee may deem necessary.
For an Active Member, any proceeds shall be credited to the member’s account(s) in the same manner as current contributions unless elected otherwise.
For all other members, any proceeds will be invested in the active investment option(s) to which their most recent contributions were directed, unless elected otherwise.
ARTICLE XI. VESTING

11.01	General
A member is fully and immediately vested in their member contributions (including Pre-Tax Contributions, After-Tax Contributions, and Roth Deferral Contributions). A member is fully and immediately vested in all of the Matching Contributions made to the Plan, including earnings on such contributions, with respect to periods on or after January 1, 2016.
A member shall acquire a fully vested, nonforfeitable right to the Matching Contributions made to the Plan, including earnings on such contributions, with respect to periods prior to January 1, 2016 upon the earliest of the following:

A.	The member has performed an hour of service on or after January 1, 2002, and has completed three years of service;

B.	The member has attained the Plan’s normal retirement age (age 65);

C.	The member has retired under the Marathon Petroleum Retirement Plan as then in effect;

D.	The death of an Active Member or a Member with Account(s) in Suspense; or

E.	The termination or partial termination of the Plan.

F.	The member became Disabled (as defined in Section 13.04) as an Active Member or Member with Account in Suspense at any time on or after January 1, 2016.

11.02	Vesting Service
“Service,” for the purposes of this Article XI, means the length of time in months during which: (1) a member either receives or is entitled to receive pay from a Participating Employer or a member of the Controlled Group; (2) a member is laid off (if such lay off is for less than 12 consecutive months) or on approved leave status with a member of the Controlled Group; (3) a member was a “leased employee” as defined in Code Section 414(n) for a Participating Employer or a member of the Controlled Group. A member shall be credited with a year of service if the member is compensated or entitled to pay by a Participating Employer or a member of the Controlled Group for 1,000 hours in a Service Year, as defined in Section 2.02C.

11.03	Equivalency Rules
For purposes of the 1,000-hour test, the Plan provides as follows, strictly for the purpose of processing work hours for Plan vesting, use of the equivalency rule:
The equivalency rule shall be: 45 hours for a weekly payroll, and 90 hours for a biweekly payroll. All work hours shall be associated with the month of the pay period begin date.
For a non-exempt employee, when payroll wages and hours are received and the employee is not on a leave, actual hours shall be used. If a non-exempt employee is on an accepted leave status covered under the terms of the Plan, their hours are determined by the equivalency rule.
For an exempt employee, if the employee receives any payroll wages, their hours are determined by the equivalency rule. If the employee is on an accepted leave status covered under the terms of the Plan, their hours are determined by the equivalency rule.

11.04	Service with Other Employers
If a former employee of a Participating Employer is hired (for reasons other than a transfer) by a non-Participating Employer of the Controlled Group, or a former employee of a member of the Controlled Group is hired (for reasons other than a transfer) by a Participating Employer, service with members of the Controlled Group shall be recognized for purposes of computing vesting service under the Plan provided that such vesting service is attributable to time while the employer(s) was a member of the Controlled Group.
If a former member or Retired Member is subsequently reemployed by the Company or a Participating Employer, all prior service which has been credited for vesting purposes hereunder shall be reinstated.
Members who were employed by an employer at the time such employer was acquired by a member of the Controlled Group may, with the approval of the Corporation’s Board of Directors (“Board”) or any committee to which the Board has specifically delegated sufficient authority, be entitled to additional vesting service based on employment with the acquired employer. Appendix C outlines the additional vesting service that has been approved.
In the event of any transfer of assets and liabilities (including a consolidation or merger) from another plan to this Plan (other than a Rollover Contribution or individual Direct Plan Transfer Contributions), any person who becomes a Member after the transfer date and who was credited with vesting service credit under the transferor plan based on the Member’s prior employment shall receive at least the same vesting service credit determined under that transferor plan as of the date of that transfer.
ARTICLE XII. CHANGE IN CONTROL PROVISIONS

12.01	Vesting on Change in Control
Employees who are terminated within 24 months of a Change in Control (defined below) will become immediately vested in the accounts under the Plan.

12.02	Definition of Change in Control
For purposes of the Plan the following shall apply:

A.
For purposes of this Article XII, a “Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(i)
any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding voting securities; provided, however, that for purposes of this Plan the term “Person” shall not include (a) the Corporation or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided, further, however, that for purposes of this paragraph (i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below); or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an “Excluded Transaction”) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or there is consummated the sale or other disposition of all or substantially all of the Corporation’s assets.
The provisions of this Article XII shall apply only to employees classified by a Participating Employer as non-officer regular employees. A regular employee is an employee who is employed to work on a full-time or part-time basis and not on a time, special job completion, or call-when-needed basis, and who has been classified by a Participating Employer as a regular employee. Employees classified by a Participating Employer as “casual employees” are not subject to the provisions of this Article XII. A casual employee is an employee who is employed to work on a time, special job completion, call-when-needed basis, or is classified as a student worker, and who has been classified by a Participating Employer as a casual employee.
ARTICLE XIII. IN-SERVICE WITHDRAWALS

13.01	Distributions to Active Members
Active Members, provided they are not 5% owners of any employer within the Controlled Group, determined pursuant to Code Section 416(i), may elect to defer the commencement of benefits until no later than the April 1 immediately following the calendar year in which they retire. Eligible Active Members presently over age 70½ and receiving distributions under the Plan may elect to suspend such payments until they actually retire.
Active Members who are 5% owners of an employer within the Controlled Group, determined pursuant to Code Section 416(i), may elect to defer commencement of benefits until no later than the April 1 immediately following the calendar year in which such members attain age 70½.
The Plan will apply the minimum distribution requirements of Code Section 401(a)(9) as described in Appendix D.

13.02	In-Service Withdrawal of a Portion of Thrift Balance
Payments may be made from the Plan to an Active Member or a Member with Account(s) in Suspense as an “In-Service Withdrawal” under the terms of this Article XIII of the Plan.
Active Members or Members with Account(s) in Suspense are eligible to withdraw a portion of their After-Tax Account, Rollover Account, Roth Rollover Account, or vested Company Matching Account without losing such other rights as they may have in the balance of their accounts, subject to the provisions outlined below.
Active Members or Members with Account(s) in Suspense who have attained age 59½ are also eligible to withdraw a portion of their Pre-Tax Account, Roth Deferral Contribution Account, Roth In-Plan Conversion Account, Pre-Tax Catch-Up Contribution Account,

Safe Harbor Matching Contribution Account, and Roth Catch-Up Account without losing such other rights as they may have in the balance of their accounts, subject to the provisions outlined below. In-Service Withdrawals are limited to a maximum of four (4) in a Plan Year. No In-Service Withdrawal of less than $100 will be permitted.

13.03	Account and Investment Withdrawal Order for Partial In-Service Withdrawals
Unless elected otherwise by the member, the order in which funds from the Plan are withdrawn is as follows, with the type of account taking precedence over the type of investment:

A.	Account:

(i)	Pre-1987 tax-paid employee contributions in the After-Tax Account

(ii)	All remaining funds in the After-Tax Account

(iii)	Rollover Account – After-Tax

(iv)	Rollover Account – Pre-Tax

(v)	Company Matching Account

(vi)	Safe Harbor Matching Contribution Account (to the extent permitted by the Plan and by law)

(vii)	Pre-Tax Account (to the extent permitted by the Plan and by law)

(viii)	Pre-Tax Catch-Up Contribution Account (to the extent permitted by the Plan and by law)

(ix)	Roth Deferral Contribution Account

(x)	Roth Catch-Up Contribution Account

(xi)	Roth In-Plan Conversion Account

(xii)	Roth Rollover Contribution Account

B.	Investments:

(i)	Stable Value Fund

(ii)	Mutual Funds

(iii)	Marathon Oil Corporation Stock

(iv)	Marathon Petroleum Corporation Stock
The member may elect a different order from the one given above provided that all pre-1987 tax-paid employee contributions must be distributed before any funds from the Company Matching Account, Safe Harbor Matching Contribution Account, and the Rollover Contribution Account may be withdrawn.

13.04	In-Service Withdrawal of Entire Distributable Vested Thrift Balance
Subject to the conditions under this Section 13.04, an Active Member or a Member with Account(s) in Suspense may request an In-Service Withdrawal of their entire distributable vested Plan balance. The amount available for withdrawal depends on the member’s age, disability status, vested status, and employment date as follows:

A.
Fully Vested Members. A fully vested member who has not attained age 59½ will receive the value of their After-Tax Account, Rollover Account, Roth Rollover Account, and Company Matching Account. A fully vested member who has attained age 59½ or who is disabled (as defined below) will receive the value of their above mentioned accounts plus the value of their Pre-Tax Account, Pre‑Tax Catch-Up Contribution Account, Safe Harbor Matching Contribution Account,

Roth Deferral Contribution Account, and Roth Catch-Up Contribution Account, as well as the value of their Roth-In Plan Conversion Account.

B.
Non-fully Vested Members. A non-fully vested member who has not attained age 59½ and who is not disabled will receive the value of their After-Tax Account, Rollover Account, and any vested portion of their Company Matching Account, excluding their Roth Rollover Account. A non-fully vested member who has attained age 59½ or who is disabled will also receive the value of their Pre-Tax Account, Pre-Tax Catch-Up Contribution Account, Safe Harbor Matching Contribution Account, Roth Rollover Account, Roth Deferral Contribution Account, Roth-In Plan Conversation Account, and Roth Catch-Up Account.

For purposes of this Plan, members will be considered “Disabled” if either:

1.
they have been disabled for at least two years, and are wholly and continuously disabled to the extent that they are unable to engage in any occupation or perform any work for gainful compensation or profit for which they are, or may become, reasonably qualified by education, training, or experience, all as determined by the Marathon Petroleum Long Term Disability Plan, or

2.	they provide proof of a Social Security determination of disability.

13.05	Distributions due to Military Service
A member shall be deemed as severed from employment for purposes of Code Section 401(k)(2)(B)(i)(I) during any period when the member is performing service in the uniformed service while on active duty for a period of more than 30 days, as described in Code Section 3401(h)(2)(A). However, a member who obtains a distribution by reason of service in the uniformed service for more than 30 days may not make any elective deferrals or employee contributions to the Plan during the six-month period beginning on the date of such distribution.
Notwithstanding anything to the contrary herein, a member who is a member of a reserve component (as defined in Section 101 of title 37), and who was ordered or called to active duty for a period in excess of 179 days or for an indefinite period may request, during the period beginning on the date of the order or call to duty and ending at the close of the active duty period, a distribution of all or part of his or her elective deferrals. The distribution shall be paid to the member as promptly as practicable after the Administrator (or its delegate) receives the member’s request.

13.06	Hardship Withdrawals
An Active Member or a Member with Account in Suspense who has exhausted all other available withdrawal options under the terms of this Plan or any other plan sponsored by a member of the Controlled Group, may apply for a hardship withdrawal. Except to the extent otherwise provided for by the Plan Administrator, the member may apply for a hardship withdrawal through Fidelity’s Participant Directed/E-Certified Hardship Withdrawal service, which service will meet applicable substantiation and certification requirements. At the Plan Administrator’s discretion, the member may be requested to provide specific supporting documentation of their financial hardship.

For purposes of this Section 13.06, a withdrawal is made on account of hardship if made on account of an immediate and heavy financial need of the member where the member lacks other available resources, and the member has obtained all distributions, other than the hardship withdrawal, currently available under all plans maintained by the Company or any member of its Controlled Group. The Plan Administrator or its delegate shall direct the Plan’s trustee with respect to hardship withdrawals and those withdrawals will be based on the following rules.
The following are the only financial needs considered immediate and heavy:

(i)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)	Costs directly related to the purchase of a principal residence for the member (excluding mortgage payments);

(iii)
Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the member, or their spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(iv)	Payments necessary to prevent the eviction of the member from their principal residence or foreclosure on the mortgage on that residence;

(v)
Payments for burial or funeral expenses for the member’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); or

(vi)
Expenses for the repair of damage to the member’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Subject to a maximum of four withdrawals per year, amounts available for withdrawal are from the member’s elective deferrals, rollovers and after-tax contributions and earnings thereon, subject to a $500 minimum per withdrawal. A withdrawal may not exceed the amount determined to be a financial hardship for one of the reasons listed above and may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.
Following a hardship withdrawal, the member may continue their contributions to the Plan and will continue to receive Company matching contributions as provided by the Plan.
ARTICLE XIV. WITHDRAWALS AFTER SEVERANCE FROM EMPLOYMENT

14.01	General
Any nonvested Matching Contributions held in the Company Matching Account are forfeited on the earlier of a complete distribution or five years after the date when a member is no longer an Active Member or a Member with Account(s) in Suspense. Vested members are entitled to receive their entire vested balance in all accounts when the member is no longer an Active Member or a Member with Account(s) in Suspense.

14.02	Deferral of Commencement of Benefits
The following members may elect to defer the commencement of benefits until no later than the April 1 immediately following the calendar year in which such members attain age 70½:

A.	Retired Members with a vested Plan balance in excess of $5,000,

B.	Members with Account(s) in Suspense;

C.	Non-employee Members (other than Non-employee Members with a vested Plan balance of $5,000 or less, Beneficiary Members, and Spouse Beneficiary Members with a vested Plan balance in excess of $5,000).
Spouse Beneficiary Members with a Plan balance in excess of $5,000 may maintain an open Plan Account(s) for their lifetime, subject to the minimum distribution requirements of Code Section 401(a)(9). Spouse Beneficiary Members with a Plan balance of $5,000 or less must commence their final settlement no later than 60 days after the close of the Plan Year during which they become a Spouse Beneficiary Member. Beneficiary Members may maintain an open Account(s) until no later than the fifth anniversary of the date of the member’s death.
All other Non-employee Members (including Beneficiary Members) with a vested Plan balance of $5,000 or less must commence their final settlement no later than 60 days from the date of becoming such members unless, in the case of an Alternate Payee Member, the distribution of any part of such Plan balance is then not permitted under Code Section 401(k).
However, the member or, if applicable, the beneficiary or beneficiaries may request earlier payment of benefits, in which case payment shall commence as soon as practicable after the member has filed a written notice of such election with the Plan Administrator.
Account balances attributable to rollover contributions (and earnings allocable thereto), are included in determining a member’s eligibility to receive a $5,000 de minimis distribution. If the value of the member’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the member’s entire nonforfeitable account balance, subject to the requirements of Code Section 401(a)(31)(B).

14.03	Withdrawal Rights After Severance From Employment
Withdrawal rights after severance from employment are as follows:

A.
A Retired Member, Deferred Member, Spouse Beneficiary Member, or Beneficiary Member may withdraw during any year all or any portion of the remaining balance in their account(s), provided that no withdrawal of less than $500 may be made unless it constitutes the entire remaining balance. Such withdrawals, however, are limited to a maximum of four in a Plan Year.

B.	A Member with Account(s) in Suspense may take In-Service Withdrawals as provided under Article XIII of this Plan.

C.
Except as provided in Section 14.03A, a Non-employee Member may only make a withdrawal of his or her entire Plan balance; provided, however, that a Non-employee Member may also make a one-time withdrawal to pay off an outstanding

Plan loan(s) without triggering the requirement to make a withdrawal of his or her entire Plan balance.

14.04	Reinstatements
Except as otherwise provided in this Plan, any nonvested amounts held in a member’s Plan account that are forfeited by the member on account of the member’s termination of employment prior to vesting shall be applied to reduce the Participating Employers’ contributions (and not any Pre-Tax Contributions, After-Tax Contributions, Roth Deferral Contributions, including any “catch-up” amounts, or participant loan repayments, as applicable) for the Plan Year. Notwithstanding any other provision of the Plan to the contrary, forfeitures shall first be used to pay administrative expenses under the Plan, if so directed by the Plan Administrator. However, the amounts so forfeited shall be reinstated if the member is rehired by a Participating Employer, and, within five years after the date of rehire, repays the amount equal to the lesser of: (1) the Matching Contributions and earnings thereon credited to their Company Matching Account for the last 24 months in which they contributed to the Plan, or (2) the amount of the Plan distributions received upon termination of employment. The maximum an Active Member may repay is their After-Tax Contributions, and, if applicable, Pre-Tax Contributions and Roth Deferral Contributions, the total of which must not exceed the amount of their previous total distribution. Reinstated contributions by an eligible rehired employee are deposited into the After-Tax Account (if attributable to pre-1987 tax-paid employee contributions in the After-Tax Account, such contributions are credited to the pre-1987 subaccount). In any case, the rehired employee shall have reinstated toward vesting the total number of months for which contributions were matched prior to the member’s complete distribution.
Notwithstanding the foregoing, a Deferred Member who is reemployed by a Participating Employer or any member of the Controlled Group will have nonvested forfeited amounts automatically reinstated into the Deferred Member’s account as of the date of reemployment provided that such reemployment date occurs within five years of the date of such member’s last termination of employment from an employer within the Controlled Group. All automatic reinstatements will be invested in accordance with the member’s direction. A Deferred Member who is reemployed by a Participating Employer or any member of the Controlled Group will have reinstated toward vesting the total number of months recognized for vesting under Article XI immediately prior to such member’s last termination of employment from an employer within the Controlled Group.
Rollover Contributions or Direct Plan Transfer Contributions may be recognized as contributions for purposes of satisfying the reinstatement provisions, provided such contributions are made within five years after the date of last termination from a member of the Controlled Group.

14.05	Re-Entry into Plan
A former member who is rehired is eligible to become a member of the Plan immediately so long as they meet the eligibility provisions of the Plan.

14.06	Severance From Employment Application

For purposes of the Plan (including the Speedway Component, notwithstanding anything to the contrary therein), “severance from employment” with respect to any individual, cessation from being an Employee of the Marathon Petroleum Company LP or any member of its Controlled Group. An Employee does not have a “severance from employment” if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the individual. The determination of whether an Employee cease to be an employee of an employer maintaining a plan is based on all of the relevant facts and circumstances. This severance from employment application means, among other things, that the Plan does use the “same-desk rule.”
ARTICLE XV. SETTLEMENT OPTIONS

15.01	General
Unless a member elects otherwise and except as provided below, distribution of his or her account(s) will be made in a single sum payment, in either cash or in securities.
A member’s elective deferrals and earnings attributable to these contributions shall be distributed on account of the member’s severance from employment, regardless of when the severance from employment occurred. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a severance from employment before such amounts may be distributed.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article XV, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

15.02	Definitions
Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only (1) to an individual retirement account or annuity described in Code Section 408(a) or (b), or (2) to a qualified plan described in Code Sections 401(a) or 403(a) or (3) to a plan described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution.
An eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. An eligible retirement plan shall also mean a Roth individual retirement account under Code Section 408A(b). The applicable definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). In the case of a non-spouse beneficiary, a direct rollover may be made only to an individual retirement account or annuity described in Code Sections 408(a) or 408(b) that is established on behalf of the designated beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).
Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. A distributee also includes a non-spouse beneficiary who is a designated beneficiary under the Plan.
Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

15.03	Installment Option
Retired Members of any age and Spouse Beneficiary Members may elect the Installment Option. Under the Installment Option, members may elect annual, or semi-annual, installments to be paid in cash and/or securities. Monthly installments may also be elected, but they will be paid only in cash. After benefits commence under the Installment Option, the member may elect to discontinue receiving further installments at any time. A Retired Member and a Spouse Beneficiary Member may be permitted to take a Retired Member withdrawal during the payout period of the Installment Option. If a member dies during the payout period under the Installment Option, the installment payments will cease and any further benefits with respect to the member’s account(s) will be payable pursuant to the provisions of Article XVI.
Any new installment elections or changes to current elections result in proceeds being redeemed in the order described in Section 13.03, with the type of account taking precedence over the type of investment. For minimum required distribution withdrawals for retirees, the required withdrawals will also be distributed in the order defined by the Plan default.

15.04	Small Cash-Outs

The Plan balance of members, other than Active Members and Members with Account(s) in Suspense, will be distributed to such members in the form of a lump sum in cash without their consent if their Plan balance is less than or equal to $5,000, determined immediately after the forfeiture of any nonvested Matching Contributions. Account balances attributable to rollover contributions (and earnings allocable thereto), are included in determining a participant’s eligibility to receive the small cash-out under this Section 15.04.
In the event of a small cash-out under this Section 15.04 in which the Plan balance is greater than $1,000, if the member does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with Code Section 401(a)(31)(B), then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement account designated by the Plan Administrator.
ARTICLE XVI. BENEFICIARY
Each member shall designate a beneficiary or beneficiaries, subject to any requirements established by the Plan Administrator, and may change this designation at any time. Any change to a member’s beneficiary designation revokes all prior beneficiary designations made by the member.
If a married member has a beneficiary designation which results in the member’s spouse not being the member’s sole beneficiary, such designation must be consented to by the spouse in writing on forms approved by the Plan Administrator and witnessed by a notary public.
The Plan shall only recognize beneficiary designations submitted to the Plan on forms approved by the Plan Administrator. Any beneficiary designation shall be effective only after it is received and accepted by the Plan Administrator, and the Plan’s procedure for determining a beneficiary shall be controlling over any disposition by will or otherwise.
In the event a beneficiary designation is not completed for a member who transferred to this Plan from the Marathon Oil Company Thrift Plan on July 1, 2011, the default is to apply the Marathon Oil Company Thrift Plan designation in effect on July 1, 2011. For Delayed Transfer Employees (as defined in Appendix A), the beneficiary designation will default to the Marathon Oil Company Thrift Plan designation in effect on the date of transfer.
Subject to Section 15.04 of this Plan, a beneficiary, in the event of the member’s death, may receive funds from the Plan in cash and/or securities commencing pursuant to the terms of Article XIV.
If settlement of the member’s Account(s) pursuant to Article XV of the Plan has commenced before the member’s death, the remaining balance of the member’s benefit will be distributed to the designated beneficiary or beneficiaries at least as rapidly as required under Code Section 401(a)(9) and the regulations thereunder.
If a member dies on or after January 1, 2007 while performing qualified military service, that Member will be deemed to have resumed employment with the Participating Employer in accordance with the individual’s reemployment rights under USERRA on the day preceding death and will be deemed to have terminated employment on the actual date of death. The term “qualified military service” means military service as used in Code Section 414(u)(1).
If a member dies without a valid beneficiary designation, the member’s account(s) will be paid to the person or persons comprising the first surviving class of the classes listed in order below and such person or persons will receive the funds in a single sum. The eligible classes are set forth below:

A.	The member’s surviving spouse;

B.
The member’s surviving children (either natural born or adopted through a final adoption order issued by a court of competent jurisdiction prior to the member’s death) but specifically excluding step-children;

C.	The member’s surviving parents;

D.	The member’s surviving brothers and sisters;

E.	The executor or administrator of the member’s estate.

ARTICLE XVII. LOANS AND ASSIGNABILITY
Except as specifically provided herein, no right or interest of any member in the Plan or in their account(s) shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy unless otherwise required by the Code or the regulations thereunder, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any member in the Plan or in their account(s) shall be liable for, or subject to any obligation or liability of such member; and the Trustee shall not loan any funds or securities of this Plan.
Notwithstanding the foregoing, the Plan Administrator shall: (1) authorize the assignment and distribution of all or a portion of a member’s account(s) in accordance with a Qualified Domestic Relations Order as defined in Code Section 414(p), (2) establish procedures for the review of domestic relations orders and Qualified Domestic Relations Orders, and (3) establish a loan policy whereby, upon proper application by a member, the Plan Administrator shall direct the Trustee to make loans to members, provided that such loans:

A.
Are made available to all Plan members, other than Non-employee Members who are not parties in interest (to the extent permitted by ERISA or applicable Department of Labor regulations), on a uniform, nondiscriminatory basis,

B.	Bear a reasonable rate of interest; and

C.	Are adequately secured.
Each loan shall be evidenced by a member’s promissory note for the amount of the loan including interest, payable to the order of the Trustee, and secured by collateral consisting of the assignment of the member’s account(s) as provided in the loan rules.
All loans granted hereunder shall be subject to the application of the rules established by the Plan Administrator including, but not limited to, provisions relating to the application, repayment and renewal thereof. The Plan Administrator is specifically authorized to amend such rules from time to time. Further, to the extent that such rules conflict with any other portion of the Plan, such rules shall control.
Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).
ARTICLE XVIII. TRUSTEE
The Company and Fidelity Management Trust Company (“Fidelity”) have entered into a Trust Agreement pursuant to which Fidelity is to act as Trustee under this Plan. The Company may,

from time to time, enter into further agreements with the Trustee or other parties, and make amendments to the Trust Agreement or further agreements as it may deem necessary or desirable to carry out the Plan. The Company may also designate additional or successor trustees. The Trustee shall have the voting rights with respect to all shares held pursuant to this Plan, and may vote the shares itself or by proxy to the extent permitted by law. The Trustee, itself or by proxy, shall, however, vote shares of common stock of the Corporation and MOC in accordance with the directions, if any, of the members for whom the stock is held.
The Trustee may purchase common stock of the Corporation on the open market or directly from the Corporation, out of authorized and unissued shares or Treasury shares at the current market price thereof. The Trustee may sell the common stock of the Corporation on the open market or directly to the Corporation, at the current market price thereof.
The Trustee shall be the named fiduciary with respect to the control or management of the assets of the Plan. The Trustee may appoint an investment manager for purposes of the management of all or a portion of the trust assets. An investment manager who is appointed by the Trustee must evidence to the Trustee that it satisfies the eligibility requirements to be an investment manager under ERISA, must accept the appointment in writing, and must acknowledge, in writing, that it is a fiduciary with respect to the Plan. The Trustee may also remove an investment manager who was previously appointed. Notwithstanding the preceding, the provisions of Sections 8.02 and 21.04 regarding the participant-directed investment of Plan accounts and related matters shall apply.
ARTICLE XIX. PLAN YEAR
For the purpose of this Plan, a Plan Year shall be defined as the period from January 1 of any calendar year through December 31 of the same year.
ARTICLE XX. CLAIMS PROCEDURES
Any claim for benefits under the Plan shall be made in writing, identified as a claim for benefits, and filed with the Plan Administrator. The Plan Administrator may treat any writing or other communication received by the Plan Administrator as a claim for benefits under these procedures, even if the writing or communication is not identified as a claim for benefits. Written notice of the disposition of a claim shall be furnished to the claimant within 60 days after the claim is filed, except that such period may be extended for an additional 60 days if the Plan Administrator determines that special circumstances require such extension. In the event the claim is wholly or partially denied, the specific reasons for the denial shall be set forth in writing, and:

A.	pertinent provisions of the Plan shall be cited;

B.	a description of any additional material or information necessary for the claimant to perfect his or her claim, if possible, and an explanation of why that material or information is needed; and

C.
an explanation as to how the claimant can request a review of the claim will be given, along with an explanation of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Upon denial of a claim in whole or in part, a claimant (or the claimant’s authorized representative) shall have the right to submit a written request to the Plan Administrator, for a full and fair review of the denied claim, and shall have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing. The review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. A request for review of a claim must be submitted within 65 days of receipt by the claimant of written notice of the denial of the claim. If the claimant fails to file a request for review within 65 days of the denial notification, the claim will be deemed permanently waived and abandoned, and the claimant will be precluded from reasserting it. If the claimant does file a request for review, the claimant’s request shall include a description of the issues and evidence the claimant deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim. A decision shall be rendered no more than 60 days after the Plan Administrator’s receipt of the request for review, except that such period may be extended for an additional 60 days if the Plan Administrator determines that special circumstances (such as for a hearing) require such extension. If an extension of time is required, written notice of the expected decision date and the reasons for the extension shall be furnished to the claimant before the end of the initial 60-day period. In the event the appeal is wholly or partially denied, the Plan Administrator shall provide a prompt written decision setting forth:

A.	the specific reason or reasons for the adverse determination;

B.	a reference to specific Plan provisions on which the adverse determination was made;

C.
a statement that claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

D.
a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures and a statement of the claimant’s right to bring an action under ERISA Section 502(a).

To the extent of its responsibility to review the denial of benefit claims, the Plan Administrator shall have full authority to interpret and apply in its sole discretion the provisions of the Plan. The decision of the Plan Administrator on appeal shall be final and binding upon any and all claimants, including, but not limited to, members and beneficiaries, and any other individuals making a claim through or under them.
Claimants must follow the claims procedures described by this Article XX before taking action in any other forum regarding a claim for benefits under the Plan. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits under these claim procedures. The one-year statute of limitations on suits for benefits shall apply in any forum where a claimant initiates such suite or legal action. If a civil action is not filed within this period, the claimant’s benefit claim will be deemed permanently waived and abandoned, and the claimant will be precluded from reasserting it.
The Plan Administrator in its sole discretion may from time to time delegate such of its power and authority under the provisions of this Article XX to such person(s) as it deems appropriate for the orderly administration and determination of claims. Such delegation may include, without limitation, the Plan Administrator’s power and authority to decide a claim or to review and decide an appealed claim. Upon any such delegation, the delegee(s) shall have, to the extent of the delegation, the full power, authority and discretion of the Plan Administrator with respect to the affected claim(s).
ARTICLE XXI. ADMINISTRATION OF THE PLAN

21.01	Plan Administrator
Jonathan M. Osborne shall serve as Plan Administrator. The Company shall appoint such assistant administrators as may be deemed necessary. The Plan Administrator shall be the named fiduciary under the Plan for all purposes other than for purposes of the control or management of the assets of the Plan.

21.02	Duties of Plan Administrator
The Plan Administrator shall be responsible for the administration and interpretation of the Plan. The Plan intends to meet the requirements of ERISA Section 404(c) and its regulations. Under these rules, the Plan fiduciaries may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a member or beneficiary. In determining the eligibility of members and other individuals for benefits and in construing the Plan’s terms, the Plan Administrator has the power to exercise its discretion in the construction of doubtful, disputed, or ambiguous terms or provisions of the Plan, in cases where the Plan terms are silent, or in the application of Plan terms or provisions to situations not clearly or specifically addressed in the Plan itself. In situations in which the Plan Administrator deems it to be appropriate, the Plan Administrator may evidence (i) the exercise of such discretion, or (ii) any other type of decision, directive, or determination they may make with respect to the Plan, in the form of a written administrative ruling which, until revoked, or until superseded by plan amendment or by a different administrative ruling or a different administration of the ruling, shall thereafter be followed in the administration of the Plan.

21.03	Delegation of Duties
The Trustee and the Company may, by agreement in writing, arrange for a delegation by the Trustee to the Plan Administrator of any of the Trustee’s functions, except the custody of assets and discretion to manage and control the assets, the voting with respect to shares held by the Trustee, and the purchase, sale, or redemption of securities.
The Plan Administrator may, from time to time, delegate to any assistant plan administrator appointed pursuant to this Article XXI the authority to exercise any or all of the foregoing powers and such others as the Plan Administrator deems necessary and appropriate to carry out the provisions of the Plan.

21.04	Investment Committee
With respect to investment matters, an Investment Committee shall meet, from time to time, but in no event less frequently than annually, and shall be responsible (i) for reviewing and monitoring the performance of any investment managers that have been appointed and in developing appropriate guidelines and investment strategies for such investment managers, and (ii) for carrying out the Plan’s investment policy, in selecting and reviewing appropriate investment options, and in addressing any related investment matters. The Investment Committee shall also review from time to time the Plan’s record keeping, trust, and other administrative contracts and arrangements and related third-party service providers, and may act (where authorized), or otherwise recommend to the Plan Administrator or the Company, to amend, terminate, or change any such contracts, arrangements or third-party service providers. The Investment Committee shall consist of the Plan Administrator, and any other officers or employees of the Company or the Corporation or any affiliate thereof whom the Plan Administrator may appoint, from time to time, to serve on the Investment Committee. The Plan Administrator is also authorized to obtain the services of legal counsel, outside consultants, and other appropriate persons, as they deem necessary or appropriate, to assist the Investment Committee in performing its responsibilities. Any fees, charges, and/or costs associated with the retention of such services shall be paid by the Company.

21.05	Records; Statements of Accounts
In the administration of the Plan, the Trustee or the Plan Administrator shall maintain individual ledger records on each member’s account(s). Such records shall reflect a member’s account(s) as between employer and employee contributions on a continuous basis.
The records of the Trustee, the Plan Administrator, and the Company shall be conclusive in respect to all matters involved in the administration of this Plan except as otherwise provided herein or by law.
Any application to make member contributions, any election, any withdrawal request, or any other direction under the Plan by a member must be accepted on behalf of the Plan Administrator, before it shall be effective.

21.06	Participating Employer Administrative Matters

A.
Information to Plan Administrator. The Company and each other Participating Employer shall supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual compensation, leaves of absence, service data, and date of termination of employment of each Employee who is, or who will be eligible to become, a member under the Plan, together with any other information that the Plan Administrator considers necessary.

B.
No Liability. The Company and each other Participating Employer assume no obligation or responsibility to any of its Employees, members or Beneficiaries for any act of, or failure to act, on the part of the Plan Administrator or the Trustee.

C.
Indemnity. The Company and each other Participating Employer indemnifies and saves harmless the Plan Administrator, any committee of the Board, and any Plan committee, and each of them individually, from and against any and all loss (including reasonable attorneys’ fees and costs of defense) resulting from liability to which the Plan Administrator, or the members of a committee, may be subjected by reason of any act or conduct in their official capacities in the administration of the Trust or this Plan or both, including all expenses reasonably incurred in their defense, in case the Company or other Participating Employer fails to provide such defense. The indemnification provisions of this Section 21.06.C. shall not relieve the Plan Administrator or member of a committee from any liability he or she may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the committee members and the Company or other Participating Employer may execute a letter agreement further delineating the indemnification agreement of this Section 21.06.C., provided the letter agreement must be consistent with and shall not violate ERISA.

21.07	Costs, Expenses and Fees
All costs, expenses, and fees incurred in administering this Plan, to the extent not paid by the Company, shall be incurred by members. Fees or charges for investment management services (including, but not limited to, the optional service provided to members by “Fidelity Personalized Planning & Advice” or any similar service that succeeds same) shall not be paid by the Company but shall be borne by the members electing such services. Any taxes applicable to the member’s account(s) shall be charged or credited to the member’s account(s) by the Trustee.

21.08	Uniformity; Governing Law
Any discretionary acts taken under this Plan by the Plan Administrator, the Company, or the Trustee shall be uniform in their nature, shall be applicable to all members similarly situated, and shall be administered in a nondiscriminatory manner in accordance with the provisions of the Code and ERISA. It is intended that the standard of judicial review applied to any determination made by the Plan Administrator shall be the “arbitrary and capricious” standard of review.
The Plan shall be construed, whenever possible, to be in conformity with the requirements of the Code and ERISA. To the extent not in conflict with the preceding sentence and to the extent not preempted by ERISA, the construction of the Plan shall be governed by the laws of the State of Delaware. Decisions of the Plan Administrator made on all matters within the scope of their authority shall be final and binding upon all persons, including the Company; any trustee, all members and beneficiaries; their heirs and personal representatives, and all labor unions or other similar organizations representing members.
ARTICLE XXII. PARTICIPATION BY OTHER EMPLOYERS AND EMPLOYEES
Upon specific authorization by the Board and subject to such terms and conditions as the Board may establish, the Company may permit other members of the Controlled Group to participate in this Plan. The terms “employer,” “employee” and words of similar import as used in this Plan shall be deemed to include the Company and such members of its Controlled Group, unless otherwise provided.
ARTICLE XXIII. TOP-HEAVY PROVISIONS
If the Plan is or becomes “top-heavy” as such term is defined in Code Section 416(g) in any Plan Year, the provisions of Appendix B will supersede any conflicting provision of this Plan.

ARTICLE XXIV. AMENDMENT, MODIFICATION AND TERMINATION

24.01	General
The Company has the right to amend, modify or terminate the Plan at any time in its entirety or as to any Participating Employer.
The Company may exercise its reserved rights of amendment, modification or termination (i) by written resolution by the Board, or a separate written document approved by action of the Board, (ii) by the General Partner of the Company, (iii) by written resolution by the Executive Committee of the Board, or a separate written document approved by action of the Executive Committee, (iv) by written actions exercised by any other committee or individual to which the Board or the Executive Committee of that Board has specifically delegated rights of amendment, modification or termination, or (v) by written actions exercised by any other entity or person to which or to whom the Board or the Executive Committee of that Board has specifically delegated rights of amendment, modification or termination.

24.02	Plan Termination
Upon termination of this Plan in its entirety or as to any Participating Employer, or upon the complete discontinuance of employer contributions hereto, each member affected shall have a fully vested, nonforfeitable right to receive their Plan balance hereunder, including all employer contributions made thereto at such time as permitted by law.

24.03	Retroactive Modification
The Company may modify this Plan in whole or in part, with effect retroactively, in order to preserve its qualification, either alone or in conjunction with other plans of the Company, under the Code or to comply with ERISA and applicable state or federal regulations. The Company may also modify this Plan in whole or in part with effect retroactively for any other reason, to the extent permitted by the Code, ERISA, and other applicable laws.

24.04	Merger
This Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each member in the Plan would (if the Plan then terminated) receive a benefit immediately after such merger, consolidation, or transfer which is equal to or greater than the benefit they would have been entitled to receive immediately before such merger, consolidation, or transfer (if the Plan had been terminated).

24.05	Change in Plan Sponsorship
In accordance with the exclusive benefit rule of Code Section 401(a), the sponsorship of this Plan may not be transferred from the Company to an unrelated taxpayer unless the transfer is in connection with a transfer of business assets, operations or employees from the Company to the unrelated taxpayer.
ARTICLE XXV. EFFECTIVE DATE OF THE PLAN
The original Marathon Oil Company Thrift Plan was initially put into effect November 1, 1953, and as a result of the spin-off of the downstream related business, this Plan was created as a spinoff of the original Marathon Oil Company Thrift Plan, effective as of July 1, 2011. Prior to this amendment and restatement, the Plan was amended and restated effective as of January 1, 2016 and was thereafter amended from time to time. This amendment and restatement of the Plan is effective as of August 1, 2020.
ARTICLE XXVI. EXECUTION OF PLAN DOCUMENT
IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Marathon Petroleum Thrift Plan to be adopted and executed on its behalf effective as of August 1, 2020 by an authorized officer.

MARATHON PETROLEUM COMPANY, LP

/s/ Fiona C. Laird
By:	Fiona C. Laird
Its:	Chief Human Resources Officer
Marathon Petroleum Corporation

Date Signed:	August 12, 2020

APPENDIX A: SERVICE CREDIT FOR FORMER AFFILIATED COMPANIES

1.	The Plan will recognize a new hire’s previous Speedway LLC vesting service back to January 1, 1998, for purposes of eligibility and vesting.

2.
For new hires with service with an employer of the Controlled Group, other than described above, vesting service will be recognized for eligibility and vesting as presently defined in the Plan. Service with an employer in the MOC controlled group, through July 1, 2011 will count for vesting and eligibility under the Plan for hires to the Company from the MOC controlled group on July 1, 2011. Except with respect to Delayed Transfer Employees, as defined in the Employee Matters Agreement, service with an employer in the MOC controlled group after July 1, 2011 will not count for vesting and eligibility under the Plan. Service of Delayed Transfer Employees, as defined in the Employee Matters Agreement, with the MOC controlled group through their date of transfer will count for vesting and eligibility under the Plan.

3.
For any new hires (non-transferees) to any Participating Employer with previous employment with USX Corporation (“USX”) and its wholly-owned subsidiaries, their service between March 11, 1982 and the December 31, 2001 effective date of the United States Steel Corporation (“U.S. Steel”) spin-off from USX will count for vesting and eligibility purposes. For these non-transferees, service with U.S. Steel on or after the December 31, 2001 effective date of the spin-off will not count for vesting and eligibility purposes under the Plan.

APPENDIX B: TOP-HEAVY PROVISIONS
Section 1. Application of Top-Heavy Provisions
This Appendix B sets forth the provisions of Code Section 416 and should be interpreted to apply only in accordance with Code Section 416. The provisions in this Appendix B shall take precedence over any other provisions in the Plan with which they conflict.
Section 2. Definitions
For purposes of this Appendix B, the following words and terms shall have the meanings indicated:

A.
“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Gross Pay greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Gross Pay of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.

B.	“Top-Heavy Plan” means a plan where any of the following conditions exist:

1.	The Top-Heavy Ratio for the plan exceeds 60% and the plan is not part of any Required Aggregation Group or Permissive Aggregation Group;

2.	The plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%;

3.	The plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

C.	“Top-Heavy Ratio” means

1.
If the Employer maintains one or more defined contributions plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the value of all defined contribution plan account balances maintained on behalf of a Key Employee as of the Determination Date (including any part of the account balance distributed in the one-year period ending on the Determination Date) (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability), and the denominator of which is the sum of all defined contribution plan account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date) (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability), both computed in accordance with Code Section 416 and the Treasury Regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations thereunder.

2.
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan), and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of all defined contribution plan account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with the paragraph above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of all defined contribution account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with the above paragraph, and the present value of accrued benefits under a defined benefit plan or plans for all members as of the Determination Date, all determined in accordance with Code Section 416 and the Treasury Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability).

3.
For purposes of the above paragraphs, the value of a member’s account balance and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Treasury Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a key employee but who was a key employee in a prior year, or (ii) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the one-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Treasury Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a member other than a Key Employee shall be determined under (i) a method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

D.
“Permissive Aggregation Group” means a Required Aggregation Group plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

E.
“Required Aggregation Group” means a group consisting of (1) each qualified plan of the Employer in which at least one Key Employee participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.

F.
“Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined or, in the case of the first Plan Year of a new plan; the last day of such Plan Year.

Section 3. Accelerated Vesting
In the event the Plan is a Top-Heavy Plan, the vesting schedule of Section 11.01 shall continue to apply.
Section 4. Minimum Contribution
For any Plan Year in which this Plan is determined to be a Top-Heavy Plan, a minimum contribution shall be made to the account of each non-Key Employee who participates in the Plan. For the purpose of this Section, the minimum employer contribution shall be equal to the lesser of (a) 3% of such non-Key Employee’s Gross Pay, or (b) the largest percentage of such Gross Pay provided for a Key Employee during the Plan Year. For purposes of this Section, elective deferrals of Key Employees shall be treated as Employer contributions, and Gross Pay will be defined in the same way as to apply the limit in Section 7.01(b). In determining the amount of Employer contributions which are needed to satisfy the requirements of this Section, employee deferrals for non-Key Employees shall not be taken into account. Notwithstanding the prior provisions of this Section, a minimum contribution shall not be made to any employee to the extent the employee is covered under any other plan of the Employer and the Employer has provided that the minimum allocation or benefit requirement applicable to Top-Heavy Plans shall be met in the other plan or plans.
Section 5. Coordination with Other Plans
If a non-Key Employee participates in this Plan and a defined benefit plan which is part of the Required or Permissive Aggregation Group that is determined to be a Top-Heavy Plan, the defined benefit and defined contribution minimums of Code Section 416(c) will be satisfied by providing each such employee with the defined benefit minimum established in Section 5.4 of the Marathon Petroleum Retirement Plan or the successor to such provision.

APPENDIX C: SERVICE WITH ACQUIRED COMPANIES
Except as otherwise noted, for individuals who became members of the Plan as a direct result of the Company’s or a Participating Employer’s acquisition of any of the following companies (or portions thereof), the service of such individuals which was recognized by such companies (or portions thereof) for purposes of vesting under a defined benefit or defined contribution plan, is recognized as vesting service for purposes of the Plan:
Acquired Companies Prior to July 1, 2011

• Amoco Corporation
• Aurora Gasoline Company - Option 1*
- Option 2
• Buckeye Pipe Line Company
• Center Terminal Company – Hartford
• Center Terminal Company – Indianapolis
• Chevron Corporation
• CMS Energy Corporation
• Conoco, Inc.
• Cotton Valley Operators Committee
• Ecol, Ltd.
• ExxonMobil Terminal (Charleston, WV)
• ExxonMobil Terminal (Selma, NC)
• Globe Oil and Refining Company
• Haynesville Operators Committee**
• Husky Oil Company
• Joint Venture Company – Ashland Inc. (limited to individuals transferred from Ashland Inc. to Marathon Ashland Petroleum LLC (MAP) or any one of MAP’s Participating Employers between January 1, 1998 and June 30, 2005.)

• Occidental Petroleum Company with CLAM
• Pan Ocean Oil Corporation
• Pennaco Energy, Inc.
• Platte Pipe Line Company
• Plymouth Oil Company
• PPG Industries, Inc.
• R. I. Marketing, Inc. (certain employees transferred to a Participating Employer)
• Republic Barge Transportation Company
• Rock Island Refining Corporation
• Ross Oil Corporation
• Signal Oil Company
• Texaco, Inc.
• Unocal
• Ultramar Diamond Shamrock
• Wake Up Oil Company

Acquired Companies on or After July 1, 2011

• Andeavor**** (acquired October 1, 2018)
• BOE South*** (acquired August 1, 2019)
• BP Products North America, Inc.
• Felda Iffco, LLC***
• Hess Corporation and Hess Retail Operations LLC***
• NOCO*** (acquired July 15, 2019)
• WilcoHess LLC

• Shell Pipeline Company LP***
• MarkWest Hydrocarbon, Inc.
• Enbridge Pipelines (Ozark) L.L.C.*** (acquired August 21, 2017)
• Flint Hills Resources *** (acquired July 1, 2019)
• Pin Oak Terminals, LLC and its affiliates*** (acquired September 26, 2018)

* 75% of the vesting service recognized by Aurora Gasoline Company is recognized by the Plan for the time period prior to January 1, 1975. 100% of such service is recognized thereafter.
** 50% of the vesting service recognized by Haynesville Operators Committee is recognized by the Plan.
*** Service, if fractional, will be rounded up to the next whole number.
****For Vesting Service purposes, an Andeavor-Acquired Employee whose approved transfer date to a Participating Employer occurred on or before December 31, 2018, their actual Andeavor accredited service as of 11:59 PM on December 31, 2018, will be recognized as Vesting Service with fractional years rounded up to the next whole year. For any new hire (non-transferee) or re-hire to a Participating Employer after October 1, 2018, who satisfies the eligibility requirements of Article 2 and who has previous vesting service as determined under the Andeavor 401(k) Plan, such individual’s Andeavor 401(k) Plan vesting service as of September 30, 2018, will be recognized under the Marathon Petroleum Thrift Plan for Vesting Service Purposes.

APPENDIX D: MINIMUM DISTRIBUTION REQUIREMENTS
Section 1. General Rules
1.1    Effective Date. The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2    Precedence. The requirements of this Appendix will take precedence over any inconsistent provisions of the plan.

1.3    Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

1.4    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
Section 2. Time and Manner of Distribution
2.1    Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

2.2    Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

a)
If the participant’s surviving spouse is the participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70½, if later.

b)
If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

c)
If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by the second anniversary of the participant’s death.

d)
If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the participant’s required beginning date. If Section 2.2(d) applies,

distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant’s required beginning date (or to the participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3    Forms of Distribution. Unless the participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3 and 4 of this Appendix. If the participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Treasury Regulations.
Section 3. Required Minimum Distributions During Participant’s Lifetime
3.1    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

a)
the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

b)
if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

3.2    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.
Section 4. Required Minimum Distributions After Participant’s Death
4.1    Death on or After Date Distributions Begin

a)
Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

1.	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

2.
If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3.
If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

b)
No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

4.2    Death Before Date Distributions Begin.

a)
Participant Survived by Designated Beneficiary. Except as provided in the Plan, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in Section 4.1.

b)
No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by the second anniversary of the participant’s death.

c)
Death of Surviving spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the participant.

Section 5. Definitions
5.1    Designated beneficiary. The individual who is designated as the beneficiary under Article XVI of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Treasury Regulations Section 1.401(a)(9)-4, Q&A-1.

5.2    Distribution calendar year. A calendar year for which minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
5.3    Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.
5.4    Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
5.5    Required beginning date. April 1 of the calendar year following the later of (i) the calendar year in which the participant attains age 70½ or (ii) the calendar year in which the participant retires; provided, however, that if the participant is a 5% owner of the business, the required beginning date is April 1 of the calendar year following the calendar year in which the participant attains age 70½.
Section 6. Exceptions to Distribution Requirements Described Elsewhere in Appendix D
6.1    Election to Apply 5-Year Rule to Distributions to Designated Non-Spouse Beneficiaries. If the participant dies before distributions begin and there is a designated non-spouse beneficiary, distribution to the designated non-spouse beneficiary is not required to begin by the date specified in Section 2.2 of this Appendix D, but the participant’s entire interest will be distributed to the designated non-spouse beneficiary by the fifth anniversary of the participant’s death. If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the participant or the surviving spouse begin, this election will apply as if the surviving spouse were the participant.
6.2    Participant Election to Receive Required Minimum Distribution for 2009. Participants, alternate payees and beneficiaries who would otherwise receive a required minimum distribution under this Appendix have the right to elect to receive for 2009: (a) no distribution, (b) the amount which would, but for this paragraph, have been the required minimum distribution under the Plan for 2009 or (c) any other amount otherwise available under the Plan. If the participant, alternate payee or beneficiary fails to make an election, then the Plan will make no distribution for 2009 to the participant, alternate payee or beneficiary.

APPENDIX E: RULES GOVERNING ROTH DEFERRAL CONTRIBUTIONS
Section 1. General Application
1.1    This Appendix will apply to Roth Deferral Contributions.
1.2    The Plan will accept Roth Deferral Contributions made on behalf of members. A member’s Roth Deferral Contributions will be allocated into a separate account maintained for such deferrals as described in Section 2 (referred to in the Plan as the “Roth Deferral Contribution Account”).
1.3    Unless specifically stated otherwise, Roth Deferral Contributions will be treated as elective deferrals for all purposes under the Plan.
Section 2. Separate Accounting
2.1    Contributions and withdrawals for Roth Deferral Contributions will be credited and debited to the Roth Deferral Contribution Account maintained for each member.\
2.2    The Plan will maintain a record of the amount of Roth Deferral Contributions in each member’s account.
2.3    No contributions other than Roth Deferral Contributions and properly attributable earnings will be credited to each member’s Roth Deferral Contribution Account.
Section 3. Direct Rollovers
3.1    Notwithstanding any provision of the Plan to the contrary, a direct rollover of a distribution from a Roth Deferral Contribution Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
3.2    Notwithstanding any provision of the Plan to the contrary, the Plan will accept a rollover contribution to a Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).
3.3    The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a member’s Roth Deferral Contribution Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. Eligible rollover distributions from a member’s Roth Deferral Contribution Account are taken into account in determining whether the total amount of the member’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.
Section 4. Definition
4.1    Roth Deferral Contributions. A Roth Deferral Contribution is an elective deferral that is:

(a)	Designated irrevocably by the member at the time of the cash or deferred election as a Roth Deferral Contribution that is being made in lieu of all or a portion of the

Pre-Tax Contributions the member is otherwise eligible to make under the Plan; and

(b)	Treated by the employer as includible in the member’s income at the time the member would have received that amount in cash if the member had not made a cash or deferred election.

APPENDIX F: PROVISIONS SPECIFIC TO MARKWEST EMPLOYEES
The following provisions are specific to anyone who (i) maintained an account balance under the MarkWest Plan (as defined prior to Article I), and (ii) had an amount (vested or nonvested) transferred to the Plan on the Plan Merger Date (“MarkWest Employee”).
Effective as of the Plan Merger Date, and notwithstanding anything else to the contrary in the Plan, the following provisions shall apply to MarkWest Employees:

1.
For purposes of determining the vesting service (within the meaning of Section 11.02) of MarkWest Employees (as defined in this Appendix F) under the Plan, each MarkWest Employee shall be credited with the same vesting service (and vested interest) such MarkWest Employee was credited with under the MarkWest Plan (as defined prior to Article I) immediately prior to the Plan Merger Date. Notwithstanding the foregoing, effective as of January 1, 2016, any fractional vesting service as of December 31, 2015 of individuals who were employed by MarkWest Hydrocarbon, Inc. on December 4, 2015 (as of the time of the merger by and among MarkWest Energy Partners, L.P., MPLX LP, MPLX GP LLC, Marathon Petroleum Corporation, and Sapphire Holdco LLC), as recognized by the MarkWest Plan, shall be rounded up to the next whole year under this Plan.

2.
A MarkWest Employee’s nonvested amounts held under the Plan as of the Plan Merger Date, if any, shall continue to be subject to the following vesting schedule. The following vesting schedule is the same vesting schedule that was used under the MarkWest Plan immediately prior to the Plan Merger Date. For purposes of clarification, any amounts that were previously vested under the MarkWest Plan, including amounts that were vested as a result of the merger by and among MarkWest Energy Partners, L.P., MPLX LP, MPLX GP LLC, Marathon Petroleum Corporation, and Sapphire Holdco LLC, shall continue to be 100% vested and shall not be subject to the following vesting schedule. Additionally, any Matching Contributions, including earnings on such contributions, made on behalf of MarkWest Employees on or after January 1, 2016 under the Plan shall be immediately vested as provided in Section 11.01 of the Plan.

Years of Service	Vested Interest
0	0
1	25%
2	50%
3	75%
4	100%

3.
A MarkWest Employee’s nonvested amounts held under the Plan as of the Plan Merger Date, if any, shall be subject to the forfeiture and reinstatement rules under this Plan, which are the same as, or more favorable to members than that of, the MarkWest Plan.

4.
If a MarkWest Employee performs an Hour of Service with the Controlled Group on or after January 1, 2016, such MarkWest Employee shall become 100% vested in all nonvested amounts contributed under the MarkWest Plan, but only to the extent such amounts have not previously been forfeited without the possibility of reinstatement.

APPENDIX G: PROVISIONS SPECIFIC TO ANDEAVOR EMPLOYEES
The following provisions apply to any individual who (i) maintained an account balance under the Andeavor 401(k) Plan, and (ii) had an amount (vested or nonvested) transferred from such account to the Plan pursuant to the April 30, 2019, merger of the Andeavor 401(k) Plan into the Plan (such date is the “2019 Plan Merger Date”, and each such individual is an “Andeavor Employee”).
Notwithstanding any other provision in the Plan to the contrary:

1.
An Andeavor Employee’s nonvested amounts attributable to the Andeavor 401(k) Plan held under the Plan as of the 2019 Plan Merger Date, if any, shall continue to be subject to the following vesting schedules, which are the same vesting schedules that applied under the Andeavor 401(k) Plan immediately prior to the 2019 Plan Merger Date.

Company Matching Contributions, Discretionary True-Up Matching Contributions, and Profit Sharing Contributions, if any, held in the Andeavor Employee’s applicable account shall vest according to the following schedule:

Completed Years of Service	Percentage Vested
Less than 1 year	0%
1 year or more	100%
Notwithstanding the foregoing schedule, an Andeavor Employee whose employment is involuntarily terminated as a result of a layoff shall be I00% vested in his account. The determination of whether an Andeavor Employee’s employment has been “involuntarily terminated as a result of a layoff” shall be made by the Company, in its sole and absolute discretion. Furthermore, any Andeavor Employee who was employed by Tesoro Hawaii, LLC as of September 25, 2013, the date of the sale by the Andeavor LLC of all of its interest in Tesoro Hawaii, LLC, shall be immediately 100% vested in his account as of such date, notwithstanding the foregoing schedule. Further, notwithstanding the foregoing, an Andeavor Employee whose Company Matching Contribution Account includes a Virent Matching SubAccount shall be entitled to such Virent Matching SubAccount only as determined in accordance with the following schedule:

Completed Years of Service	Percentage Vested
Less than 1 year	0%
1 year but less than 2 years	25%
2 years but less than 3 years	50%
3 years but less than 4 years	75%
4 years or more	100%
Further, notwithstanding the foregoing, an Andeavor Employee whose Company Matching Contribution Account includes a Northern Tier Energy Matching SubAccount for matching contributions made under the Northern Tier Energy Retirement Savings Plan prior to January 1, 2017; a Giant Industries Matching SubAccount I for discretionary employer matching contributions made under the Giant Industries, Inc. & Affiliated Companies 401(k) Plan between January 1, 2004 and January 1, 2008; or a Northern Tier Energy Retail Savings Matching SubAccount for fixed profit sharing contributions made under the Northern Tier

Retail Savings Plan, which assets transferred to the Northern Tier Energy Retirement Savings Plan, effective January 1, 2015; shall be entitled to such Northern Tier Energy Matching SubAccount, such Giant Industries Matching SubAccount I, and such Northern Tier Energy Retail Savings Matching SubAccount as determined in accordance with the following schedule:

Completed Years of Service	Percentage Vested
Less than 3 years	0%
3 years or more	100%
Further, notwithstanding the foregoing, a Participant whose Company Matching Contribution Account includes a Western Refining Matching SubAccount for matching employer contributions made under the Western Refining & Affiliated Companies 401(k) Plan prior to January 1, 2002 shall be entitled to such Western Refining Matching SubAccount as determined in accordance with the following schedule:

Completed Years of Service	Percentage Vested

Less than 3 years	0%
3 years but less than 4 years	20%
4 years but less than 5 years	40%
5 years but less than 6 years	60%
6 years but less than 7	80%
7 years or more	100%
Finally, notwithstanding the foregoing, a Participant whose Nonelective Contribution Account includes a Western Refining Nonelective Contribution SubAccount for discretionary profit sharing nonelective contributions made under the Western Refining & Affiliated Companies 401(k) Plan on behalf of employees who were hired prior to January 1, 2017 and a Participant whose Company Matching Contribution Account includes a Giant Industries Matching SubAccount II for discretionary employer matching contributions made under the Giant Industries, Inc. & Affiliated Companies 401(k) Plan on behalf of employees who were hired prior to January 1, 2004 are immediately vested in such Western Refining Nonelective Contribution SubAccount and such Giant Industries Matching SubAccount II.

2.
An Andeavor Employee shall 100% vest in his or her unvested accounts attributable to the Andeavor 401(k) Plan in the event of Disability while still employed by a member of the Controlled Group. This provision shall also apply to an Andeavor Employee who becomes disabled while performing Qualified Military Service, as if such individual had resumed employment on the day immediately preceding his or her Disability. “Disability” (and “disabled”) for these purposes means a physical or mental condition that renders the Andeavor Employee incapable of performing the work for which he or she was employed or similar work, as evidenced by eligibility for and receipt of Social Security disability benefits or, if applicable, disability benefits under the Company’s long-term disability plan with respect to which the Andeavor Employee is eligible to participate. “Qualified Military Service” for these purposes means service in the uniformed services (as defined in Chapter 42 of Title 38 of the United States Code) by the Andeavor Employee if such individual has reemployment rights under such Chapter with respect to such service.

3.
Subject to the other provisions of this Appendix G, an Andeavor Employee’s nonvested amounts held under the Plan as of the 2019 Plan Merger Date, if any, shall be subject to the forfeiture and reinstatement rules under this Plan, which are the same as, or more favorable to members than that of, the Andeavor 401(k) Plan.

4.
To the extent not otherwise provided for under the Plan’s withdrawal rules for like contribution types, and subject to such procedures as the Plan Administrator may from time to time adopt, an Andeavor Employee may make the following withdrawals from that portion of his or her Plan account consisting of the following contribution types as defined under the Andeavor 401(k) Plan as then in effect on the 2019 Plan Merger Date:

A.
Employee Contributions. An Andeavor Employee may withdraw all or any part of the value of his or her Employee Contribution Account and, upon exhaustion of all amounts in such Participant’s Employee Contribution Account, any part of the value of his Qualified Roth Transfer Account that is attributable to Employee Contributions at any time by submitting a request in such manner as prescribed by the Plan Administrator.

B.
Rollover Contributions. An Andeavor Employee may withdraw all or any part of the value of his or her Rollover Contribution Account and, upon exhaustion of all amounts in such individual’s Rollover Contribution Account, any part of the value of his or her Qualified Roth Transfer Account that is attributable to Rollover Contributions at any time by submitting a request in such manner as prescribed by the Plan Administrator.

C.
Pre-2000 Company Matching Contributions. An Andeavor Employee may withdraw up to 100% of the value of his or her Company Matching Contribution Account that is attributable to Company Matching Contributions made to the Andeavor 401(k) Plan for periods ending prior to January 1, 2000 and, upon exhaustion of all such amounts, any part of the value of his or her Qualified Roth Transfer Account that is attributable to such pre- 2000 Company Matching Contributions at any time by submitting a request in such manner as prescribed by the Plan Administrator.

D.
Nonelective Contributions. An Andeavor Employee may withdraw all or any part of the value of his or her vested Nonelective Contribution Account, if any, and, upon exhaustion of all amounts in such individual’s Nonelective Contribution Account, any part of the value of his or her Qualified Roth Transfer Account that is attributable to Nonelective Contributions at any time by submitting a request in such manner as prescribed by the Plan Administrator.

E.
ESOP Transfer Account. An Andeavor Employee who has withdrawn the balance of his or her Employee Contribution Account and Rollover Contribution Account may withdraw all or any part of the value of his or her ESOP Transfer Account at any time by submitting a request in such manner as prescribed by the Plan Administrator. The number of withdrawals made by an Andeavor Employee from his or her ESOP Transfer Account shall not exceed one withdrawal in a 12 month period.

5.
The accounts specified in paragraphs 1, 2 and 4 above shall have the same meanings and shall include the same amounts as defined under the Andeavor 401(k) Plan as then in effect on the 2019 Plan Merger Date, as adjusted for earnings and losses after such date.

6.
“Years of Service” for purposes of an Andeavor Employee’s vesting in his or her accounts under paragraph 1 above shall be determined as defined under the Andeavor 401(k) Plan as then in effect on the 2019 Plan Merger Date. Additionally, for purposes of determining the vesting service (within the meaning of Section 11.02) of Andeavor Employees under the Plan, each Andeavor Employee shall be credited with no less than the same vesting service (and vested interest) such Andeavor Employee was credited with under the Andeavor 401(k) Plan immediately prior to the 2019 Plan Merger Date as provided in Appendix C.

7.
Through June 30, 2019, the form of distribution rules under the Andeavor 401(k) Plan that were in effect on the 2019 Plan Merger Date shall continue to apply to an Andeavor Employee’s vested amounts under the Andeavor 401(k) Plan as determined on the 2019 Plan Merger Date, and with such amounts adjusted for earnings and losses; beginning July 1, 2019, the Plan’s form of distribution rules shall apply to such individuals and such amounts.

SPEEDWAY COMPONENT APPENDIX
This Speedway Component Appendix sets forth the provisions of the Speedway Component of the Marathon Petroleum Thrift Plan.

TABLE OF CONTENTS FOR THE SPEEDWAY COMPONENT
OF THE MARATHON PETROLEUM THRIFT PLAN

ARTICLE I - DEFINITIONS
1.1    Definitions. The following terms when used herein with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:
(1)    Account. A Participant’s entire account under this Plan, consisting of his or her Pre-Tax Basic Contributions Account, Pre-Tax Catch Up Contributions Account, After-Tax Contributions Account, Non-Roth Rollover Contributions Account, Non-Roth After-Tax Rollover Contributions Account, Roth Basic Contributions Account, Roth Catch Up Contributions Account, Roth Rollover Contributions Account, Roth In-Plan Conversion Account, Safe Harbor Employer Matching Contributions Account, Pre-2016 Employer Matching Contributions Account, Non-Elective Employer Contributions Account, Prior Plan After-Tax Contributions Account and Prior Plan Employer Contributions Account.
(2)     Active Participant. An Eligible Employee of an Employer is an Active Participant for any period during which the Employee is receiving Considered Compensation and has elected to make Contributions to the Plan in accordance with Article III.
(3)    Administrator or Plan Administrator. The Plan Administrator (also known as the Administrator under this Plan) shall be as defined and designated under the Primary Plan.
(4)    After-Tax Contributions. The contributions which an Active Participant elects to make to the Plan in accordance with Section 3.2.
(5)    After-Tax Contribution Account. That portion of the Trust Fund which, with respect to any Participant, is attributable to the Participant’s own After-Tax Contributions and any investment earnings or losses thereon.
(6)    Alternate Payee. A person who, pursuant to a QDRO, is entitled to all or any portion of the balance of the Account of a Participant or Beneficiary.
(7)    Andeavor-Acquired Employees. Andeavor-Acquired Employees means active employees of Andeavor and its subsidiaries as of 11:59 P.M., September 30, 2018 (including employees of Andeavor and its subsidiaries who were on a leave of absence as of 11:59 P.M., September 30, 2018) and who on October 1, 2018, or soon thereafter, as a direct result of the closing of Marathon Petroleum Corporation’s acquisition of Andeavor, became employees of the Company’s Controlled Group and remain in such employee status as of 12:01 A.M., January 1, 2019.
In addition, former employees of Andeavor and its subsidiaries who as a result of being transferred, newly hired or rehired by Andeavor and its subsidiaries and who subsequently became employees of the Company’s Controlled Group are also considered Andeavor-Acquired Employees, provided, that, their transfer, hire or rehire dates were during the period from October 1, 2018, through the end of the day on December 31, 2018, and, provided, further, that they remain in such employee status as of 12:01 A.M., January 1, 2019.
(8)    Andeavor Retail Participant. (i) maintained an account balance under the Andeavor Retail 401(k) Plan, and (ii) had an amount (vested or nonvested) transferred from such account to the Plan pursuant to the April 30, 2019, merger of the Andeavor Retail 401(k) Plan into the Plan (such date is the “2019 Plan Merger Date”).
(9)    Beneficiary.
(a)    In the case of a Participant other than an Alternate Payee, the Participant’s Spouse or, if the Participant has no Spouse or the Participant’s Spouse consents (in the manner hereinafter described in this paragraph) to the designation hereinafter provided for in this paragraph, such person or persons other than, or in addition to, the Participant’s Spouse as may be designated by a Participant as his or her death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Administrator) which is signed by the Participant, which includes the Participant’s Spouse’s written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant’s sole Beneficiary), and which is filed with the Administrator before the Participant’s death. A Spouse’s consent required by this paragraph shall be signed by the Spouse, shall designate a Beneficiary (or a form of benefits) which may not be changed without spousal consent (unless the consent of the Spouse expressly permits designation by the Participant without any requirement of further consent by the Spouse), shall acknowledge the effect of such consent, shall be witnessed by a notary public and shall be effective only with respect to such Spouse.
(b)    In the case of an Alternate Payee, such person or persons as may be designated by the Alternate Payee as the Alternate Payee’s death beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Administrator) which is signed by the Alternate Payee and filed with the Administrator before the Alternate Payee’s death.
(c)    If a Participant dies without a valid beneficiary designation, the Participant’s Account(s) will be paid to the person or persons comprising the first surviving class of the classes listed in the order below and such person or persons will receive the funds in a single sum. The eligible classes are set forth below:
(i)    The Participant’s surviving Spouse;
(ii)    The Participant’s surviving children (either natural born or adopted through a final adoption order issued by a court of competent jurisdiction prior to the Participant’s death) but specifically excluding stepchildren;
(iii)    The Participant’s surviving parents;
(iv)    The Participant’s surviving brothers and sisters;
(v)    The executor or administrator of the Participant’s estate.
(10)    Catch-Up Contributions. The contributions which an Active Participant elects to make to the Plan in accordance with Section 3.3.

(11)    Change in Control. A change in control of Marathon Petroleum Corporation (the “Corporation”) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:
(a)    Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not included in the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing 20% or more of the combined voting power of the Corporation’s then outstanding voting securities; provided, however, that for purposes of this Plan the term “Person” shall not include (i) the Corporation or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided further, however, that for purposes of this paragraph (a), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (c) below); or
(b)    The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the board of the Corporation or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)    There is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an “Excluded Transaction”) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation’s assets.

Notwithstanding any other provision to the contrary, in no event shall the transfer of ownership interests in the Company in and of itself constitute a Change in Control under this Plan.

(12)    Code. The Internal Revenue Code of 1986, as amended.
(13)    Company. Speedway LLC; provided, however, for purposes of Section 1.1(32), 1.1(64) and 6.1(6), and Articles IX, XI, XIII, XIV, and XV, and as otherwise required by the context for the operation of Marathon Petroleum Thrift Plan, “Company” shall mean Marathon Petroleum Company LP.
(14)    Comparable Plan. A pension, profit sharing, or stock bonus plan which meets the requirements for qualification under Code Section 401(a) and is exempt from taxation under Code Section 501(a).
(15)    Considered Compensation. A Participant’s “compensation” as defined in Treasury Regulations Section 1.415(c)-2(d)(2), that is, a Participant’s wages (including short-term disability payments made by an Employer), salaries, fees for professional services, and other amounts received (without regard to whether the amount is paid in cash) for personal services actually rendered in the course of employment with an Employer as an Employee during the relevant Plan Year to the extent that the amounts are includible in gross income (or to the extent the amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), or 457(b)), reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances (including, but not limited to, relocation expenses, company-paid parking and transportation expenses, tax allowances, moving expenses and automobile allowances), fringe benefits (cash and non-cash), deferred compensation (including, but not limited to, performance share awards), certain employee prizes (including awards such as Marawards and awards similar thereto), premiums for group-term life insurance, and welfare benefits (exclusive of short-term disability benefits paid by an Employer). In addition, those items of compensation listed in Treasury Regulations Section 1.415(c)-2(c) are excluded. Considered Compensation does not include amounts earned for service with Controlled Group Members who are not Employers nor amounts earned other than as an Eligible Employee. Considered Compensation shall also include any differential wage payments (within the meaning of Code Section 3401(h)(2)) made to an Eligible Employee by an Employer.
Where an Eligible Employee terminates employment such that the Eligible Employee is no longer employed by a Controlled Group Member, Considered Compensation shall include regular compensation for services actually performed during regular working hours (including, but not limited to, overtime, geographic pay differentials, comp time, location premiums, commissions, and bonus compensation) that is paid after employment termination solely because the applicable pay date occurs after the Eligible Employee’s employment is terminated, but shall not include, in any circumstance, (i) amounts paid after the later of the end of the Plan Year that includes the Eligible Employee’s employment termination date or 2½ months after the employment termination date, (ii) remuneration for accrued vacation or other leave paid after the employment termination date; (iii) salary continuation paid after the employment termination date; or (iv) severance pay paid after the employment termination date. The maximum annual Considered Compensation recognized by the Plan for an Eligible Employee may not exceed the amount set forth under Code Section 401(a)(17), as adjusted from time to time in accordance with the law. Considered

Compensation means Considered Compensation (as defined herein) paid during the Plan Year or such other consecutive 12-month period over which Considered Compensation is otherwise determined under the Plan (“determination period”). Any adjustment in accordance with the law in effect for a calendar year applies to Considered Compensation for the determination period that begins with or within such calendar year.
Additionally, in applying the annual Considered Compensation limit under Code Section 401(a)(17) to a member’s Considered Compensation for purposes of Plan contributions, the member’s Considered Compensation for such purpose shall be determined on the basis of the earliest payments of Considered Compensation during the Plan Year (the calendar year).
(16)    Contributions. Contributions shall mean with respect to a Participant, the amount of the Participant’s Pre-Tax Basic Contributions, Pre-Tax Catch Up Contributions, After-Tax Contributions, Non-Roth Rollover Contributions, Non-Roth After-Tax Rollover Contributions, Roth Basic Contributions, Roth Catch Up Contributions, Roth Rollover Contributions, Safe Harbor Employer Matching Contributions, Pre-2016 Employer Matching Contributions, Non-Elective Employer Contributions, Prior Plan After-Tax Contributions and Prior Plan Employer Contributions.
(17)    Controlled Group. Controlled Group shall have the meaning as defined in the Primary Plan. Each corporation or unincorporated trade or business that is or was a member of the Controlled Group shall be referred to herein as a “Controlled Group Member,” but only with respect to such period as it is or was such a member.
(18)    Deferred Participant. A Deferred Participant is any Participant who ceases to have an employment relationship with any Controlled Group Member, does not qualify as a Retired Participant, and continues to maintain an open Account. Deferred Participants who have a vested Plan balance of $5,000 or less may maintain open accounts until no later than 60 days after their date of termination of employment or as soon as administratively feasible thereafter. All other Deferred Participants may maintain open accounts until no later than the April 1 immediately following the calendar year in which such Participants attain age 70-1/2.
Notwithstanding anything to the contrary in the Plan, a WilcoHess Participant (as defined in Article I) who terminated employment with WilcoHess LLC (or a predecessor employer) prior to October 1, 2014, shall be a Deferred Participant; provided however, that if such WilcoHess Participant becomes employed by a member of the Controlled Group after October 1, 2014, his or her participation status shall be determined by the terms of this Plan.
Notwithstanding anything to the contrary in the Plan, an Andeavor Retail Participant (as defined in Article I) who terminated employment with Andeavor LLC (or an affiliate or predecessor thereof that was a participating employer in the Andeavor Retail 401(k) Plan) prior to May 1, 2019, shall be a Deferred Participant; provided, however, that if such Andeavor Retail Participant becomes employed by a member of the Controlled Group after April 30, 2019, his or her participation status shall be determined by the terms of this Plan.

(19)    Disability or Disabled. Any permanent disability qualifying the Participant for disability benefits under the federal Social Security system or under the Employer’s long-term disability program.
(20)    Eligible Employee. An Employee who has satisfied the eligibility requirements as provided in this Plan and as defined in Section 2.2.
(21)    Employee. An employee of a Controlled Group Member, including an officer but not a director as such, and including “leased employees” and individuals who are treated as Employees of a Controlled Group Member pursuant to regulations under Code Section 414(o). For purposes of this Subsection, a “leased employee” means any person who, pursuant to an agreement between a Controlled Group Member and any other person (“leasing organization”), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20% of the Controlled Group Member’s non-highly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10% of compensation (including amounts contributed pursuant to a salary reduction agreement which are excludable from the leased employee’s gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b)), (ii) immediate participation and (iii) full and immediate vesting.
(22)    Employer. Speedway LLC, Speedway PrePaid Card LLC, Northern Tier Retail LLC, Northern Tier Bakery LLC, Western Refining Retail LLC, or a corporation or other entity that is part of the Controlled Group and which has adopted this Plan pursuant to Section 14.1. Each of the entities described in the preceding sentence shall be considered an “Employer” under this Plan only during the period of time it has adopted this Plan.
(23)    Employer Matching Contributions. Contributions made by an Employer pursuant to Section 4.1 of the Plan.
(24)    Employer Matching Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to Employer Matching Contributions made on his or her behalf, and any investment earnings and gains and losses thereon. Separate records will be kept within a Participant’s Employer Matching Contributions Account to reflect (a) the portion of such Account attributable to Employer Matching Contributions made to the Plan with respect to Considered Compensation paid prior to January 1, 2016, and any investment earnings and gains and losses thereon (the “Pre-2016 Employer Matching Contributions Account”), (b) the portion of such Account attributable to Employer Matching Contributions made to the Plan with respect to Considered Compensation paid on or after January 1, 2016, and any investment earnings and gains and losses thereon (the “Safe Harbor Employer Matching Contributions Account”), and (c) the portion of such Account attributable to Prior Plan Employer Contributions.

(25)    ERISA. The Employee Retirement Income Security Act of 1974, as amended.
(26)    Fiduciary. Any person who is a “fiduciary” as defined by ERISA Section 3(21) with respect to the Plan.
(27)    Highly Compensated Employee.
(a)    For a particular Plan Year, any Employee (i) who, during the current or preceding Plan Year, was at any time a 5% owner (as such term is defined in Code Section 416(i)(1)), or (ii) for the preceding Plan Year, received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(B).
(b)    For purposes of this Subsection, the term “compensation” shall mean an Employee’s compensation under Section 12.1(4).
(28)    Hour of Service.
(a)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Controlled Group and for reasons other than the performance of duties and each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Controlled Group. The manner of determining Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to an applicable 12-month period following an Employee’s employment date shall be in accordance with the rules and regulations as promulgated by the Secretary of Labor in DOL Regulation Sections 2530.200b-2(b) and (c).
(b)    Hours of Service are credited under the following equivalency rule for exempt Employees for all periods and for non-exempt Employees on an accepted leave status covered under the Plan: 45 hours for a weekly payroll, and 90 hours for a bi-weekly payroll.
(29)    Investment Advisor. An investment manager, as defined in ERISA Section 3(38).
(30)    Investment Funds. The Funds provided for in Section 5.1.
(31)    Loan Account. The separate recordkeeping account within a Participant’s Account established by the Administrator pursuant to Section 5.5.
(32)    Named Fiduciaries. The Named Fiduciaries under the Plan shall be the Company and the Administrator, each of which shall have such powers, duties and authorities as shall be specified in the Plan and Trust Agreement and may delegate all or any part of such powers, duties and authorities as hereinafter provided. Any other person may be designated as a Named Fiduciary as provided under the Primary Plan.
(33)    Non-Elective Employer Contributions. Contributions made by an Employer pursuant to Section 4.2

(34)    Non-Elective Employer Contributions Account. A Participant’s Account reflecting Non-Elective Employer Contributions made for such Participant and any investment earnings and losses thereon.
(35)    Non-Employee Participants. Non-Employee Participants include the following Participant categories:
(a)    Deferred Participants. As defined in Section 1.1(18).
(b)    Spouse Beneficiary Participant. A Spouse Beneficiary Participant is a Beneficiary who was the Spouse of an Active Participant, Retired Participant or a Participant with Account(s) in Suspense at the time of such Participant’s death.
(c)    Beneficiary Participants. A Beneficiary Participant is a Beneficiary, including the Beneficiary of a Spouse Beneficiary Participant (designated by the Participant or provided under the terms of this Plan).
(d)    Alternate Payee Participant. As defined in Section 1.1(6).
(36)    Participant. An individual who is or formerly was an Eligible Employee and has become and continues to be a Participant of this Plan in accordance with the provisions of Article II. Unless the context otherwise requires, certain individuals described in Section 1.1(35) who have not been Eligible Employees are treated as Participants for certain purposes of the Plan, including, but not limited to, the withdrawal and distribution provisions of the Plan.
(37)    Participant with Account(s) in Suspense. A Participant who (i) transfers at the request of his or her Employer to a non-participating employer within the Controlled Group (including a Participant who is reclassified into a position with an Employer that is excluded from participation in this Plan), or (ii) is an Eligible Employee of an Employer and has voluntarily or involuntarily had Participant contributions suspended (for example, a Participant on approved leave without Considered Compensation), will have his or her Account(s) held in suspense. A Deferred Participant who is subsequently rehired by a nonparticipating Controlled Group Member will be considered a Participant with Account(s) in Suspense. A Participant with Account(s) in Suspense includes an Employee who was an Active Participant but whose status is changed from a common law employee to a leased employee (as defined in Code Section 414(n)(2)) of a Controlled Group Member.
(38)    Plan. As used in this Appendix, means the Speedway Component of the Marathon Petroleum Thrift Plan, provided, that where the context so requires, “Plan” also means the Primary Plan document and applicable provision(s) thereunder.
(39)    Plan to Plan Transfer. A transfer to the Plan from a Comparable Plan of cash or other property (acceptable to the Administrator and the Trustee) held under the Comparable Plan for the benefit of an Eligible Employee.
(40)    Plan Year. The 12-month period commencing on January 1st of each year and ending on the next following December 31st, and on which the primary records of the Plan and Trust Fund are to be kept.

(41)    Pre-Tax Basic Contributions. The contributions which an Active Participant elects to make to the Plan in accordance with Section 3.1 on a pre-tax basis.
(42)    Pre-Tax Basic Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to Pre-Tax Basic Contributions made on his or her behalf, and any investment earnings and gains and losses thereon.
(43)    Pre-Tax Catch-Up Contributions. The contributions that an Active Participant elects to make to the Plan in accordance with Section 3.3 on a pre-tax basis.
(44)    Pre-Tax Catch-Up Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to Pre-Tax Catch-Up Contributions made on his or her behalf, and any investment earnings and gains and losses thereon.
(45)    Pre-Tax Contributions. The contributions an Active Participant elects to make to the Plan pursuant to a qualified cash or deferral arrangement, as defined in Code Section 401(k), and which are credited to the Participant’s Pre-Tax Contributions Account in accordance with Section 3.1. Except as otherwise specifically provided in this Plan, the term “Pre-Tax Contributions” shall include Pre-Tax Basic Contributions and Pre-Tax Catch-Up Contributions.
(46)    Pre-Tax Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to Pre-Tax Basic and Pre-Tax Catch-Up Contributions made on his or her behalf, and any investment earnings and gains and losses thereon.
(47)    Prior Plan After-Tax Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to amounts contributed by the Participant on an after-tax basis to the Ashland Savings Plan, and any investment earnings and gains and losses thereon.
(48)    Prior Plan Employer Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to amounts contributed as discretionary matching contribution on behalf of the Participant to the Ashland Savings Plan, and any investment earnings and gains and losses thereon.
(49)    QDRO. A “qualified domestic relations order” within the meaning of Code Section 414(p).
(50)    Retired Participant. Any Participant who terminated employment from a Controlled Group Member on or after January 1, 2016, either (a) on or after attaining age 50, with 10 Years of Vesting Service, or (b) on or after age 65.
(51)    Rollover Contribution. The amount contributed to the Plan as a rollover contribution from an Eligible Retirement Plan in accordance with Section 3.4.
(52)     Rollover Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to Rollover Contributions made on the Participant’s behalf, and any investment earnings and gains and losses thereon. Separate records will be kept within a Participant’s Rollover Contributions Account to reflect (a) the portion of such Account attributable to Rollover Contributions that the Participant has irrevocably designated as Roth

Rollover Contributions and any investment earnings and losses thereon (the “Roth Rollover Contributions Account”), (b) the portion of such Account attributable to all other Rollover Contributions, other than after-tax contributions, and any investment earnings and losses thereon (the “Non-Roth Rollover Contributions Account”), and the portion of such Account attributable to after-tax contributions made to a Comparable Plan and any investment earnings and losses thereon (the “Non-Roth After-Tax Rollover Contributions Account”).
(53)    Roth Basic Contributions. The contributions which an Active Participant elects to make to the Plan in accordance with Section 3.1 that are designated as Roth Basic Contributions.
(54)    Roth Basic Contributions Account. The portion of the Trust Fund which, with respect to any Participant, is attributable to Roth Basic Contributions made on his or her behalf, and any investment earnings and gains and losses thereon.
(55)    Roth Catch-Up Contributions. The contributions which an Active Participant elects to make to the Plan in accordance with Section 3.3 that are designated as Roth Contributions.
(56)    Roth Catch-Up Contributions Account. That portion of the Trust Fund which, with respect to any Participant, is attributable to the Participant’s own Roth Catch-Up Contributions and any investment earnings and losses thereon.
(57)    Roth Contributions. Contributions of an Active Participant that the Active Participant has irrevocably designated as being contributed in lieu of all or a portion of the Pre-Tax Contributions that the Active Participant is otherwise entitled to make under the Plan and which are treated by the Employer as includible in the Active Participant’s gross income pursuant to Code Section 402A at the time the Active Participant would have received that amount in cash if the Active Participant had not made such election. Except as otherwise specifically provided in this Plan, the term “Roth Contributions” shall include “Roth Basic Contributions” and “Roth Catch-Up Contributions,” as described in Sections 3.1 and 3.3, respectively.
(58)    Roth Contributions Account. The portion of a Participant’s Account which contains the Participant’s Roth Contributions and any investment earnings and losses thereon.
(59)    Roth In-Plan Conversion. The amount which a Participant has irrevocably elected to roll over to a Roth In-Plan Conversion Account pursuant to Section 3.5.
(60)    Roth In-Plan Conversion Account. The portion of a Participant’s Account which contains Roth In-Plan Conversions and any investment earnings and losses thereon and which will consist of the applicable designated Roth subaccounts as provided for under Section 3.5 and as may further be determined from time to time by the Plan Administrator.
(61)    Roth Rollover Contribution. The amount contributed to the Plan as a Roth rollover contribution from another tax-qualified plan in accordance with Section 3.4
(62)    Spouse. The person to whom a Participant is legally married as of the relevant date, or an alternate payee designated as a Spouse pursuant to a QDRO. Individuals, whether part of an opposite-sex or same-sex couple, who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as marriage under the laws of that state, will not be treated as married under the Plan. For this purpose, the term “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages.
(63)    Trust. The trust created by the Trust Agreement.
(64)    Trust Agreement. The Trust Agreement between the Company and the Trustee, providing, among other things, for the Trust, the investment of the Trust Fund and allocations of responsibilities among Trustees, as such Trust Agreement may be amended, supplemented or restated from time to time.
(65)    Trustee. The Trustee or Trustees designated in the Trust Agreement, or their successor or successors in trust under the Trust Agreement.
(66)    Trust Fund. The entire trust estate held by the Trustee under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income, and which shall be comprised of the Investment Funds.
(67)    Valuation Date. Each day on which the New York Stock Exchange is open for trading.
(68)    WilcoHess Participant. Anyone who (i) maintained an account balance under the WilcoHess Plan (as defined in the Preamble), and (ii) had an amount transferred to the Plan on the Plan Merger Date.
(69)    Year of Vesting Service. A 12-consecutive month vesting computation period during which the Employee completes at least 1,000 Hours of Service. An Employee’s initial vesting computation period will be the 12 consecutive month period commencing on the date the Employee first performs an Hour of Service and ends on the first anniversary of that date. Subsequent vesting computation periods for Employees shall mean the Plan Year, commencing with the Plan Year that includes such first anniversary.
1.2    Construction.
Unless the context otherwise indicates, the masculine wherever used herein shall include the feminine and neuter, the singular shall include the plural and words such as “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to this Plan as a whole and not to any particular part thereof.
(1)    Where headings have been supplied to portions of this Plan, they have been supplied for convenience only and are not to be taken as limiting or extending the meanings of any of its provisions.
(2)    Wherever the word “person” appears in this Plan, it shall refer to both natural and legal persons.
(3)    Except to the extent federal law controls, the Plan shall be governed, construed and administered according to the laws of the State of Delaware. All persons accepting or claiming benefits under the Plan shall be bound by and deemed to consent to its provisions.

(4)    This amendment and restatement of the Plan is effective as of August 1, 2020. Events occurring before the applicable effective date of any provision of this amendment and restatement of the Plan shall be governed by the applicable provision of the Plan in effect on the date of the event.
(5)    A number of the provisions hereof and of the Trust Agreement are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions herein and in the Trust Agreement are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions hereof or of the Trust Agreement, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.
(6)    The benefits payable, if any, under the Plan with respect to an Employee or former Employee whose employment with the Controlled Group terminated prior to August 1, 2020 (and who is not rehired by a Controlled Group Member on or after that date) or who ceased to be an Eligible Employee under this Plan prior to August 1, 2020 (and who does not again become an Eligible Employee on or after that date) shall be determined by and paid in accordance with the terms and provisions of the Plan as in effect at the date of such termination or the date such Employee or former Employee otherwise ceased to be an Eligible Employee.
ARTICLE II - ELIGIBILITY AND PARTICIPATION
2.1    Prior Participation. Each Employee, who was a Participant on July 31, 2020 and who continues to be an Eligible Employee on August 1, 2020 shall continue to be a Participant in this Plan on that date.
2.2    Eligibility. An Employee of an Employer who is credited with an Hour of Service by an Employer is an Eligible Employee provided the Employee is regularly classified as one of the following:

•	an Employee in salary grade 11 or below, or

•	a salary grade 12 or above Employee, provided, that this classification became effective after December 31, 2018, as a new hire, rehire, transferee or an Employee receiving a promotion.
In addition, in order to be an Eligible Employee, the Employee must meet the following eligibility requirements and not be part of the following described exclusions:

1)    The Employee is employed by an Employer and receives a Form W-2 from the Participating Employer for such employment.
2)    The Employee meets the participation requirements as may be specified in Addendum B, Service for prior employers.

3)    Specifically excluded from eligibility to participate in the Plan are any individuals who have signed an agreement or have otherwise agreed to provide services to an Employer as an independent contractor, regardless of the tax or other legal consequences of such an arrangement. Also, specifically excluded are leased Employees compensated through a leasing entity, whether or not the leased Employee falls within the definition of “leased employee” as defined in Code Section 414(n).
4)    An Employee shall not be eligible to participate in the Plan if the Employee is covered by a collective bargaining agreement (unless such agreement provides for participation in the Plan) or if Employee is subject to any other employment agreement or contract that waives or excludes participation in the Plan.
All Andeavor-Acquired Employees are excluded from being Eligible Employees through the end of the day December 31, 2018. As Eligible Employees defined in this Section 2.2, their first eligibility commenced at 12:01 A.M. on January 1, 2019.

An Eligible Employee shall become a Participant in this Plan as soon as administratively feasible following the date on which the Employee satisfies the eligibility requirements of this Section 2.2.

2.3    Duration of Participation. An Eligible Employee who has become a Participant shall remain a Participant in the Plan so long as an Account is held for the Participant’s benefit; provided, however, no further contributions, other than Rollover Contributions, will be made to the Plan by or for a Participant who ceases to be an Eligible Employee with respect to the period after the Employee ceases to be an Eligible Employee. A Participant who has ceased to be an Eligible Employee but who subsequently is an Eligible Employee shall be considered to be eligible to participate in the Plan commencing on the date such Participant again becomes an Eligible Employee.
2.4    Veterans Reemployment. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to “qualified military service” will be provided in accordance with Code Section 414(u). “Qualified military service” means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.
ARTICLE III - PARTICIPANT CONTRIBUTIONS
3.1    Pre-Tax Contributions; Roth Contributions. Each Active Participant may elect to make Pre-Tax Contributions to the Plan from 1% to 75% of the Participant’s Considered Compensation (in whole percentages only) as Pre-Tax Basic Contributions and/or Roth Basic Contributions in lieu of an equal amount being paid as current Considered Compensation. Pre-Tax Basic and/or Roth Basic Contributions are made through payroll deductions. Notwithstanding the foregoing, the maximum combined contribution percentage under Sections 3.1, 3.2, and 3.3 is 75%.
3.2    After-Tax Contributions. Each Active Participant may elect to make After-Tax Contributions from 1% to 75% (in whole percentages only) of the Participant’s Considered Compensation; provided, however, that an Active Participant who is a Highly Compensated

Employee may only elect to make After-Tax Contributions from 1% to 2% (in whole percentages only) of Considered Compensation. After-Tax Contributions are made through payroll deductions. Notwithstanding the foregoing, the maximum combined contribution percentage under Sections 3.1, 3.2, and 3.3 is 75%.
3.3    Catch-Up Contributions. Active Participants who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions for such Plan Year in accordance with, and subject to the limitations of, Code Section 414(v). Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.
Active Participants may elect to make Catch-Up Contributions from 1% to 75% (in whole percentages only) of Considered Compensation. Catch-Up Contributions shall be permitted only by Participants with respect to whom no Pre-Tax Contributions or Roth Basic Contributions may be made to the Plan for that taxable year by reason of the application of the Code Section 402(g) limit, the limit in Section 3.1 or any other limitations on Pre-Tax Contributions or Roth Basic Contributions for that taxable year in accordance with, and subject to the limits of Code Section 414(v). Participants must specify whether their Catch-Up Contributions will be Pre-Tax Catch-Up Contributions or Roth Catch-Up Contributions, and if the Participant does not designate whether the Catch-Up Contributions to be made are to be Pre-Tax Catch-Up Contributions or Roth Catch-Up Contributions, such contributions shall be deemed to be Pre-Tax Catch-Up Contributions. Catch-Up Contributions may not exceed a maximum annual dollar limit pursuant to Code Section 414(v), as adjusted from time to time in accordance with the law. Notwithstanding the foregoing, the maximum combined contribution percentage under Sections 3.1, 3.2, and 3.3 is 75%.
3.4    Rollover Contributions and Plan to Plan Transfers.
(1)    Active Participants, Participants with Account(s) in Suspense, and Retired Participants may make Rollover Contributions or Plan to Plan Transfers of qualified distributions from any tax-qualified plan or any individual retirement account described in Code Section 408(d)(3)(A)(ii). However, Roth Rollover Contributions will only be accepted from another tax-qualified plan described in Code Section 401(a). The Plan will not accept Rollover Contributions or Plan to Plan Transfers from a Code Section 403(a) plan or a Roth IRA. For purposes of this Section 3.4, “tax-qualified plan” means:
(a)    A qualified plan described in Code Section 401(a) or 403(b), including after-tax employee contributions held thereunder; and
(b)    An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
(2)    Deferred Participants and prior Deferred Participants may also make Rollover Contributions (but not Plan to Plan Transfers) from any of the above. Individuals who are eligible to become Active Participants, but have elected not to contribute to the Plan or have previously elected to withdraw their entire account balance, are permitted to make Rollover Contributions to the Plan. The Plan may also accept Rollover Contributions from prior Participants with Account(s) in Suspense and Retired Participants who previously received a distribution of their entire Account balance. Subject to Administrator approval, Spouse Beneficiary Participants have the right to roll over distributions from qualified retirement plans sponsored by any employer whereby the Plan has recognized vesting time for prior service of the deceased Participant. This right is limited solely to Spouse Beneficiary Participants to the extent such is permitted by applicable laws and regulations.
(3)    All such Rollover Contributions or Plan to Plan Transfers must consist of cash, unless the Administrator agrees, in its sole discretion, to accept any property other than cash. The individual must submit written certification that the Rollover Contribution or Plan to Plan Transfer qualifies as a Rollover Contribution or Plan to Plan Transfer. Rollover Contributions must be made within 60 days after the eligible individual has received the distribution from the applicable eligible retirement plan or IRA.
3.5    Roth In-Plan Conversions. A Participant may elect, in accordance with rules prescribed by the Plan Administrator, to roll over (“convert”) to a Roth In-Plan Conversion Account all or a portion of their Account balances consisting of vested amounts that are distributable and eligible for rollover and vested amounts that are not otherwise distributable, in each case exclusive of any amounts that are currently held in any designated Roth subaccount under the Plan. Any such election will be irrevocable. Conversions will be processed as in-kind transactions. Each amount so converted will be the Participant’s Roth In-Plan Conversion. The Plan-designated Roth subaccounts under the Roth In-Plan Conversion Account for a Roth In-Plan Conversion will be established by the Plan Administrator and currently are as follows:
(1)    Roth In-Plan Conversion Account, which is an unrestricted account for Roth In-Plan Conversions of vested account balances or portions thereof provided that such conversion amounts are not from Pre-Tax Basic Contributions, Pre-Tax Catch Up Contributions, and Safe Harbor Employer Matching Contributions Account sources;
(2)    Roth In-Plan Conversion Employee Account, which is a restricted account limited to Roth In-Plan Conversions of vested account balances or portions thereof from Pre-Tax Contributions and Pre-Tax Catch Up Contributions Accounts; and
(3)    Roth In-Plan Conversion Employer Account, which is a restricted account limited to Roth In-Plan Conversions of vested account balances or portions thereof from the Safe Harbor Employer Matching Contributions Account.
The Roth In-Plan Conversion Account will not otherwise accept contributions or rollovers (other than conversion type rollovers as provided for in this Section 3.5).

Roth In-Plan Conversion amounts allocated to the Roth In-Plan Conversion Account will be subject to the Plan rules governing the accounts that provided the source of funds for conversion. Once converted, any withdrawal restrictions will be maintained, and such converted amounts cannot be transferred back to their original source.

Outstanding loan balances and amounts held in the Plan’s BrokerageLink investment option are not eligible for Roth In-Plan Conversion.

Roth In-Plan Conversion amounts attributable to non-distributable amounts will continue to be subject to the same distribution restrictions that applied prior to conversion, and no conversion under this Section 3.5 will eliminate any Code Section 411(d)(6) protected distribution rights attributable to the amount converted.

Amounts converted will be included in gross income of the Participant to the extent they would be included in gross income as if distributed in the year of conversion.

The provisions of this Section 3.5 with respect to amounts that are not otherwise distributable, as permitted under Code Section 402A(c)(4)(E), are intended to comply in good faith with such Code provision and the guidance applicable to same.

3.6    Contribution Elections. An Eligible Employee who becomes (or will become) a Participant under Section 2.2 may make an election in a manner prescribed by the Administrator in which he or she (i) designates the percentage of Considered Compensation to be contributed as Pre-Tax and/or Roth Basic Contributions, including whether any Catch-Up Contributions will be made, (ii) authorizes applicable payroll deductions and (iii) chooses one or more Investment Fund(s). In the event that a Participant does not designate on his or her application whether the contributions elected to be made are Pre-Tax or Roth Basic Contributions, all contributions elected on such application shall be deemed to be Pre-Tax Basic Contributions.
3.7    Change in Participant Contributions. Subject to the provisions of this Article III, Active Participants may elect to change the percentages of their authorized payroll deductions and/or elect to automatically increase the percentage of their authorized payroll deductions by giving notice to the Administrator in such manner as the Administrator may prescribe. Such changed percentage and/or automatic increase election shall become effective beginning with the first payroll period commencing after processing such notice or, if later, on a future date specified by the Participant and acceptable to the Administrator.
3.8    Automatic Increase Program. Active Participants may elect to enroll in a program that will automatically increase their rate of contributions on an annual basis. A Participant choosing to participate in the program must elect an increase amount, in whole percentages of Considered Compensation only, and a date on which the increase is to be applied each Plan Year. Subject to the Plan and statutory limits, the increase will be applied to the Participant’s election for Pre-Tax Basic Contributions and Roth Basic Contributions to the extent possible and then to the Participant’s election for After-Tax Contributions. A Participant may elect to voluntarily terminate his or her participation in this program at any time. Any election to voluntarily terminate participation in the program shall become effective as soon as administratively possible after the election has been properly made with the Administrator.
3.9    Restrictions on Pre-Tax Contributions and Roth Contributions.
(1)    In no event may the sum of Pre-Tax Contributions and/or Roth Contributions (but excluding any Catch-Up Contributions) exceed the applicable dollar limit as provided in Code

Section 402(g) in a calendar year. In the event the annual dollar limit provided in Code Section 402(g) is reached with respect to a Participant during a calendar year, no additional Pre-Tax Contributions or Roth Contributions, other than Catch-Up Contributions, shall be permitted to be made to the Plan on behalf of the Participant for the remainder of that calendar year.
(2)    Notwithstanding any provision of the Plan to the contrary, Allocable Excess Contributions, and income allocable thereto to the end of the calendar year for which such Allocable Excess Contributions were made, shall be distributed no later than April 15 to Participants who claim Allocable Excess Contributions for the preceding calendar year. “Allocable Excess Contributions” shall mean the amount of Pre-Tax Contributions or Roth Contributions (but excluding any Catch-Up Contributions) for a calendar year that the Participant allocates to this Plan that exceed the limits of Code Section 402(g). In the event that a Participant’s Allocable Excess Contributions include both Pre-Tax Contributions and Roth Contributions, the Plan shall distribute Pre-Tax Contributions first.
(3)    Any Allocable Excess Contributions will first be transferred to the After-Tax Contribution Account, up to the limit, and subject to the eligibility conditions of Section 3.2, with any remaining balance distributed in accordance with this Section 3.9. The Allocable Excess Contributions distributed to a Participant with respect to a calendar year shall be adjusted for income allocable thereto to the end of the calendar year for which such Allocable Excess Contributions were made and, if there is a loss allocable to the Allocable Excess Contributions, shall in no event be less than the lesser of the Participant’s Accounts attributable to Pre-Tax Contributions or Roth Contributions under the Plan or the Participant’s Pre-Tax Contributions or Roth Contributions for the calendar year.
(4)    Employer Matching Contributions, if any, made with respect to such Allocable Excess Contributions distributed to a Participant pursuant to this Section 3.9 shall be forfeited.
ARTICLE IV - EMPLOYER CONTRIBUTIONS
4.1    Employer Matching Contributions. The Employer shall contribute, for each pay period, an Employer Matching Contribution in the amount of 117% of the amount of Pre-Tax Basic Contributions, After-Tax Contributions, and/or Roth Basic Contributions made for each Active Participant that do not exceed 6% of such Participant’s Considered Compensation; provided, however, that the Employer will not contribute Matching Contributions on behalf of a Participant who is covered by a collective bargaining agreement with the Active Participant’s Employer unless the Employer has entered into a definitive agreement with a Participant’s union expressly requiring the Employer to contribute matching contributions. The Employer will true-up Employer Matching Contributions following the end of the Plan Year so that the amount of the Participant’s Employer Matching Contributions for the Plan Year equals the amount determined under the Matching Contribution formula provided in this Section 4.1 using the Participant’s Considered Compensation and eligible Contributions (including for this purpose Pre-Tax Catch Up Contributions and Roth Catch Up Contributions) for the Plan Year. In no event will the Employer match Rollover Contributions, Plan to Plan Transfers or Roth In-Plan Conversions.
4.2    Non-Elective Employer Contributions.

(1)    Initial Eligibility Requirements. To be initially eligible for the Non-Elective Employer Contribution, a Participant must satisfy the following conditions:
(a)    The Participant has attained age 21;
(b)    The Participant has completed 1,000 Hours of Service during an Eligibility Computation Period. For this purpose, the initial Eligibility Computation Period will be the twelve consecutive month period commencing on the date the Employee first performs an Hour of Service and ends on the first anniversary of that date. Subsequent Eligibility Computation Periods for Employees shall mean the Plan Year, commencing with the Plan Year that includes such first anniversary. The determination of whether a Participant has completed 1,000 Hours of Service shall be made as of the last date of the Eligibility Computation Period, and a Participant will not be considered to have satisfied the Initial Eligibility Requirements until such last date of the Eligibility Computation Period.
(2)    Continuing Eligibility Requirements. Participants who have satisfied the Initial Eligibility Requirements in Section 4.2(1) shall receive a Non-Elective Employer Contribution for a Plan Year only if the Participant satisfies the Continuing Eligibility Requirements set forth in this Section 4.2(2) for such Plan Year:
(a)    The Participant is classified by the Company as employed in an Eligible Position. An Eligible Position is a Speedway store employee other than (i) a store employee covered by a collective bargaining agreement (unless such agreement or other agreement between the applicable union and Employer specifically requires the Non-Elective Employer Contribution), (ii) a store employee classified in salary grade 4 and above, and who does not otherwise meet the requirements of the Special Rule in clause (iii) of this paragraph (a), or (iii), effective September 30, 2020, a store employee who, on account of a promotion to an assistant manager trainee or similar store level position, or any other non-store position on or after August 2, 2020 and prior to January 1, 2021, would otherwise be subject to the rule in clause (ii) of this paragraph (a) and who would have otherwise been eligible to enter the Speedway Retirement Plan under that plan’s eligibility rules in effect on August 1, 2020 (the “Special Rule”);
(b)    The Participant was credited with at least 1,000 Hours of Service during the Plan Year; and
(c)    The Participant was employed by a Controlled Group Member on the last day of the Plan Year.
(3)    Exception to Continuing Eligibility Requirement. The requirements of paragraphs 4.2(2)(b) or (c) shall not apply for a Plan Year to Participants who become Disabled, terminate employment after attaining age 65 or after attaining age 50 with 10 Years of Vesting Service, or die during such Plan Year.
(4)    Non-Elective Employer Contribution. On behalf of each Participant who satisfies the Initial Eligibility Requirements (as determined under Section 4.2(1)) and the Continuing Eligibility Requirements for the Plan Year (as determined under Section 4.2(2), as modified by Section 4.2(3)), the Employer shall contribute an amount equal to 3.5% of a Participant’s

Considered Compensation received during the Plan Year; provided, however, that the Non-Elective Employer Contribution shall be based only on Considered Compensation paid to the Participant (i) after the date on which the Participant satisfies the Initial Eligibility Requirements, and (ii) with respect to the time period during which the Participant was classified by the Company as employed in an Eligible Position.
4.3    Employer Contributions. Contributions of the Employer under this Article IV shall in no event exceed the limitations on deductions from gross income under the provisions of the Code and such amounts to be contributed shall be conditioned upon such deductibility. All Employer Matching and Non-Elective Employer Contributions for any Plan Year shall be made on or before the due date (including extensions) for filing the income tax returns of the Employers for the taxable year coinciding with such Plan Year.
4.4    Return of Contributions to Employers.
(1)    Except as provided in Subsection (2) of this Section 4.4, the Trust Fund shall never inure to the benefit of any Employer and shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.
(2)    If the Internal Revenue Service shall determine that an Employer has contributed an amount for any Plan Year which is in excess of the amount which is deductible by it under Code Section 404 for such Year, such contribution (to the extent the deduction is disallowed) shall, upon written request of the Employer filed with the Trustee, be returned to the Employer within one year after the deduction was disallowed. If any contribution is made by an Employer due to a mistake of fact, such contribution shall, upon written request of the Employer filed with the Trustee, be returned to the Employer within one year after it is made. Earnings attributable to contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance that would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section 4.4 shall be limited so as to avoid such reduction.
4.5    Safe Harbor Provisions. The nondiscrimination requirements of Code Section 401(k) will be met by this Plan pursuant to the ADP safe harbor provisions of Code Section 401(k)(12) and Treasury Regulations Section 1.401(k)-3; the safe harbor contribution will be the Safe Harbor Employer Matching Contribution. The nondiscrimination requirements of Code Section 401(m) will be met by this Plan pursuant to the ACP safe harbor provisions of Code Section 401(m)(11) and Treasury Regulations Section 1.401(m)-3 and by the fact that no Highly Compensated Employee is eligible to contribute After-Tax Contributions; the safe harbor contribution will be the Safe Harbor Employer Matching Contribution.

ARTICLE V - INVESTMENTS; LOANS
5.1    Investment of Funds.
(1)    The Trust Fund (other than the portion of the Trust Fund consisting of the Loan Accounts) shall be divided into Investment Funds, as the Investment Committee may in its discretion select or establish. Each such Investment Fund shall comply with applicable law, including ERISA. The Investment Funds shall include a Marathon Petroleum Corporation Common Stock Fund, which will invest in Marathon Petroleum Corporation common stock, with a small portion invested in cash for liquidity purposes. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.
(2)    Upon becoming a Participant and at any time thereafter, each Participant may elect, pursuant to rules and procedures adopted by the Administrator, and effective at such time as prescribed by the Administrator, that future Contributions made on the Participant’s behalf, as well as repayments of a loan made pursuant to Section 5.5, shall be invested in any proportion in any one or more Investment Funds. Each Eligible Employee may elect, pursuant to rules and procedures adopted by the Administrator, and effective at such time as prescribed by the Administrator, upon making a Rollover Contribution or having a Plan to Plan Transfer made on the Participant’s behalf that the assets contributed to the Plan on his or her behalf in such Rollover Contribution or Plan to Plan Transfer shall be invested in any proportion in any one or more Investment Funds. In the absence of a Participant’s effective direction pursuant to this Section 5.1(2) as to the investment of all or a portion of the amounts in a Participant’s Account, the amounts for which there is no such direction shall be invested in the Investment Fund or Funds designated by the Investment Committee for such purpose (each of which shall be a “qualified default investment alternative” within the meaning of the Department of Labor regulations).
(3)    Subject to rules established by the Administrator, a Participant may direct that any portion of his or her Account (other than the Loan Account) be reallocated in any proportion among the Investment Funds.
(4)    The employer security diversification requirements of Code Section 401(a)(35) (the “Diversification Requirements”) apply to the Plan because the Investment Funds include the Marathon Petroleum Corporation Common Stock Fund (for purposes of this Section 5.1(4), the “Common Stock Fund”). Therefore, each Active Participant, Participant with Account(s) in Suspense, Retired Participant, and Non-Employee Participant shall be entitled to direct the Plan, pursuant to the investment designation rules and procedures established by the Plan Administrator pursuant to the Plan, to transfer the portion of such Participant’s Account balance that is invested in the Common Stock Fund in a manner that meets the Diversification Requirements as described in this Section 5.1(4).
(a)    No Length of Service Requirement to Diversify: The Plan imposes no years of service or similar length of employment requirement that Participants must satisfy in order to transfer Account balances that are invested in the Common Stock Fund to other Investment Funds.

(b)    Investment Funds for Reinvestment of Common Stock Fund Account Balances: The Investment Funds available to Participants for the reinvestment of their Account balances shall include not less than three Investment Funds, each of which is diversified and has materially different risk and return characteristics. For this purpose, Investment Funds that constitute a broad range of investment alternatives within the meaning of DOL Regulations Section 2550.404c-1(b)(3) are treated as diversified and having materially different risk and return characteristics.
(c)    Divestment and Reinvestment Opportunities, Restrictions and Conditions: The investment designation rules and procedures established by the Plan Administrator pursuant to the Plan shall meet the Diversification Requirements, and in such regard (A) shall provide Participants with reasonable divestment and reinvestment opportunities with respect to the Common Stock Fund at least quarterly and (B) shall not impose any restrictions or conditions with respect to the investment in the Common Stock Fund that are not imposed on the investment in the other Investment Funds, except for restrictions and conditions that are permitted by Treasury Regulations Section 1.401(a)(35)-1. Such permitted restrictions and conditions include, among others, restrictions and conditions that are required or reasonably designed to ensure compliance with applicable securities laws, to limit the extent to which a Participant’s Account may be invested in the Common Stock Fund, and to limit short-term trading in the Common Stock Fund.
5.2    Account. Each Participant shall have established for him by the Administrator an Account which reflects, to the extent applicable, the Participant’s Pre-Tax Basic Contributions Account, Pre-Tax Catch Up Contributions Account, After-Tax Contributions Account, Roth Basic Contributions Account, Roth Catch Up Contributions Account, Safe Harbor Employer Matching Contributions Account, Pre-2016 Employer Matching Contributions Account, Non-Elective Employer Contributions Account, Non-Roth Rollover Contributions Account, Roth Rollover Contributions Account, Non-Roth After Tax Contributions Account, Roth In-Plan Conversion Account, Prior Plan After-Tax Contributions Account and Prior Plan Employer Contributions Account. The After-Tax Contributions Account and the Prior Plan After-Tax Contributions Account shall separately reflect the Participant’s After-Tax Contributions and the earnings thereon. In the case of any individual with respect to whom a Plan to Plan Transfer has been made, the Rollover Contributions Account shall be further subdivided and separate records maintained to reflect the Participant’s after-tax employee contributions to the plan from which the Plan to Plan Transfer originated, the earnings thereon, the employer contributions made on behalf of the Participant to the plan from which the Plan to Plan Transfer originated and the earnings thereon. An Alternate Payee’s Account shall be created by allocation from the Account of the Participant to whom the QDRO relates to a new account established for the Alternate Payee such portion of the Participant’s Account as is specified in the applicable QDRO. The Administrator shall also maintain for each such Account separate records showing the amount of contributions thereto, payments, withdrawals and, in the case of the Non-Elective Employer Contributions Account and the Pre-2016 Employer Matching Contributions Account, forfeitures therefrom, and the amount of income, expenses, gains and losses attributable thereto. The interest of each Participant hereunder at any time shall consist of the amount standing to the Participant’s Account (as determined in Section 5.4 below) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Valuation Date.

5.3    Reports. The Administrator shall cause reports to be made at least annually to each Participant as to the value of the Participant’s Account. In addition, the Administrator shall cause such a report to be made to each Participant who terminates his or her employment with the Controlled Group.
5.4    Valuation of Accounts.
(1)    As of the close of business on each Valuation Date, the Trustee shall determine the value of each Participant’s Account as provided in the Plan and the Trust Agreement. Except as may otherwise be provided by the Administrator, all Contributions shall be credited to each Participant’s Account as of the close of business on the Valuation Date on which the Trustee has received such Contributions.
(2)    The Trustee shall make each valuation described in Subsection (1) on the basis of the market value (as determined by the Trustee) of the assets of each Investment Fund, except that property which the Trustee determines does not have a readily determinable market value shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate.
(3)    The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Investment Fund during such period resulting from expenses paid and realized and unrealized earnings, profits and losses of such Investment Fund during such period. Contributions allocated to an Investment Fund described in this Subsection and payments, distributions and withdrawals from any such Investment Fund to provide benefits under the Plan for Participants or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of such Investment Fund. The net gain or loss of each Investment Fund determined pursuant to this Subsection shall be allocated as of each Valuation Date by the Trustee to the Accounts of Participants in such Investment Fund in proportion to the amounts of such Accounts invested in such Investment Fund on such Valuation Date, exclusive of amounts to be credited or debited to such Accounts as of such Valuation Date.
(4)    The total value of a Participant’s Account on each Valuation Date shall be the value determined under the preceding provisions of this Section 5.4 for the portions of the Account invested in the respective Investment Funds described in such provisions, plus the value of a Participant’s Loan Account on the last preceding Valuation Date on which the Administrator valued such Loan Account pursuant to Section 5.5(3), reduced by any fees or expenses charged against the Account on any Valuation Date in accordance with the terms of this Plan or Trust.
(5)    The reasonable and equitable decision of the Trustee as to the value of each Investment Fund, and as to the value of each Participant Account, as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in such Investment Fund or Account.
5.5    Loans to Participants.
(1)    A Participant or a Non-Employee Participant or Retired Participant who is a “party in interest” as determined under ERISA Section 3(14) (each a “Participant” for purposes of this Section 5.5, may apply for a loan from his or her Account (not including any portion of the

Participant’s Non-Elective Employer Contributions Account) in the manner prescribed by the Administrator. Each loan shall be charged against the Participant’s Accounts in the order established by the Administrator.
(2)    Each loan shall be in an amount which is not less than $500. A Participant can initiate a new loan if the Participant has no more than one loan outstanding. Notwithstanding the foregoing, the maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Controlled Group) shall be an amount which does not exceed the lesser of:
(a)    $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or
(b)    50% of the value of such Participant’s vested Accounts (not including any portion of the Participant’s Non-Elective Employer Contributions Account) on the date on which such loan is made.
(3)    For each Participant for whom a loan is authorized pursuant to this Section 5.5, the Trustee shall (a) liquidate the Participant’s interest in the Investment Funds as determined by the Administrator, to the extent necessary to provide funds for the loan, (b) disburse such funds to the Participant upon the Participant’s execution of the promissory note and security agreement referred to in Subsection (4)(d) of this Section 5.5, and (c) maintain copies of the Participant’s executed promissory note and security agreement referred to in Subsection (4)(d) of this Section 5.5. The Administrator shall establish and maintain a separate recordkeeping account within the Participant’s Account (the “Loan Account”) (d) which initially shall be in the amount of the loan, (e) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (f) to which the promissory note shall be allocated and (g) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Participant shall be credited initially to the Loan Account and applied against the Participant’s promissory note, and then invested in the Investment Funds pursuant to Section 5.1(2). The Administrator shall value each Participant’s Loan Account for purposes of Section 5.4 at such times as the Administrator shall deem appropriate, but not less frequently than monthly.
(4)    Loans made pursuant to this Section 5.5, (a) shall be made available to all Participants on a reasonably equivalent basis, (b) shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants, (c) shall be secured by the Participant’s Loan Account; and (d) shall be evidenced by a promissory note and security agreement executed by the Participant. Such promissory note and security agreement shall provide for (e) the security referred to in clause (c) of this Subsection, (f) a rate of interest for the loan, consistent with the rate being charged by other lending institutions for a similar loan to an unrelated borrower on the same date, (g) repayment within a specified period of time, which shall not extend beyond five years, (h) repayment in equal payments over the term of the loan, with payments not less frequently than quarterly, and (i) for such other terms and conditions as the Administrator shall determine.
(5)    Each loan made pursuant to this Section 5.5 to a Participant who is an Employee will be repaid pursuant to authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period; provided, however, the Administrator may waive the requirement of equal payroll deductions if the payroll through which the Participant is paid cannot accommodate such deductions. The loan shall be repayable in whole or in part at any time without penalty by payment in accordance with procedures established by the Administrator.
(6)    Notwithstanding any other provision of this Plan to the contrary, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) (for Participants on a leave of absence for “qualified military service” (as defined in Section 2.4)).
ARTICLE VI - VESTING AND FORFEITURES
6.1    Participants’ Accounts Vested.
(1)    Participants will have an immediate fully vested right to the portion of their Account attributable to Pre-Tax Contributions, After-Tax Contributions, Rollover Contributions, Roth Contributions, Roth In-Plan Conversions, Safe Harbor Employer Matching Contributions and Prior Plan After-Tax Contributions.
(2)    The vested percentage of a Participant’s Account attributable to Non-Elective Employer Contributions and Pre-2016 Employer Matching Contributions shall be determined as follows:

Years of Vesting Service:	Vested Percentage is:
Less than 3	0%
3 or More	100%
(3)    The vested percentage of a Participant’s Account attributable to Prior Plan Employer Contributions shall be determined as follows:

Years of Vesting Service:	Vested Percentage is:
Less than 1	0%
1 or More	100%

(4)    Notwithstanding the vesting schedules specified above, a Participant’s right to the portion of his or her Account attributable to Pre-2016 Employer Matching Contributions, Non-Elective Employer Contributions and Prior Plan Employer Contributions shall be fully vested (a) upon death or Disability, provided such Participant is an Active Participant or Participant with Account in Suspense on the date of death or Disability, (b) upon attainment of age 65 as an Active Participant or Participant with Account in Suspense, and (c) upon a Change in Control, provided the Participant is a non-officer, active, exempt, full-time, non-store employee in grade 7 or higher who is separated from service from the Company and its direct subsidiaries, or their successors, within the 24-month period following the effective date of such Change in Control, and (d) for an

Employee of a Participating Employer or Affiliated Company immediately prior to the sale of any of the five stores that were caused to be sold by the Company or its affiliate as a result of the Decision and Order enacted by the United States Federal Trade Commission in relation to the Company’s 2018 acquisition of Express Mart convenience stores in New York, and who then accepted an offer of employment from the store’s purchaser.
(5)    If a Participant forfeits all or a portion of the balance in his or her unvested Account on account of a distribution or deemed distribution of the vested portion of his or her Account pursuant to Section 6.2, and is subsequently rehired by a Controlled Group Member, the amount forfeited shall be restored to the Participant’s Account by means of a special Employer contribution if, not later than the earlier of the end of the five-year period beginning with (i) the first date on which the Participant is subsequently rehired by a Controlled Group Member; or (ii) the date of the distribution of the vested portion of the Participant’s Account, the Participant repays to the Plan an amount equal to such distribution. Such restoration shall be made as of the date of the Participant’s repayment (or deemed repayment) described in this Subsection. Any amounts restored to a Participant’s Account pursuant to this Subsection shall be 100% vested and nonforfeitable upon such restoration.
(6)    Service with Controlled Group Members shall be recognized for purposes of computing Years of Vesting Service under the Plan provided that such service is attributable to time while the employer(s) was a Controlled Group Member. If a former Employee is subsequently reemployed by an Employer, all prior service which has been credited for vesting purposes hereunder shall be reinstated.
Participants who were employed by a company at the time such company was acquired by the Company may, with the approval of the Company or any committee to which the Company has specifically delegated sufficient authority, be entitled to additional vesting service based on employment with the acquired company, as outlined in Addendum B.
(7)    In the event of any transfer of assets and liabilities (including a consolidation or merger) from another plan to this Plan (other than a Rollover Contribution or individual Direct Plan Transfer Contributions), any person who becomes a Participant after the transfer date and who was credited with vesting service credit under the transferor plan based on the Participant’s prior employment shall receive at least the same vesting service credit determined under that transferor plan as of the date of that transfer
6.2    If a Participant’s employment is terminated with all Controlled Group Members, Non-Elective Employer Contributions, Prior Plan Employer Contributions and all other unvested amounts held in the Participant’s Account in which he or she is not vested shall be forfeited upon the earlier of (i) the distribution of the Participant’s vested Account or (ii) five years after the date when a Participant is no longer an Active Participant or a Participant with Account(s) in Suspense. All forfeitures may be a source of reducing Employer contributions to the Plan for the Plan Year, or may be used to pay reasonable administrative expenses of the Plan, as directed by the Plan Administrator.
ARTICLE VII - IN-SERVICE WITHDRAWALS
7.1    In-Service Withdrawals. Payments may be made from the Plan to an Active Participant or Participant with Account(s) in Suspense as an “In-Service Withdrawal” under the terms of this Section 7.1.
(1)    Active Participants or Participants with Account(s) in Suspense are eligible to withdraw a portion of their After-Tax Contributions Account, Rollover Contributions Account, Roth Rollover Contributions Account or vested Pre-2016 Employer Matching Contributions Account without losing such other rights as they may have in the balance of their Accounts, subject to the provisions outlined below.
(2)    Active Participants or Participants with Account(s) in Suspense who have attained age 59-1/2 are also eligible to withdraw a portion of their Pre-Tax Basic Contributions Account, Roth Basic Contributions Account, Pre-Tax Catch-Up Contributions Account, Roth Catch-Up Contributions Account, Roth In-Plan Conversion Account and Safe Harbor Matching Contributions Account without losing such other rights as they may have in the balance of their Accounts, subject to the provisions outlined below.
(3)    In-Service Withdrawals are limited to a maximum of four in a Plan Year. No In-Service Withdrawals of less than $100 will be permitted.
7.2    Account and Investment Withdrawal Order for Partial In-Service Withdrawals.
(1)    Unless elected otherwise by the Participant, the order in which funds from the Plan are withdrawn is as follows, with the type of Account taking precedence over the type of Investment.
Account:
(a)    Pre-1987 tax-paid employee contributions in the After-Tax Contributions Account;
(b)    All remaining funds in the After-Tax Account;
(c)    Rollover Contributions Account – After-Tax;
(d)    Rollover Contributions Account – Pre-Tax;
(e)    Pre 2016 Employer Matching Contributions;
(f)    Safe Harbor Employer Matching Contribution Account (to the extent permitted by the Plan and by law);

(g)    Pre-Tax Contribution Account (to the extent permitted by the Plan and by law);
(h)    Pre-Tax Catch-Up Contribution Account (to the extent permitted by the Plan and by law);
(i)    Roth Basic Contribution Account;
(j)    Roth Catch-Up Contributions Account;
(k)    Roth In-Plan Conversion Account;
(l)    Roth Rollover Contributions Account.
Investment:
(a)    Stable Value Funds;
(b)    Mutual Funds;
(c)    Marathon Petroleum Corporation Common Stock.
The Participant may elect a different order from the preceding order provided that all pre-1987 After-Tax Contributions must be distributed before any funds from the Pre-2016 Employer Matching Contributions Account, Safe Harbor Employer Matching Contributions Account, Non-Elective Employer Contributions Account, and the Rollover Contributions Account may be withdrawn.
7.3    In-Service Withdrawal of Entire Distributable Vested Plan Balance. Subject to the conditions of this Section 7.3, Active Participants or Participants with Account(s) in Suspense may request an In-Service Withdrawal of their entire distributable vested Plan balance. The amount available for withdrawal depends on the Participant’s age, disability status, vested status, and employment date as follows:
(1)    Fully Vested Participants. Fully vested Participants who have not attained age 59-1/2 may receive the value of their After-Tax Contributions Account, Rollover Contributions Account, Roth Rollover Contributions Account, Prior Plan After-Tax Contributions Account and Pre-2016 Employer Matching Contributions Account. Fully vested Participants who have attained age 59-1/2 or who are Disabled may receive the value of such Accounts plus the value of their Pre-Tax Contributions Account, Pre-Tax Catch-Up Contributions Account, Safe Harbor Employer Matching Contributions Account, Prior Plan Employer Contributions Account, Roth Basic Contributions Account, and Roth Catch-Up Contributions Account, as well as the value of their Roth In-Plan Conversion Account.
(2)    Non-Fully Vested Participants. Non-fully vested Participants who have not attained age 59-1/2 and who are not Disabled may receive the value of their After-Tax Contributions Account, Rollover Contributions Account, and any vested portion of their Pre-2016 Employer Matching Contributions Account, excluding their Roth Rollover Contributions Account.

Non-fully vested Participants who have attained age 59-1/2 or who are Disabled may also receive the value of their Pre-Tax Contributions Account, Pre-Tax Catch-Up Contributions Account, Safe Harbor Employer Matching Contributions Account, Roth Rollover Contributions Account, Roth Basic Contributions Account, Roth In-Plan Conversation Account, and Roth Catch-Up Contributions Account.
7.4    Distributions due to Military Service. A Participant shall be deemed as severed from employment for purposes of Code Section 401(k)(2)(B)(i)(I) during any period when the Participant is performing service in the uniformed service while on active duty for a period of more than 30 days, as described in Code Section 3401(h)(2)(A). However, a Participant who obtains a distribution by reason of service in the uniformed service for more than 30 days may not make any elective deferrals or employee contributions to the Plan during the six-month period beginning on the date of such distribution.
Notwithstanding anything to the contrary herein, a Participant who is a member of a reserve component (as defined in Section 101 of title 37), and who was ordered or called to active duty for a period in excess of 179 days or for an indefinite period may request, during the period beginning on the date of the order or call to duty and ending at the close of the active duty period, a distribution of all or part of his or her elective deferrals. The distribution shall be paid to the Participant as promptly as practicable after the Administrator (or its delegate) receives the Participant’s request.
7.5    Hardship Withdrawals. A Participant who has exhausted all other available withdrawal options under the terms of this Plan or any other plan sponsored by a member of the Controlled Group, may apply for a hardship withdrawal. Except to the extent otherwise provided for by the Plan Administrator, the Participant may apply for a hardship withdrawal through Fidelity’s Participant Directed/E-Certified Hardship Withdrawal service, which service will meet applicable substantiation and certification requirements. At the Plan Administrator’s discretion, the Participant may be requested to provide specific supporting documentation of their financial hardship.
For purposes of this Section 7.5, a withdrawal is made on account of hardship if made on account of an immediate and heavy financial need of the Participant where the Participant lacks other available resources, and the Participant has obtained all distributions, other than the hardship withdrawal, currently available under all plans maintained by the Company or any member of its Controlled Group. The Plan Administrator or its delegate shall direct the Plan’s trustee with respect to hardship withdrawals and those withdrawals will be based on the following rules.
The following are the only financial needs considered immediate and heavy:
(i)    Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(ii)    Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)    Payment of tuition related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or their spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));
(iv)    Payments necessary to prevent the eviction of the Participant from their principal residence or foreclosure on the mortgage on that residence;
(v)    Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); or
(vi)    Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
Subject to a maximum of four withdrawals per year, amounts available for withdrawal are from the Participant’s elective deferrals, rollovers and after-tax contributions and earnings thereon, subject to a $500 minimum per withdrawal. A withdrawal may not exceed the amount determined to be a financial hardship for one of the reasons listed above and may include amounts to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

Following a hardship withdrawal, the Participant may continue their contributions to the Plan and will continue to receive Company matching contributions as provided by the Plan.

ARTICLE VIII - WITHDRAWALS AFTER TERMINATION OF EMPLOYMENT
8.1    General. Any nonvested Employer Matching Contributions held in the Employer Matching Contributions Account, any Non-Elective Employer Contributions held in the Non-Elective Employer Contributions Account, and any Prior Plan Employer Contributions held in the Prior Plan Employer Contributions Account are forfeited on the earlier of a complete withdrawal or five years after the date when a Participant is no longer an Active Participant or a Participant with Account(s) in Suspense. Vested Participants are entitled to receive their entire vested balance in all accounts when the Participant is no longer an Active Participant or a Participant with Account(s) in Suspense.
8.2    Timing of Commencement of Benefits.
(1)    The following Participants may elect to defer the commencement of benefits until no later than the April 1 immediately following the calendar year in which such Participants attain age 70½:
(a)    Retired Participants with vested Plan Accounts in excess of $5,000;
(b)    Participants with Account(s) in Suspense; and

(c)    Non-employee Participants (other than Non-employee Participants with a vested Plan balance of $5,000 or less, Beneficiary Participants, and Spouse Beneficiary Participants with a vested Plan balance in excess of $5,000).
(2)    Spouse Beneficiary Participants with a Plan balance in excess of $5,000 may maintain an open Plan Account(s) for their lifetime, subject to the minimum distribution requirements of Code Section 401(a)(9). Spouse Beneficiary Participants with a Plan balance of $5,000 or less must commence their final settlement no later than 60 days after the close of the Plan Year during which they become Spouse Beneficiary Participants. Beneficiary Participants may maintain an open Account(s) until no later than the fifth anniversary of the date of the Participant’s death. All other Non-employee Participants (including Beneficiary Participants) with a vested Plan balance of $5,000 or less must commence their final settlement no later than 60 days from the date of becoming such Participants unless, in the case of an Alternate Payee Participants, the distribution of any part of such Plan balance is then not permitted under Code Section 401(k). The Participant or, if applicable, the Beneficiary or Beneficiaries, however, may request earlier payment of benefits, in which case payment shall commence as soon as practicable after the Participant or, if applicable, the Beneficiary or Beneficiaries has filed a written notice of such election with the Administrator.
8.3    Withdrawal Rights after Termination of Employment. The following are the distribution rights after termination of employment with all Controlled Group Members:
(1)    Retired Participants, Spouse Beneficiary Participants, or Beneficiary Participants may withdraw during any year all or any portion of the remaining balance in their Account(s), provided that no withdrawal of less than $500 may be made unless it constitutes the entire remaining balance. Such withdrawals, however, are limited to a maximum of four in a Plan Year.
(2)    Except as provided in Section 8.3(1), Non-employee Participants may only withdraw their entire Plan Account(s); provided, however, that Non-employee Participants may also make a one-time withdrawal to pay off any outstanding Plan loan(s) without triggering the requirement to make a withdrawal of their entire Plan balance.
8.4    Reinstatements.
(1)    Except as otherwise provided in this Plan, any amounts held in the Employer Matching Contributions Account, Non-Elective Employer Contributions Account and Prior Plan Employer Contributions Account forfeited by a Participant’s termination of employment prior to vesting will be used to reduce the applicable Employer’s subsequent Contributions to the Plan; provided, however, that such forfeited Contributions shall not be used to fund Contributions to the Safe Harbor Employer Matching Contributions Account. The amounts forfeited held in the Employer Matching Contributions Account, Non-Elective Employer Contributions Account and Prior Plan Employer Contributions Account, however, shall be reinstated if the Participant is rehired by an Employer, and, within five years after the date of rehire, repays an amount equal to the lesser of: (1) the Employer Matching Contributions, Non-Elective Employer Contributions and Prior Plan Employer Contributions, and earnings thereon as of the date of forfeiture, for the last 24 months in which they contributed to the Plan, or (2) the amount of the Plan distribution received upon termination of employment. The maximum an Active Participant may repay is the

Participant’s After-Tax Contributions, and, if applicable, Pre-Tax Contributions and Roth Deferral Contributions, the total of which must not exceed the amount of the previous total distribution. Reinstated contributions by an eligible rehired employee are deposited into the After-Tax Contributions Account (if attributable to pre-1987 after-tax employee contributions in the After-Tax Contributions Account, such contributions are credited to the pre-1987 subaccount). In any case, the rehired Participant shall have reinstated toward vesting the total number of months for which contributions were matched prior to the Participant’s complete distribution. The reinstatement contribution shall not be adjusted for earnings or losses during the forfeiture period.
(2)    Notwithstanding the foregoing, a Deferred Participant who is reemployed by a Controlled Group Member will have nonvested forfeited Employer Matching Contributions, Non-Elective Employer Contributions and Prior Plan Employer Contributions automatically reinstated into the Employer Matching Contributions Account, Non-Elective Employer Contributions Account or Prior Plan Employer Contributions Account, as the case may be, as of the date of reemployment provided that such reemployment date occurs within five years of the date of such Participant’s last termination of employment from a Controlled Group Member. All automatic reinstatements will be invested in accordance with the Participant’s direction. A Deferred Participant who is reemployed by an Employer or any Controlled Group Member will have reinstated toward vesting the total number of months recognized for vesting under Article VI immediately prior to such Participant’s last termination of employment from a Controlled Group Member.
8.5    Settlement Options.
(1)    Unless a Participant elects otherwise and except as provided below, distribution of his or her Account(s) will be made in a single sum payment, in either cash or in securities.
(2)    A Participant’s elective deferrals and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment, regardless of when the severance from employment occurred. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a severance from employment before such amounts may be distributed.
(3)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrator to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 8.5(3), the following definitions shall apply:
(a)    Eligible rollover distribution. Any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under Code Section 401(a)(9), (c) the portion of any distribution that is not includible in gross income (other than a distribution from a designated Roth account, as defined in Code Section 402A), and (d) any distribution which is made upon the hardship of the distributee. For purposes of this Section 8.5, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions which are not includible in gross income, including any amounts distributed from a designated Roth account (as defined in Code Section 402A). However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified trust (within the meaning of Code Section 402(c)) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(b)    Eligible retirement plan. An eligible retirement plan shall means an individual retirement account or annuity described in Code Section 408, a defined contribution plan that meets the requirements of Code Section 401(a) and accepts rollovers, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a Roth IRA described in Code Section 408A(b), or any other type of plan that is included within the definition of “eligible retirement plan” under Code Section 401(a)(31)(E). The preceding definition of “eligible retirement plan” shall apply in the case of a distribution to a spouse after a Participant’s death, or to a spouse or former spouse who is an alternate payee. However, in the case of a distributee other than the Participant, spouse or former spouse who is an alternate payee, the term “eligible retirement plan” shall mean only an individual retirement account or annuity described in Code Section 408.
(c)    Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a QDRO, are distributees with regard to the interest of the Spouse or former Spouse. A distributee also includes a non-Spouse Beneficiary who is a designated beneficiary under the Plan.
(d)    Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
(4)    Notwithstanding the foregoing Subsections of this Section 8.5, a direct rollover of a distribution from the Roth Contributions Account or the Roth In-Plan Conversion Account will only be made to another designated Roth account (as defined in Code Section 402A) under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). The provisions of Subsection (3) of this Section 8.5 that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution shall be applied by treating any amount distributed from the Participant’s Roth Contributions Account or their Roth In-Plan Conversion Account as a separate distribution from any amount distributed from the rest of the Participant’s Account, even if the amounts are distributed at the same time.

8.6    Installment Options.
(1)    Retired Participants of any age and Spouse Beneficiary Participants may elect the Installment Option. Under the Installment Option, Participants may elect annual, or semi-annual, installments to be paid in cash and/or securities. Monthly installments may also be elected, but they will be paid only in cash. After benefits commence under the Installment Option, the Participant may elect to discontinue receiving further installments at any time. A Retired Participant and a Spouse Beneficiary Participant may be permitted to take a Retired Participant withdrawal during the payout period of the Installment Option. If a Participant dies during the payout period under the Installment Option, the installment payments will cease and any further benefits with respect to the Participant’s Account(s) will be payable pursuant to the provisions of Section 8.7.
(2)    Any new installment elections or changes to current elections result in proceeds being redeemed in the order described in Section 7.2, with the type of Account taking precedence over the type of Investment. For minimum required distribution withdrawals for Retired Participants, these required withdrawals will also be distributed in the order defined by the Plan default.
(3)    Notwithstanding anything in this Plan to the contrary, a WilcoHess Participant who was receiving annuity or installment distributions under the WilcoHess Plan (that is, payments have commenced to the WilcoHess Participant) as of the Plan Merger Date shall, in accordance with the distribution provisions under the WilcoHess Plan, maintain the right to continue such annuity or installment payments in accordance with the WilcoHess Participant’s distribution election under the WilcoHess Plan; provided, however, that such WilcoHess Participants may also change such distribution election if such change is made in accordance with the terms of this Plan.
8.7    Distributions on Account of Death. Subject to Section 8.9, a Beneficiary, in the event of the Participant’s death, may receive funds from the Plan in cash and/or securities commencing pursuant to the terms of Article VIII. If payment of the Participant’s Account(s) pursuant to Article VIII of the Plan has commenced before the Participant’s death, the remaining balance of the Participant’s benefit will be distributed to the designated Beneficiary or Beneficiaries at least as rapidly as required under Code Section 401(a)(9) and the regulations thereunder.
8.8    Distributions Pursuant to a Qualified Domestic Relations Order. Alternate Payees shall be eligible to receive distribution of their Accounts at any time after the “earliest retirement age” (as defined in Code Section 414(p)(4)(B)) of the Participant from whose Account the Alternate Payee’s Account was created or, if the QDRO applicable to the Alternate Payee so provides, at any time after the date the Alternate Payee’s Account is established pursuant to Section 5.2. If a QDRO orders the Administrator to distribute all or any portion of the Account of the Alternate Payee to such Alternate Payee, the Administrator as soon as practicable shall make such distribution of such interest in the Account to such Alternate Payee. If a withdrawal of the Alternate Payee Participant’s account balance has not been made earlier, then Alternate Payee Participants will receive an automatic distribution of the account balance from the Plan no later than 180 days after the account has been established. An Alternate Payee Participant with a Plan balance of $5,000 or less may maintain an open Account until no later than 60 days after becoming an Alternate Payee Participant or as soon as administratively feasible thereafter when a distribution may be processed.
8.9    Provision Pursuant to Code Section 401(a)(9). The Plan will apply the minimum distribution requirements of Code Section 401(a)(9), as described in Addendum A.
8.10    Automatic Rollovers. The Plan balance of Participants, other than Active Participants and Participants with Account(s) in Suspense, will be distributed to such Participants in the form of a lump sum in cash without their consent if their Plan balance is less than or equal to $5,000, determined immediately after the forfeiture of any nonvested Employer Matching Contributions, Non-Elective Employer Contributions and Prior Plan Employer Contributions. Account balances attributable to rollover contributions (and earnings allocable thereto), are included in determining a participant’s eligibility to receive the small cash-out under this Section 8.10. In the event of a small cash-out under this Section 8.10 in which the Plan balance is greater than $1,000, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Code Section 401(a)(31)(B), then the Administrator will pay the distribution in a direct rollover to an individual retirement account designated by the Administrator.
ARTICLE IX - ADMINISTRATION OF THE PLAN AND TRUST
9.1    Plan Administrator. The Plan Administrator (also known as the Administrator under this Plan) shall be as defined and designated under the Primary Plan.
9.2    Duties of Plan Administrator. The duties of the Plan Administrator shall be as provided under the Primary Plan.
9.3    Delegation of Duties. Delegation of duties shall be as provided under the Primary Plan.
9.4    Investment Committee. Investment Committee matters shall be as provided under the Primary Plan.
9.5    Records; Statements of Accounts. Records, statements of accounts and related matters shall be as provided under the Primary Plan.
9.6    Costs, Expenses and Fees. Costs, expenses, and fees and related matters shall be as provided under the Primary Plan.
9.7    Uniformity. Any discretionary acts taken under this Plan by the Administrator, the Company, or the Trustee and related matters shall be as provided under the Primary Plan.
9.8    The Trust Fund. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries, and the Trust Fund shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee will, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Trust Agreement. The Trust Agreement is hereby incorporated in the

Plan by reference, and each Employer, by adopting the Plan, authorizes the Company to execute the Trust Agreement (including any amendment or Plan thereof) in its behalf with respect to the Plan.
9.9    Payment of Benefits. All payments of benefits provided for by the Plan (less any deductions provided for by the Plan) shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Administrator pursuant to the terms of the Plan, and no Employer shall otherwise be liable for any benefits payable under the Plan.
9.10    Restriction on Venue. Venue and related provisions shall be as provided in the Primary Plan.
ARTICLE X - CLAIMS PROCEDURES
10.1    Filing Claim. Any claim for benefits under the Plan shall be made in writing, identified as a claim for benefits, and filed with the Administrator. The Administrator may treat any writing or other communication received by the Administrator as a claim for benefits under these procedures, even if the writing or communication is not identified as a claim for benefits.
10.2    Notification by Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 60 days after the claim is filed, except that such period may be extended for an additional 60 days if the Administrator determines that special circumstances require such extension. In the event the claim is wholly or partially denied, the claimant shall be notified in writing that the claim has been denied. Such notice shall be written in a manner calculated to be understood by the claimant and shall (1) state the specific reasons for the denial of the claim, (2) make references to the specific provisions of this Plan and/or Trust Agreement on which the denial of the claim is based, (3) contain a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why it is necessary, and (4) contain a description of this Plan’s review procedures under Section 10.3, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
10.3    Review Procedure. Upon denial of a claim in whole or in part, a claimant (or the claimant’s authorized representative) shall have the right to submit a written request to the Administrator, for a full and fair review of the denied claim, and shall have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing. The review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. A request for review of a claim must be submitted within 65 days of receipt by the claimant of written notice of the denial of the claim. If the claimant fails to file a request for review within 65 days of the denial notification, the claim will be deemed permanently waived and abandoned, and the claimant will be precluded from reasserting it. If the claimant does file a request for review, the claimant’s request shall include a description of the issues and evidence the claimant deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim. A decision shall be rendered no more than 60 days after the

Administrator’s receipt of the request for review, except that such period may be extended for an additional 60 days if the Administrator determines that special circumstances (such as for a hearing) require such extension. If an extension of time is required, written notice of the expected decision date and the reasons for the extension shall be furnished to the claimant before the end of the initial 60-day period. In the event of an adverse benefit determination on review, the notice of the determination (1) shall be written in a manner calculated to be understood by the claimant, (2) shall state the specific reasons for the decision, (3) shall make reference to the specific provisions of this Plan and/or Trust Agreement on which the determination was based, (4) shall contain a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and (5) shall contain a statement of the claimant’s right to bring an action under ERISA Section 502(a). To the extent of its responsibility to review the denial of benefit claims, the Administrator shall have full authority to interpret and apply in its sole discretion the provisions of the Plan. The decision of the Administrator on appeal shall be final and binding upon any and all claimants, including, but not limited to, Participants and Beneficiaries, and any other individuals making a claim through or under them.
10.4    Timing of Legal Action. Claimants must follow the claims procedures described by this Article X before taking action in any other forum regarding a claim for benefits under the Plan. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits under these claim procedures. The one-year statute of limitations on suits for benefits shall apply in any forum where a claimant initiates such suite or legal action. If a civil action is not filed within this period, the claimant’s benefit claim will be deemed permanently waived and abandoned, and the claimant will be precluded from reasserting it.
10.5    Delegation by Administrator. The Administrator in its sole discretion may from time to time delegate such of its power and authority under the provisions of this Article X to such person(s) as it deems appropriate for the orderly administration and determination of claims. Such delegation may include, without limitation, the Administrator’s power and authority to decide a claim or to review and decide an appealed claim. Upon any such delegation, the delegatee(s) shall have, to the extent of the delegation, the full power, authority and discretion of the Administrator with respect to the affected claim(s).
ARTICLE XI - FIDUCIARY RESPONSIBILITY
Fiduciary responsibility and related matters shall be as provided under the Primary Plan.
ARTICLE XII - CODE SECTION 415 AND 416 PROVISIONS
12.1    Provision Pursuant to Code Section 415(c).
(1)    Notwithstanding any other provision of this Plan (except to the extent permitted under Section 3.3 and Code Section 414(v)), the maximum annual addition (as defined in Subsection (2) of this Section 12.1) to a Participant’s Account (and to any account for the Participant under the Plan or any other defined contribution plan, whether or not terminated, maintained by any Controlled Group Member) shall in no event exceed the lesser of (a) 100%

of the participant’s compensation (as defined in Subsection (4) of this Section 12.1), or (b) $57,000 (as such amount may be adjusted by the Secretary of the Treasury pursuant to Code Section 415(d)), except that this compensation limitation shall not apply to: (i) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after severance from employment which is otherwise treated as an annual addition, or (ii) any amount otherwise treated as an annual addition under Code Section 415(l)(1).
(2)    For the purpose of this Section 12.1, the term “annual addition” means the sum for any Plan Year (which shall be the limitation year) of:
(a)    All contributions (excluding Catch-Up Contributions and Rollover Contributions) made by the Controlled Group which are allocated to the Participant’s account pursuant to a defined contribution plan maintained by a Controlled Group Member;
(b)    The amount of employee contributions made by the Participant (excluding Catch-Up Contributions and Rollover Contributions);
(c)    All forfeitures allocated to the Participant’s account pursuant to a defined contribution plan maintained by a Controlled Group Member; and
(d)    Amounts described in Code Sections 415(l)(1) and 419A(d)(2).
(3)    For purposes of this Section 12.1, the definition of “Controlled Group” set forth in Subsection 1.1(17) shall be modified as provided by Section 415(h).
(4)    For purposes of the limitation in Section 12.1(1), a Participant’s compensation shall include the Participant’s wages, salaries, fees for professional service, and other amounts received for personal services actually rendered in the course of employment with any Controlled Group Member (including, but not limited to, geographic pay differentials, comp time, location premiums, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and elective deferrals under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), and 457(b). A Participant’s compensation shall also include amounts described in Code Section 104(a)(3), 105(a), or 105(h), but only to the extent includable in the Participant’s gross income; nondeductible reimbursed moving expenses; amounts includible in the Participant’s gross income upon grant of a nonstatutory stock option, or an election under Code Section 83(b); and amounts includible in the Participant’s gross income as constructively received under the rules of Code Section 409A or 457(f)(1)(A). However, a Participant’s compensation shall exclude such items as Employer contributions to a plan of deferred compensation, income realized from the exercise of a non-qualified stock option, income realized from the disposition of stock acquired under an incentive stock option, and reimbursed deductible moving expenses. Compensation, for the purposes of the foregoing limitation, shall also include: amounts paid or made available after a Participant’s severance from service, required to be included under Treasury Regulations Sections 1.415(c)-2(e)(3)(i) and 1.415(c)-2(e)(3)(ii); and payments of back pay within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8). This definition of compensation is intended to comply with Treasury Regulations Section 1.415(c)-2. The term “compensation” shall also include any differential wage payments (within the meaning of Code Section 3401(h)(2)) made to a participant by the Controlled Group.
12.2    Provision Pursuant to Code Section 416.
(1)    Definitions. For the purposes of this Section, the following terms, when used with initial capital letters shall have the following respective meanings:
(a)    Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.
(b)    Compensation: Compensation as defined in Section 12.1(4).
(c)    Defined Benefit Plan: A qualified plan which is not a defined contribution plan.
(d)    Defined Contribution Plan: A qualified plan which provides for an individual account for each participant, and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to the participant’s account.
(e)    Determination Date: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of a Plan, the Determination Date shall be the last day of such first Plan Year.
(f)    Former Key Employee: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include the Participant’s Beneficiary in the event of the Participant’s death.
(g)    Key Employee: An Employee or former Employee who at any time during the Plan Year is (i) an officer of an Employer (as the term “officer” is limited in Code Section 416(i)(1)(A)) having an annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), (ii) a 5% owner (as such term is defined in Code Section 416(i)(1)(B)(i)) of an Employer, or (iii) a 1% owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) of an Employer having an annual Compensation of more than $150,000. For purposes of this paragraph (g), the term “Compensation” has the meaning given such term by Code Section 415(c)(3). The term “Key Employee” shall also include such Employee’s Beneficiary in the event of the Participant’s death. The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.
(h)    Non-Key Employee: An Employee or former Employee who is not a Key Employee. Such term shall also include the Participant’s Beneficiary in the event of the Participant’s death.

(i)    Permissive Aggregation Group: The group of qualified plans of the Employer consisting of:
(i)    The plans in the Required Aggregation Group; plus
(ii)    One or more plans designated from time to time by the Administrator that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered with the Required Aggregation Group.
(j)    Required Aggregation Group: The group of qualified plans of the Employer consisting of,
(i)    Each plan in which a Key Employee participates; plus
(ii)    Each plan which enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.
(k)    Top-Heavy Account Balance: A Participant’s (including a Participant who has received a total distribution from this Plan) or a Beneficiary’s aggregate balance standing to his or her Account as of the Valuation Date coinciding with or immediately preceding the Determination Date; provided, however, that such balance shall include the aggregate distributions made to such Participant or Beneficiary during the 1-year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group) unless such aggregate distributions were made for a reason other than severance from employment, death, or disability in which case the preceding provisions of this paragraph (k) shall be applied by substituting a 5-year period for the 1-year period and; provided, further, that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, such Account (and/or the Account of the Participant’s Beneficiary) shall not be taken into account.
(l)    Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than 60% of the aggregate present value of accrued benefits for all employees in such plans.
(m)    Top-Heavy Plan: See Section 12.2(2).
(2)    Determination of Top-Heavy Status.
(a)    Except as provided by paragraph (b) of this Subsection, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:
(i)    The aggregate of Top-Heavy Account Balances for Key Employees is more than 60% of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

(ii)    If the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.
(b)    If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under paragraph (a) of this Subsection.
(3)    Top-Heavy Plan Requirements. Notwithstanding any other provisions of this Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:
(a)    The minimum contribution requirement as set forth in Subsection (4).
(b)    The adjustment to maximum benefits and allocations as set forth in Subsection (5).
(4)    Minimum Contribution Requirement.
(a)    Each Non-Key Employee who is eligible to share in any Employer Matching Contribution for such Plan Year shall be entitled to receive an allocation of such Contribution which is at least equal to 3% of the Participant’s Compensation for such Plan Year.
(b)    The 3% minimum contribution requirement under paragraph (a) above shall be increased to 4% in the circumstances set forth in paragraph (a) of Subsection (5) of this Section.
(c)    The percentage minimum contribution requirement set forth in paragraphs (a) and (b) above with respect to a Plan Year shall not exceed the percentage at which Employer Matching Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year. The determination referred to in the immediately preceding sentence shall be determined for each Key Employee by dividing the Employer Matching Contribution allocated to such Key Employee in that Plan Year by such Key Employee’s Compensation for such Plan Year. For purposes of the percentage minimum contribution requirement set forth in paragraphs (a) and (b) above, Employer Matching Contributions shall include all Employer Matching Contributions and those Deferred Salary Contributions and/or Roth Contributions made for Key Employees; provided, however, that Employer Matching Contributions that are taken into account in satisfying the percentage minimum contribution requirement set forth in paragraphs (a) and (b) above shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).
(d)    The percentage minimum contribution requirement set forth in paragraphs (a) and (b) of this Subsection may also be reduced in accordance with paragraph (b) of Subsection (6) of this Section.

(e)    For the purpose of paragraph (c) of this Subsection, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.
(5)    Adjustment to Maximum Benefits and Allocations. If the Plan is a Top-Heavy Plan for any Plan Year, and if the Employer maintains a Defined Benefit Plan which could or does provide benefits to Participants in this Plan, then Subsection (4)(b) shall apply so that the percentage minimum contribution requirement in Subsection(4)(b) is 4%.
(6)    Coordination with Other Plans.
(a)    In applying this Section 12.2, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.
(b)    If a Non-Key Employee participates in this Plan and a Defined Benefit Plan that is part of the Required or Permissive Aggregation Group that is determined to be a Top-Heavy Plan, the defined benefit and defined contribution minimums of Code Section 416(c) will be satisfied by providing each such Employee with the defined benefit minimum benefit provided in such Defined Benefit Plan (and the minimum contributions required for a Non-Key Employee in this Plan under Subsection (4) will be eliminated); provided, that if the other Defined Benefit Plan is the Speedway Retirement Plan, the minimum benefit under Section A of Article V of Addendum A to the Speedway Retirement Plan (or the successor provision to same) shall be provided to such Employees (and the minimum contributions required for a Non-Key Employee in this Plan under Subsection (4) will be eliminated)
(7)    Construction: The term “present value of accrued benefits” as used in this Section 12.2 shall in all appropriate cases include account balances of affected Employees.
(8)    Accrued Benefit: Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an Employee other than a key employee (within the meaning of Code Section 416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Controlled Group, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).
ARTICLE XIII - MISCELLANEOUS
13.1    Prohibition on Assignment of Interest. Except as provided in a QDRO, and to the extent permitted by law and except as otherwise provided in this Plan, no interest, right or claim of any kind of a Participant or Beneficiary hereunder shall be assignable or transferable by the Participant or Beneficiary, nor shall any such right or interest be subject to sale, mortgage, pledge, hypothecation, commutation, alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. The Administrator shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with Code Section 414(p). Notwithstanding any other provision of this Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant’s benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant’s spouse (if any) are satisfied.
13.2    Facility of Payment. In the event the Administrator finds that any Participant or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his or her affairs because of physical, mental or legal incompetence, the Administrator, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Administrator to be maintaining or responsible for the maintenance of such Participant or Beneficiary; and any such payment shall be deemed a payment for the account of such Participant or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.
13.3    No Enlargement of Employment Rights. A Participant by accepting benefits under the Plan does not thereby agree to continue for any period in the employ of his or her Employer, and the Employers by adopting the Plan, making contributions or taking any action with respect to the Plan do not obligate themselves to continue the employment of any Participant for any period.
13.4    Merger or Transfer of Assets. The Company reserves the right to merge or consolidate the Plan with, and to transfer assets and liabilities of the Plan to, any other plan, without the consent of any other Employer or other person, if such transfer is effectuated in accordance with applicable law and if such other plan meets the requirements of Code Sections 401(a) and 501(a), permits the receipt of such transfer and, with respect to the liabilities to be transferred, satisfies the requirements of Code Section 411(d)(6). Without limiting the generality of the foregoing, there shall not be any merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other plan, unless each Participant in the transferee plan would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
13.5    Severability Provision. If any provision of this Plan or the application thereof to any circumstance or person is invalid, the remainder of this Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
13.6    Military Service. Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service, as defined in Section 2.4, will be provided in accordance with Code Section 414(u).
If a Participant dies on or after January 1, 2007 while performing qualified military service (as defined in Section 2.4), that Participant will be deemed to have resumed employment with the Employer in accordance with the individual’s reemployment rights under USERRA on the day preceding death and will be deemed to have terminated employment on the actual date of death.

13.7    Electronic Media. Notwithstanding any provision of this Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Administrator may establish procedures for the use of electronic media in communications and transactions between this Plan or the Administrator and Participants and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and telephonic response systems.
13.8    Limitations on Investments and Transactions/Conversions. Notwithstanding any provision of this Plan to the contrary:
(1)    The Administrator, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to change or suspend contributions, and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeeper and/or Plan merger or spinoff.
(2)    The Administrator, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Participant to change investment elections or reallocate Account balances in the event of any conversion, change in recordkeeper, change in investment funds and/or Plan merger or spinoff.
(3)    In the event of a change in investment funds and/or a Plan merger or spinoff, the Administrator, in its sole and absolute discretion, may decide to map investments from a Participant’s prior investment fund elections to the then available investment funds under the Plan. In the event that investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the investment funds (in accordance with the terms of the Plan and any relevant rules and procedures adopted for this purpose) after the suspension period described in Subsection (2) of this Section 13.8 (if any) is lifted.
(4)    Notwithstanding any provision of the Plan to the contrary, the investment funds shall be subject to, and governed by, all applicable legal rules and restrictions and the rules specified by the Investment Fund providers in the fund prospectus(es) or other governing documents thereof (to the extent such rules and procedures are imposed and enforced by the investment fund provider against the Plan or a particular Participant). Such rules, procedures and restrictions may limit the ability of a Participant to make transfers into or out of a particular Investment Fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, Trustee, recordkeeper, Administrator, Investment Committee or Investment Fund provider (or their delegate, as applicable) may decline to implement any investment election or instruction where it deems appropriate.
13.9    Subrogation and Reimbursement. Errors, omissions or mistakes in the administration and operation of the Plan do not entitle a Participant to receive more than the Participant’s correct benefit, and a Participant who receives an overpayment must repay the overpayment, if requested do so by the Administrator. The Employer and Administrator reserve the right to correct any mistake in any reasonable manner, including but not limited to, adjusting the amount of future benefit payments, repaying to the Plan any overpayment or making catch-up payments to a Participant of an underpayment.
ARTICLE XIV - OTHER EMPLOYERS
14.1    Adoption by Other Employers. Any corporation or other entity other than the Company may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption and filing a copy thereof with the Company. Such adoption may be subject to such terms and conditions as the Company requires or approves.
14.2    Contribution of Employers. The contribution of the Employers under the Plan may be paid by the Company on behalf of itself and other Employers. Each Employer shall pay for that portion of the contribution of the Employers under the Plan for each year that is allocated to Employees or former Employees of such Employer, but if such costs as so allocated would (in the opinion of the Company) not be fully and currently deductible for any Plan Year, the allocation among the Employers of the costs of the Plan, including the contribution of the Employers, may be made in such manner as is agreed to by the Employers and as will permit to the extent possible the deduction (for purposes of federal taxes on income) by each such Employer of its payments toward such costs.
14.3    Withdrawal of Employer. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan. Amendments to the Plan, however, may be made only by the Company. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company and the Trustee.
ARTICLE XV - AMENDMENT OR TERMINATION
The Primary Plan’s provisions regarding the amendment, modification and termination of the Plan apply. In the event of termination of the Plan in whole or in part, or upon the complete discontinuance of contributions, Accounts of affected Participants in the Trust Fund shall be settled and distributed under the provisions of Article VIII, or, at the direction of the Company, as if each Participant of the Plan had then terminated employment with the Controlled Group. Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Participants to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Participants’ Accounts shall be nonforfeitable.

ADDENDUM A: MINIMUM DISTRIBUTION REQUIREMENTS
(1)    Definitions. For the purposes of this Addendum A, the following terms, when used with initial capital letters, shall have the following respective meanings:
(a)    Designated Beneficiary: The person who is designated as the Beneficiary, as defined in Section 1.1(9) and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4, Q&A-1.
(b)    Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b) of Subsection (3) below. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
(c)    Life Expectancy: Life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.
(d)    Participant’s Account Balance: The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the “Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.
(e)    Required Beginning Date: The applicable date specified in Subsection (3) below.
(2)    General Rules. Notwithstanding any provision of the Plan to the contrary, at the times provided in this Section, distributions under the Plan shall be made in accordance with the minimum distribution requirements of this Section and the Treasury Regulations issued under Code Section 401(a)(9); provided, however, that distributions may be made more rapidly than required by this Section and such Treasury Regulations to the extent permitted under any other applicable provisions of the Plan.
(3)    Time of Distribution.

(a)    The Participant’s entire vested interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. Except as described in paragraph (b) below, the Required Beginning Date of a Participant who is a 5% owner (as defined in Code Section 416) shall be the April 1 of the calendar year following the calendar year the Participant attains age 70½ and the Required Beginning Date of any other Participant shall be the April 1 of the calendar year following the later of (i) the calendar year the Participant terminates employment with the Controlled Group or (ii) the calendar year the Participant attains age 70½.
(b)    If the Participant dies before distributions begin, the Participant’s entire vested interest will be distributed, or begin to be distributed, no later than as follows:
(i)    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, unless the election described in paragraph (d) below is made, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(ii)    If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then, unless the election described in paragraph (d) below is made, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(iii)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire vested interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(iv)    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant, but before distributions to the surviving Spouse begin, this paragraph (b), other than subparagraph (i) above, will apply as if the surviving Spouse were the Participant.
(c)    For purposes of this Section, unless subparagraph (iv) of paragraph (b) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (iv) of paragraph (b) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (i) of paragraph (b) above.
(d)    Notwithstanding the foregoing, if a Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the Required Beginning Date specified above if the Participant or the Beneficiary elects, on an individual basis, that the Participant’s entire vested interest will be distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death; provided, however, that if the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant, but before distributions to either the Participant of the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant. The election provided in this paragraph (d) must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death.
(4)    Required Minimum Distributions During Participant’s Lifetime.
(a)    During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(i)    the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
(ii)    if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
(b)    Required minimum distributions will be determined under this Subsection (4) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
(5)    Required Minimum Distributions After Participant’s Death.
(a)    Death on or after date distributions begin:
(i)    If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(A)    The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)    If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life

Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
(C)    If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(ii)    If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(b)    Death before date distributions begin:
(i)    If the Participant dies before the date distributions begin and there is a Designated Beneficiary, then, unless the election described in paragraph (d) of Subsection (3) above is made, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph (a) above.
(ii)    If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire vested interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph (i) of Subsection (3)(b) above, this paragraph (b) will apply as if the surviving Spouse were the Participant.

ADDENDUM B: Service for Prior Employers

Prior Employer	Service Crediting Rules	First Date of Participation	Notes
Andeavor
For Vesting Service purposes, an Andeavor-Acquired Employee whose approved transfer date to an Employer occurred on or before December 31, 2018, their actual Andeavor accredited service as of 11:59 PM on December 31, 2018, will have the greater of the following recognized as Vesting Service: 1.) Actual Andeavor accredited service on an elapsed time basis as of 11:59 PM on December 31, 2018, with fractional years rounded up to the next whole year or 2.) Actual Vesting Service under the Andeavor 401(k) Plan or Andeavor Retail 401(k) Plan as of 11:59 PM on December 31, 2018, if applicable.
No benefit accruals will be credited with respect to prior Andeavor service.
		01/01/2019	1
Express Mart
For Vesting Service purposes, if employed by Express Mart immediately prior to transferring to an Employer, their Express Mart service will be recognized for Vesting Service purposes on an elapsed time basis, rounded upward to the next full year, if presented fractionally.
Effective as of November 5, 2018, if employed by Express Mart immediately prior to transferring to an Employer, their Express Mart service date will be used toward satisfying the 1,000-hour rule for 2018 eligibility of non-elective contributions, if not otherwise satisfied using actual hours worked from the Speedway acquisition date. (Age 21 and employed at 12/31 apply)
		11/05/18 – 02/01/19 (multiple acquisition dates)	2
Hess Corporation, WilcoHess LLC, and Hess Retail Operations LLC	Service shall be recognized for vesting and eligibility purposes for the Speedway Component only	01/01/16
NOCO	For Vesting Service purposes, if employed by NOCO immediately prior to transferring to an Employer, their NOCO service will be recognized for Vesting Service purposes on an elapsed time basis, rounded upward to the next full year, if presented fractionally. Effective as of July 9, 2019, if employed by NOCO immediately prior to transferring to an Employer, only their Speedway service will be used toward satisfying the 1,000-hour rule for 2019 eligibility of non-elective contributions. (Age 21 and employed at 12/31 apply and only earnings from the Speedway acquisition date will be eligible.)	07/09/19 – 07/25/19, or the later of the last employee transaction (multiple acquisition dates)	3
If service is recognized for vesting, it also is recognized for eligibility to participate.
Note 1: For any new hire (non-transferee) or re-hire to an Employer after October 1, 2018, who satisfies the eligibility requirements of Article II and who has previous accredited service with Andeavor or an employer within the Controlled Group to which Andeavor belonged, their actual Andeavor accredited service from October 1, 2018 rounded up to the next whole year will be recognized for Vesting Service purposes. Actual Andeavor accredited service prior to October 1, 2018, will be recognized for purposes. No benefit accruals will be credited with respect to prior Andeavor service.
Note 2: For any new hire (non-transferee) or re-hire to an Employer who satisfies the eligibility requirements of Article II and who has previous accredited service with Express Mart, their actual Express Mart accredited service will not be recognized for any purposes under the terms of the Plan.

Note 3: For any new hire (non-transferee) or re-hire to an Employer who satisfies the eligibility requirements of Article II and who has previous accredited service with NOCO, their actual NOCO accredited service will not be recognized for any purposes under the terms of the Plan.

ADDENDUM C: Provisions Specific to Andeavor Retail Employees
The following provisions apply to Participants who are Andeavor Retail Employees.
Notwithstanding any other provision in the Plan to the contrary:
1.    A Participant’s nonvested amounts attributable to the Andeavor Retail 401(k) Plan held under the Plan as of the 2019 Plan Merger Date, if any, shall continue to be subject to the following vesting schedules, which are the same vesting schedules that applied under the Andeavor Retail 401(k) Plan immediately prior to the 2019 Plan Merger Date.
Except to the extent provided below, the percentage of the Participant’s Annual Nonelective Employer Contribution Account, to which he or she is entitled shall be determined in accordance with the following schedule:

Completed Years of Service	Percentage Vested
Less than 1 year	0%
1 year or more	100%
Notwithstanding the foregoing schedule, a Participant whose employment is involuntarily terminated as a result of a layoff shall be 100% vested in his Account. The determination of whether the Participant’s employment has been “involuntarily terminated as a result of a layoff’ shall be made by the Company, in its sole and absolute discretion.
Further, notwithstanding the foregoing, a Participant whose Company Matching Contribution Account includes a Northern Tier Energy Matching SubAccount for matching contributions made under the Northern Tier Energy Retirement Savings Plan prior to January 1, 2017; a Giant Industries Matching SubAccount I for discretionary employer matching contributions made under the Giant Industries, Inc. & Affiliated Companies 401(k) Plan between January 1, 2004 and January 1, 2008; or a Northern Tier Energy Retail Savings Matching SubAccount for fixed profit sharing contributions made under the Northern Tier Retail Savings Plan, which assets transferred to the Northern Tier Energy Retirement Savings Plan, effective January 1, 2015; shall be entitled to such Northern Tier Energy Matching SubAccount, such Giant Industries Matching SubAccount I, and such Northern Tier Energy Retail Savings Matching SubAccount as determined in accordance with the following schedule:

Completed Years of Service	Percentage Vested
Less than 1 year	0%
1 year or more	100%
Further, notwithstanding the foregoing, a Participant whose Company Matching Contribution Account includes a Western Refining Matching SubAccount for matching employer contributions made under the Western Refining & Affiliated Companies 40l(k) Plan prior to January 1, 2002 shall be entitled to such Western Refining Matching SubAccount as determined in accordance with the following schedule:

Completed Years of Service	Percentage Vested
Less than 3 years	0%
3 years but less than 4 years	20%
4 years but less than 5 years	40%
5 years but less than 6 years	60%

6 years but less than 7	80%
7 years or more	100%
Finally, notwithstanding the foregoing, a Participant whose Nonelective Contribution Account includes a Western Refining Nonelective Contribution SubAccount for discretionary profit sharing nonelective contributions made under the Western Refining & Affiliated Companies 401(k) Plan on behalf of employees who were hired prior to January 1, 2017 and a Participant whose Company Matching Contribution Account includes a Giant Industries Matching SubAccount II for discretionary employer matching contributions made under the Giant Industries, Inc. & Affiliated Companies 401(k) Plan on behalf of employees who were hired prior to January 1, 2004 are immediately vested in such Western Refining Nonelective Contribution SubAccount and such Giant Industries Matching SubAccount II.
2.    A Participant shall 100% vest in his or her unvested accounts attributable to the Andeavor Retail 401(k) Plan in the event of Disability while still employed by a member of the Controlled Group. This provision shall also apply to a Participant who becomes disabled while performing Qualified Military Service, as if such individual had resumed employment on the day immediately preceding his or her Disability. “Disability” (and “disabled”) for these purposes means a physical or mental condition that renders the Participant incapable of performing the work for which he or she was employed or similar work, as evidenced by eligibility for and receipt of Social Security disability benefits or, if applicable, disability benefits under the Company’s long-term disability plan with respect to which the Participant is eligible to participate. “Qualified Military Service” for these purposes means service in the uniformed services (as defined in Chapter 42 of Title 38 of the United States Code) by the Participant if such individual has reemployment rights under such Chapter with respect to such service.
3.    Subject to the other provisions of this Addendum C, a Participant’s nonvested amounts held under the Plan as of the 2019 Plan Merger Date, if any, shall be subject to the forfeiture and reinstatement rules under this Plan, which are the same as, or more favorable to members than that of, the Andeavor Retail 401(k) Plan.
4.    To the extent not otherwise provided for under the Plan’s withdrawal rules for like contribution types, and subject to such procedures as the Plan Administrator may from time to time adopt, a Participant may make the following withdrawals from that portion of his or her Plan account consisting of the following contribution types as defined under the Andeavor Retail 401(k) Plan as then in effect on the 2019 Plan Merger Date:
A.    Rollover Contributions. A Participant may withdraw all or any part of the value of his or her Rollover Contribution Account and, upon exhaustion of all amounts in such individual’s Rollover Contribution Account, any part of the value of his or her Qualified Roth Transfer Account that is attributable to Rollover Contributions at any time by submitting a request in such manner as prescribed by the Plan Administrator.
5.    The accounts specified in paragraphs 1, 2 and 4 above shall have the same meanings and shall include the same amounts as defined under the Andeavor Retail 401(k) Plan as then in effect on the 2019 Plan Merger Date, as adjusted for earnings and losses after such date.
6.    “Years of Service” for purposes of a Participant’s vesting in his or her accounts under paragraph 1 above shall be determined as defined under the Andeavor Retail 401(k) Plan as then in effect on the 2019 Plan Merger Date. Additionally, for purposes of determining the Years of

Vesting Service, each Participant shall be credited with no less than the same vesting service (and vested interest) such Participant was credited with under the Andeavor Retail 401(k) Plan immediately prior to the 2019 Plan Merger Date as provided in Addendum B.
7.    Through June 30, 2019, the form of distribution rules under the Andeavor Retail 401(k) Plan that were in effect on the 2019 Plan Merger Date shall continue to apply to a Participant’s vested amounts under the Andeavor Retail 401(k) Plan as determined on the 2019 Plan Merger Date, and with such amounts adjusted for earnings and losses; beginning July 1, 2019, the Plan’s form of distribution rules shall apply to such individuals and such amounts.